SCHEDULE 14A
(RULE
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF
1934

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
TELEDYNE TECHNOLOGIES INCORPORATED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)

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Teledyne Technologies Incorporated 1049 Camino Dos Rios Thousand Oaks, CA 91360

March 14, 2025

Dear Stockholder:

We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders of Teledyne Technologies Incorporated (the “Company”) to be held virtually on Wednesday, April 23, 2025 at 9:15 a.m. Pacific Time. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting: https://meetnow.global/MWVQNXS on the meeting date and at the time described in the accompanying Proxy Statement. There is no physical location for the Annual Meeting.

This booklet includes the Notice of Meeting as well as the Company’s Proxy Statement.

We know that you may be unable to attend the virtual Annual Meeting. The proxies that we solicit give you the opportunity to vote on all matters that are scheduled to come before the Annual Meeting. Whether or not you plan to attend, you can be sure that your shares are represented by promptly voting and submitting your proxy by phone or by Internet as described in the following materials, or if you request that proxy materials be mailed to you, by completing, signing, dating, and returning your proxy card enclosed with those materials in the postage-paid envelope provided to you.

Thank you for your investment in our Company. We look forward to your attendance virtually at the 2025 Annual Meeting.

Sincerely,

Robert Mehrabian

Executive Chairman

Teledyne Technologies Incorporated

Notice of Annual Meeting of Stockholders

Meeting Date: April 23, 2025 Time: 9:15 a.m. Pacific Time	Meeting Access: Virtual Stockholder Meeting	Record Date: March 3, 2025

Agenda

Stockholders will be asked to vote upon the following proposals at the Annual Meeting:

1)	To elect each of the three Class II director nominees identified in the accompanying Proxy Statement for a two-year term, or until the successor to such director nominee is elected and duly qualified;

2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2025;

3)	To vote, on a non-binding, advisory basis, to approve the Company’s 2024 executive compensation;

4)	To vote on a proposal to approve amendments to the Company’s Restated Certificate of Incorporation to adopt majority voting provisions;

5)	To vote on a stockholder proposal to support shareholder ability to call for a special shareholder meeting; and

6)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The 2025 Proxy Statement and the 2024 Annual Report to Stockholders are available at www.envisionreports.com/tdy

To access the virtual Annual Meeting, go to https://meetnow.global/MWVQNXS before the scheduled start time. Online access to the meeting will begin at 9:00 a.m. Pacific Time. Teledyne’s proxy materials are currently available at www.envisionreports.com/tdy.

Attending the Virtual Annual Meeting as a Stockholder of Record

If you were a holder of record of common stock of Teledyne at the close of business on March 3, 2025 (the “Record Date”) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the meeting by accessing https://meetnow.global/MWVQNXS and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received.

Registering to Attend the Virtual Annual Meeting as a Beneficial Owner

If you were a beneficial holder of record of common stock of Teledyne as of the Record Date (i.e., you hold your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to virtually attend the Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of Teledyne common stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker, or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern, on April 18, 2025. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to https://meetnow.global/MWVQNXS and enter your control number.

Asking Questions

If you are attending the meeting as a stockholder of record or registered beneficial owner, questions can be submitted by accessing the meeting center at https://meetnow.global/MWVQNXS, entering your control number, and clicking on the message icon in the upper right hand corner of the page. Questions will be answered after the meeting by following up directly with the stockholder of record or the registered beneficial owner. Please include your email address with your question so that we may follow up with you.

Voting Shares

If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by clicking on the “Vote” tab on the Meeting Center site. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

Attending the Annual Meeting as a Guest

If you would like to enter the meeting as a guest in listen-only mode, click on the “Guest” tab after entering the meeting center at https://meetnow.global/MWVQNXS and enter the information requested on the following screen.

Guests are allowed to access the meeting but will not be able to ask questions, present proposals or vote. Only Registered Stockholders and Beneficial Stockholders that have already submitted a Legal Proxy to Computershare and have obtained a Control Number (or their authorized representatives) may vote, present proposals and ask questions during the meeting. Please see the questions and answers section of the accompanying Proxy Statement for more information about attending the Annual Meeting. For information about the Company, please visit our website at www.teledyne.com.

By Order of the Board of Directors,

Melanie S. Cibik

Executive Vice President, General Counsel, Chief Compliance Officer

and Secretary

March 14, 2025

Your vote is important:

Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible by one of the methods described in the proxy materials for the Annual Meeting to ensure that your shares are represented and voted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 23, 2025. The Notice of Annual Meeting, Proxy Statement and 2024 Annual Report are available at: www.envisionreports.com/tdy.

Proxy Statement

DEFINED TERMS In this Proxy Statement, Teledyne Technologies Incorporated is sometimes referred to as the “Company” or “Teledyne”.

 TELEDYNE TECHNOLOGIES INCORPORATED  | 2025 Proxy Statement

Notice of Internet Availability

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our Proxy Statement and Company’s Annual Report on Form 10-K for the year ended December 29, 2024 (the “2024 Annual Report”) to certain of our stockholders over the Internet, which allows us to reduce costs associated with the Annual Meeting and helps to reduce the environmental impact and costs of printing and distributing paper copies of proxy materials. On or about March 14, 2025, the Company will mail to each stockholder (other than those stockholders who previously had requested paper delivery of proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this Proxy Statement and the Company’s 2024 Annual Report online (the “eProxy Notice”). The eProxy Notice also contains instructions on how to request a paper copy of the Proxy Statement and 2024 Annual Report. Stockholders who have previously requested paper delivery of proxy materials will receive printed copies of the Proxy Statement and the 2024 Annual Report, which will be mailed to such stockholders on or about March 14, 2025.

Cautionary Statements

Disclosures in this Proxy Statement may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this Proxy Statement include the matters discussed regarding the expectation of performance under compensation plans, and anticipated financial and operational performance of the Company. The forward-looking statements contained in this Proxy Statement involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account information currently known to the Company. Although the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and are beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth in Item 1A, “Risk Factors” in the 2024 Annual Report, and in the other documents the Company files from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Incorporation by Reference

Neither the Personnel and Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses and references to our corporate social responsibility (“CSR”) reports. These website addresses are intended to provide inactive, textual references only. The information on these websites and in our CSR reports is not part of this Proxy Statement.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	1

2025 Proxy Statement Summary

This summary highlights information about the Company and the upcoming Annual Meeting. As it is only a summary, please review the complete Proxy Statement and the Company’s 2024 Annual Report before you vote. References to “Teledyne,” “the Company,” “we,” “us” or “our” refer to Teledyne Technologies Incorporated.

2025 Annual Meeting of Stockholders

Time and Date:	9:15 a.m. Pacific Time, April 23, 2025

Virtual Meeting Link:	https://meetnow.global/MWVQNXS

Record Date and Voting:

Stockholders as of the Record Date, March 3, 2025, are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

How to Cast Your Vote

Your vote is important. Please carefully review the proxy materials and vote using one of the following advance voting methods. The deadline for voting by telephone is 11:59 p.m. Eastern Time on April 22, 2025. If you vote by mail, your proxy card must be received before the Annual Meeting. If you hold shares in the Teledyne Technologies Incorporated 401(k) Plan, your voting instructions must be received by 11:59 p.m. Eastern Time on April 18, 2025.

Registered Stockholders

If you hold shares through our transfer agent, Computershare, please use one of the following options:

Visit www.envisionreports.com/tdy	Call 1-800-652-VOTE (8683) or the number on your proxy card	Sign, date and return your proxy card by mail

Beneficial Owners

If you hold shares through your bank or brokerage account, please vote by returning the voting instruction card, or by following the instructions for voting via telephone or the Internet, as provided by the bank, broker, or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.

If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote online at the Annual Meeting. Even if you plan to attend the virtual Annual Meeting, please cast your vote as soon as possible. See the “Questions and Answers About the Meeting and Voting” section for more details.

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2025 Proxy Statement Summary (continued)

Voting Matters and Board Recommendations

		Board’s Voting Recommendation	Page Reference (for more detail)

ITEM 1.	Election of three Class II directors for a two-year term expiring at the 2027 Annual Meeting	✓ FOR each director nominee	12

ITEM 2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2025	✓ FOR	31

ITEM 3.	Approval of a non-binding advisory resolution on the Company’s executive compensation (“say on pay”)	✓ FOR	35

ITEM 4.	Approval of amendments to the Company’s Restated Certificate of Incorporation to adopt majority voting provisions	✓ FOR	36

ITEM 5.	Stockholder proposal to support shareholder ability to call for a special shareholder meeting	× AGAINST	38

In addition, stockholders will transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

Snapshot of 2025 Director Nominees

We believe that all of our Class II directors who are being nominated for re-election at the Annual Meeting are highly-qualified and vital members of a well-rounded, experienced Board. All director nominees possess high integrity, innovative thinking, a proven record of success, knowledge of corporate governance requirements and practices, and commitment to sustainability and Teledyne’s core values of respect, integrity, responsibility and citizenship.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	3

2025 Proxy Statement Summary (continued)

The following table provides summary information about each director nominee standing for election to the Board for a two-year term expiring at the 2027 Annual Meeting. As further described below, our director nominees represent a diverse range of backgrounds and overall experience.

Nominee		Age	Independent	Director Since	Committee Memberships
	Robert Mehrabian Executive Chairman of the Company	83	No	1999
	Jane C. Sherburne Principal of Sherburne PLLC and Former Senior Executive Vice President, General Counsel and Corporate Secretary of The Bank of New York Mellon Corporation	74	Yes	2014	• Audit Committee • Personnel and Compensation Committee
	Michael T. Smith Retired Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation	81	Yes	2001	• Lead Director • Nominating and Governance Committee (Chair) • Audit Committee

Board Composition

The Board regularly assesses the composition of its members and nominees as part of its annual evaluation process. We believe that our 11 directors represent a diverse and broad range of attributes, qualifications, experiences, and skills to provide an effective mix of viewpoints and knowledge.

Director nominees are selected on the basis of, among other criteria, experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of, or familiarity with, the Company’s business products or markets or similar business products or markets and willingness to devote adequate time and effort to Board responsibilities. The Nominating and Governance Committee and the Board believe that a diverse Board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation. Consequently, when evaluating potential nominees, the Nominating and Governance Committee considers individual characteristics that may bring diversity to the Board, including gender, race, national origin, age, professional background, unique skill sets and areas of expertise.

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2025 Proxy Statement Summary (continued)

Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company. Our corporate governance practices, highlighted below, are described in greater detail in the “Corporate Governance” section of this Proxy Statement.

Board Practices

Board Independence	✓ 10 out of 11 current Board members are independent. ✓ Lead independent director.

Board Leadership	✓ The Executive Chairman presides at meetings of stockholders and Board meetings. ✓ The lead independent director presides during the Board’s executive sessions.

Board Composition

✓  Our current directors have a diverse mix of skills, experience, and backgrounds, as specifically described under “Item 1 Election of Directors.”

✓   All director nominees exhibit certain key characteristics and skills, including high integrity, financial literacy, leadership experience, and business acumen, as further described under “Director Qualification, Skills, and Attributes.”

✓   Three out of our 11 directors are women, and two directors are ethnically diverse.

Board Committees	✓ Fully independent Audit, Personnel and Compensation, and Nominating and Governance Committees. ✓ Each committee has a written charter available on our website.

Board Accountability

✓  Simple majority voting in uncontested director elections.

✓  If not elected, a director must tender their resignation to the Board for its consideration.

✓  Annual “say-on-pay” vote.

✓  Annual stockholder ratification of the Audit Committee’s selection of the independent auditor.

✓  One share, one vote.

✓  No poison pill.

✓  Proxy access bylaw.

✓  Board declassification is in process and the Board will be fully declassified in 2027.

Board Engagement

✓ Attendance:

•   Directors’ attendance at annual meetings of stockholders is expected absent good reason.

•   In 2024, all directors attended at least 75% of the aggregate number of meetings of the Board and Board committees of which they were members.

✓  Our independent directors meet in regularly scheduled executive sessions without management present.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	5

2025 Proxy Statement Summary (continued)

Board Effectiveness

Board Evaluation and Assessments	✓ Annual Board and Board committee self-evaluation process. ✓ Annual Board assessment of corporate governance best practices.

Stockholder Access to Directors	✓ Stockholders may contact our Board as a whole, individual directors (including the lead independent director), or management by mail.

Board Oversight of Risk

✓  Full Board is responsible for risk oversight and the Board committees oversee certain key risks.

✓ The Board oversees management in its assessment and mitigation of risks, and in taking appropriate risks.

Succession Planning

✓  The Board actively monitors our management succession and development plans.

✓  At least annually, the Executive Chairman discusses succession planning with the Personnel and Compensation Committee and the Board.

Social Responsibility

✓  Management regularly updates the Nominating and Governance Committee on social responsibility matters.

✓ Today, approximately 30 percent of our Section 16 executive officers and 30 percent of our directors are women.

Alignment with Stockholder Interests

Clawback and Anti-Hedging and Pledging Policies

✓ We have a formal policy related to the “clawback” of incentive compensation in the event of a financial restatement, as required by the NYSE listing rules, and any incentive compensation or other equity award or cash bonus in the event of fraud or criminal misconduct.

✓  Our insider trading policy prohibits short sales of our stock, buying or selling put or call options on our stock, holding our stock in a margin account, pledging our stock as collateral for a loan, or entering into hedging or monetization transactions with respect to our stock, in each case without prior advance approval from our Executive Vice President, General Counsel, Chief Compliance Officer and Secretary (no such advance approvals were granted to directors or named executives in 2024).

Stock Ownership

✓ Robust stock ownership guidelines:

•   The Executive Chairman, the Chief Executive Officer and the President and Chief Operating Officer must retain equity equal in value to five times their base salaries.

•   Each of the other named executive officers must retain equity equal in value to three times their respective base salaries.

•   Each of our directors must retain equity equal in value to five times the annual director retainer.

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2025 Proxy Statement Summary (continued)

Alignment with Stockholder Interests

Corporate Responsibility

✓   We are committed to acting as a good corporate citizen and operating sustainably.

✓ Our Global Code of Ethical Business Conduct and other policies and information related to corporate social responsibility can be found at www.teledyne.com under “Who We Are” — “Corporate Governance.”

✓   In our Corporate Social Responsibility (“CSR”) report we disclose and highlight some of Teledyne’s most recent efforts focused on Environmental, Social and Governance (“ESG”) and sustainability, and which is available on our website at www.teledyne.com under “Who We Are” — “Corporate Social Responsibility.”

Core Values

Corporate responsibility is part of our overall culture. Our four Core Values – Integrity, Respect, Responsibility, and Citizenship – guide the decisions we make as an organization. Any employee or third party doing business for or with Teledyne may report any ethical concern or suspected misconduct online at www.teledyne.ethicspoint.com or call the Ethics Hotline at (877) 666-6968.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	7

Board Composition and Practices

Information and Meetings

The Board of Directors directs the management of the business and affairs of the Company as provided in our Fifth Amended and Restated Bylaws (“Bylaws”) and pursuant to the Delaware General Corporation Law (“DGCL”). Members of the Board stay informed about our business through discussions with the senior management and other officers and managers of the Company and its subsidiaries, by reviewing information provided to them and participating in Board and committee meetings.

We encourage, but do not require, that all our directors attend all meetings of the Board of Directors, all committee meetings for all committees on which the directors serve and the annual stockholders meeting. In fiscal year 2024, the Board held six meetings. During 2024, all directors attended at least 75% of the aggregate number of meetings of the Board and Board committees of which they were members. All directors attended the 2024 Annual Meeting of Stockholders virtually.

Number of Directors

The Board of Directors determines the number of directors, which under our Bylaws must consist of not less than four members and not more than 12 members. The Board has currently fixed the number at 11 members. On January 22, 2025, Teledyne announced that director Charles Crocker will retire at the end of his term, immediately prior to the 2025 Annual Meeting. Upon Charles Cocker’s retirement, the number has been fixed at ten Board members.

Director Terms

As approved at the 2024 Annual Meeting of Stockholders, our Restated Certificate of Incorporation was amended in 2024 to declassify the Board. Prior to the amendment, the directors were divided into three classes and the directors in each class served for a three-year term. The directors elected at the 2024 Annual Meeting were elected to serve a full three-year term. The directors to be elected at the 2025 Annual Meeting will be elected to serve a two-year term. The directors to be elected at the 2026 Annual Meeting will be elected to serve a one-year term. At the 2027 Annual Meeting and at each annual meeting of stockholders thereafter, all directors will be elected annually.

Directors’ Change in Status and Resignation Policy

Our Change in Status and Resignation Policy requires a director to offer to tender his or her resignation if such director has a change in professional status, subject to the Board accepting the resignation. It also requires a director nominee standing for election at a meeting of stockholders to submit a contingent resignation in writing to the Chairman of the Nominating and Governance Committee prior to the meeting, which resignation becomes effective only if the director is not elected by a majority of votes cast and the Board accepts the resignation, as more fully described under “Majority Voting for Directors” on page 12.

Board Structure

The Board of Directors currently consists of 11 directors, ten of whom are considered independent under existing rules of the NYSE and the SEC. Mr. Crocker, who has served as a director since 2001, has notified the Company of his intent to cease being a member of the Board at the 2025 Annual Meeting. Immediately prior to the 2025 Annual Meeting, the size of the Board will be reduced to ten. The Board thanks Mr. Crocker for his sage advice and dedicated service to the Company and its stockholders.

The Chairman of the Board, Dr. Mehrabian, is also our Executive Chairman and our former Chairman, President and Chief Executive Officer, and therefore is not considered an independent director. The Executive Chairman presides at meetings of stockholders and Board meetings. The Board has formally designated Michael T. Smith, one of our independent directors, to serve as the lead director. Our non-management directors meet in

8	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Board Composition and Practices (continued)

executive session without management (including the Executive Chairman and Chief Executive Officer) on a regularly scheduled basis, with the lead director presiding in such sessions. In addition, the Board’s three standing committees consist solely of independent directors.

The Board made the decision to separate the roles of the Executive Chairman and the Chief Executive Officer in 2024 to further succession planning and also to allow the Executive Chairman to focus his efforts on strategy, technology, mergers and acquisitions and margin expansion programs. The Board believes that its current leadership structure effectively allocates authority, responsibility and oversight between management and the independent members of the Board, thus ensuring the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s stockholders.

The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company and the Executive Chairman has no greater or lesser vote on matters considered by the Board.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	9

Executive Officers

The following table sets forth information regarding our current executive officers who are required to file reports under Section 16 of the Exchange Act. Biographical information for Robert Mehrabian, our Executive Chairman, is included with the director biographies.

Executive Officers	Age	Principal Occupations Last 5 Years

Edwin Roks Chief Executive Officer	60

Dr. Roks has been Chief Executive Officer of Teledyne since January 1, 2024. Prior to that he was Executive Vice President of Teledyne and President, Teledyne Digital Imaging Segment (Teledyne’s largest segment) since May 2021. Prior to that he was Vice President of Teledyne and Group President — Teledyne Digital Imaging, Teledyne DALSA and Teledyne e2v since March 2017.

Stephen F. Blackwood Executive Vice President and Chief Financial Officer	62

Mr. Blackwood has been Executive Vice President and Chief Financial Officer since February 18, 2025. He was Senior Vice President and Chief Financial Officer from December 2023 and prior to that had been Senior Vice President, Strategic Sourcing, Tax and Treasurer since January 1, 2019. Prior to that he was Vice President and Treasurer of Teledyne for more than five years.

George C. Bobb III President and Chief Operating Officer	50

Mr. Bobb has been President and Chief Operating Officer of Teledyne since January 1, 2024. Prior to serving in this role, Mr. Bobb was Segment President of Teledyne’s Aerospace and Defense Electronics Segment, and had executive leadership responsibility for the Marine Instrumentation group, the Engineered Systems Segment, Teledyne Scientific & Imaging, and Teledyne’s Information Technology function. He was Executive Vice President of Teledyne from July 2023 through December 2023, and prior to that Senior Vice President of Teledyne since October 2021. Prior to that he was Vice President of Teledyne and President of the Aerospace and Defense Electronics Segment since July 2019. He was President of Teledyne Controls LLC from April 2018 to October 2021. Prior to that he held other executive and legal positions at Teledyne, including Chief Compliance Officer.

Jason VanWees Vice Chairman	53

Mr. VanWees has been Vice Chairman of Teledyne since October 15, 2021. Prior to that, he was Executive Vice President since January 1, 2019 and Senior Vice President, Strategy and Mergers & Acquisitions since July 2013. Prior to that, he held various executive positions at Teledyne for more than five years.

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Executive Officers (continued)

Executive Officers	Age	Principal Occupations Last 5 Years

Melanie S. Cibik Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	65

Miss Cibik has been Executive Vice President of Teledyne since January 1, 2024, General Counsel and Secretary of Teledyne since September 2012, and Chief Compliance Officer since August 2016. She was Senior Vice President of Teledyne from September 2012 through December 2023. Prior to that she held executive and legal positions at Teledyne for more than five years. Miss Cibik was a director of OPUS Bank from August 2019 to June 1, 2020, when it was acquired by Pacific Premier Bancorp, Inc.

Cynthia Belak Senior Vice President and Controller	68

Ms. Belak has been Senior Vice President and Controller of Teledyne since February 18, 2025. She was Vice President and Controller from May 2015 and prior to that had been Vice President, Risk Assurance since January 2012. Prior to that she held other finance positions at Teledyne since January 2010.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	11

Item 1 on Proxy Card — Election of Directors

The Board, upon the recommendation of the Nominating and Governance Committee, has nominated the following Class II directors for election at this year’s Annual Meeting, to hold office for two-year terms until the 2027 Annual Meeting: Robert Mehrabian, Jane C. Sherburne and Michael T. Smith. All of the nominees currently serve as directors on the Board and were last elected to the Board by the Company’s stockholders at the 2022 Annual Meeting. Each director nominee has agreed to be named in this Proxy Statement.

If a nominee becomes unable to serve, the proxies may vote for a Board-designated substitute or the Board may reduce the number of directors. The Board has no reason to believe that any nominee will be unable to serve.

Majority Voting for Directors

Our Bylaws and Change in Status and Resignation Policy for Directors provide a majority voting standard for election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the number of votes cast “FOR” a director nominee exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election. The Board has adopted a policy whereby all director nominees must submit a contingent resignation in writing to the Chairman of the Nominating and Governance Committee. The resignation becomes effective only if the director is not elected by a majority of votes cast and the Board accepts the resignation. The Nominating and Governance Committee or another committee appointed by the Board will recommend to the Board whether to accept or reject the resignation or whether other action should be taken. The Board will act on such committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days following the date of the certification of the election results. The director who was not elected by a majority of votes cast will not participate in the Board’s decision with respect to such resignation. If the number of nominees exceeds the number of directors to be elected, the nominees who receive the highest number of votes cast will be elected.

Unless otherwise instructed, the individuals named as proxies in the proxy card will vote each proxy received by them for the election of the three named nominees. You may withhold authority for the proxies to vote your shares on, or vote against, any or all of the nominees by following the instructions on your proxy card.

Director Nominees

The Board has affirmatively determined that each of the nominees qualifies for election under the Company’s criteria for evaluation of directors (see “Director Qualifications, Skills, and Attributes”). The following pages include biographical information about each of our directors (including the director nominees) and their specific experiences, qualifications, skills, and attributes that have led the Board and the Nominating and Governance Committee to conclude that they should serve as directors on the Board. In addition, the Board has determined that each non-employee director nominee qualifies as an independent director under the applicable NYSE listing standards.

12	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Item 1 on Proxy Card — Election of Directors (continued)

Director Qualification, Skills, and Attributes

Our directors have substantial leadership, management, and industry experience and expertise in various fields. Four of our 11 directors self-identify as having diverse characteristics (race, gender, ethnicity, sexual orientation or cultural background). This diversity of experience and background of our directors, illustrated in the skills matrix and director nominees’ biographies that follow, is brought to bear in Board deliberations, during which multiple perspectives are considered in developing dynamic solutions to achieve our strategic priorities to reduce complexity, drive returns, and advance sustainably.

Because the skills matrix below is a summary, it does not include all of the qualifications, skills, attributes and experiences that each director offers.

Attributes, Experience and Skills

Age	86	80	57	79	73	83	59	74	62	81	80

Diversity(a)			✓				✓	✓	✓

CEO/C-Suite	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Financial and Accounting				✓			✓

Legal and Compliance				✓				✓	✓

Governance and ESG				✓	✓			✓	✓	✓	✓

Banking					✓	✓		✓			✓

Government, Defense or Military	✓	✓		✓		✓		✓		✓

Energy					✓						✓

Information and Cybersecurity		✓					✓	✓	✓

Other Industry	✓	✓	✓		✓	✓	✓		✓	✓	✓

(a)	Self-identifies as having diverse characteristics (race, gender, ethnicity, sexual orientation or cultural background).

Additional background information about the nominees and continuing directors follows, including the specific experiences, qualifications, attributes and skills that the Board believes qualifies each of the below named individuals to serve as a director of the Company, considering the Company’s business and structure.

Background information about the director nominees, including the business experience, individual skills and qualifications that each director contributes to the Board’s effectiveness as a whole, are described on the following pages.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	13

Item 1 on Proxy Card — Election of Directors (continued)

Nominees — For Terms Expiring at 2027 Annual Meeting (Class II)

Robert Mehrabian Executive Chairman of the Company Director since 1999 Age: 83

Robert Mehrabian is Executive Chairman of Teledyne Technologies Incorporated. He was Chairman, President and Chief Executive Officer from October 15, 2021 to December 31, 2023. Prior to that he was Teledyne’s Executive Chairman starting on January 1, 2019, and before that he was Chairman, President and Chief Executive Officer starting in 2000 (and was President and Chief Executive Officer since Teledyne’s formation in 1999). Prior to the spin-off of the Company by Allegheny Technologies Incorporated (ATI) in November 1999, Dr. Mehrabian was the President and Chief Executive Officer of ATI’s Aerospace and Electronics segment since July 1999 and had served ATI in various senior executive capacities since July 1997. Before joining ATI, Dr. Mehrabian served as President of Carnegie Mellon University. From 1992 until April 2014, he served as a director of PPG Industries, Inc. Dr. Mehrabian served as a director of Mellon Financial Corporation from 1994 to 2007 and served as director of its successor The Bank of New York Mellon Corporation until April 2011. He is a member of The National Academy of Engineering.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Dr. Mehrabian should serve as a director: his leadership skills acquired while serving as the Company’s Chairman, Chief Executive Officer and President, previously held senior executive level positions at public companies and at academic institutions, his service on public company boards, and his extensive knowledge and understanding of the Company’s business, operations, technology, products and services.

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Item 1 on Proxy Card — Election of Directors (continued)

Jane C. Sherburne Principal of Sherburne PLLC and Former Senior Executive Vice President, General Counsel and Corporate Secretary of The Bank of New York Mellon Corporation Director since 2014 Age: 74

Jane C. Sherburne is currently principal of Sherburne PLLC, a legal consulting firm providing strategic advice in crisis environments and in connection with regulatory policy developments. From May 2010 to July 2014, Ms. Sherburne served as Senior Executive Vice President, General Counsel and Corporate Secretary of The Bank of New York Mellon Corporation. Ms. Sherburne served as Senior Executive Vice President, General Counsel and Corporate Secretary of Wachovia Corporation from June 2008 to January 2009, during which time Wachovia merged with Wells Fargo & Company. From December 2006 to June 2008, Ms. Sherburne was General Counsel of Citigroup Inc.’s Global Consumer Business. From July 2001 to December 2006, Ms. Sherburne was Deputy General Counsel of Citigroup, Inc. Until July 2001, Ms. Sherburne was a litigation partner at the Washington, D.C. law firm of Wilmer, Cutler & Pickering, having joined the firm in 1984. Ms. Sherburne interrupted her private practice from 1994 to 1997 to serve as Special Counsel to the President in the Clinton White House. From June 2015 to November 1, 2023, Ms. Sherburne served as an independent director on the boards of HSBC USA, HSBC Bank USA, HSBC Finance Corporation and HSBC North America, all of which are indirect wholly-owned subsidiaries of HSBC Holdings plc, a global banking and financial services organization. She currently serves on the board of Perella Weinberg Partners, a global advisory and asset management firm, and chairs its Compensation Committee. Ms. Sherburne was a member of the Board of the National Women’s Law Center until July 2024 and is Chair of the Board of Negotiation Strategies Institute, a member of the Executive Committee of the Lawyers’ Committee for Civil Rights Under Law, a member of the Committee for Economic Development and a member of the American Law Institute. Ms. Sherburne is a member of our Audit Committee and our Personnel and Compensation Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Ms. Sherburne should serve as a director: her professional background and experience, current and previously held senior executive level positions, senior level experience in positions in the federal government, and her extensive experience in policy, compliance, corporate governance and government matters and in regulated industries.

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Item 1 on Proxy Card — Election of Directors (continued)

Michael T. Smith Retired Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation Director since 2001 Age: 81

Michael T. Smith is the retired Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation, having held such positions from October 1997 until May 2001. Mr. Smith was a director of FLIR Systems, Inc., which produced infrared cameras, thermal imaging software and temperature measurement devices, from 2002 until its acquisition by Teledyne in May 2021. He is also a director of Zero Gravity Solutions, Inc., an agricultural biotechnology company, and the Livingston Group of Companies, an investment bank and broker/dealer. Mr. Smith was a director of WABCO Holdings, a supplier to the automotive industry, from 2009 until 2020, a director of Ingram Micro Corporation, a technology sales, marketing and logistics company, from 2001 until June 2014, Alliant Techsystems, Inc. (ATK), an advanced weapon and space systems company, from 1997 to 2009, and Anteon International Corporation, an information technology and systems engineering solutions company, from 2005 to 2006. Mr. Smith is a member of the Council of Chief Executives and the former chairman of the Aerospace Industries Association, an industry trade organization, and is a charter member of the Electronic Industries Foundation Leadership Council. Mr. Smith is the Chair of our Nominating and Governance Committee and a member of our Audit Committee. Mr. Smith is also our Lead Director.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Smith should serve as a director: his professional background and experience, previously held senior executive level positions, his service on other public and private company boards, Teledyne board experience, board attendance and participation, and his extensive experience with companies in the aerospace, defense, engineering, communications and manufacturing sectors.

The Board of Directors Recommends

a Vote FOR the Election of the Nominees.

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Item 1 on Proxy Card — Election of Directors (continued)

Continuing Directors — Terms Expiring at 2026 Annual Meeting (Class III)

Kenneth C. Dahlberg Retired Chairman of the Board and Former Chief Executive Officer of Science Applications International Corporation (SAIC) Director since 2006 Age: 80

Kenneth C. Dahlberg served as Chief Executive Officer of Science Applications International Corporation (SAIC), a research and engineering firm specializing in information systems and technology, from November 2003 through September 2009, and served as Chairman of the Board of Directors of SAIC from July 2004 until his retirement in June 2010. Prior to joining SAIC, Mr. Dahlberg served as Executive Vice President of General Dynamics where he was responsible for its Information Systems and Technology Group and prior to that served as President and Chief Operating Officer of Raytheon Systems. Mr. Dahlberg was also a director of Parsons Corp., an engineering, construction, technical and management services firm from 2011 until 2020, and Motorola Solutions, Inc., a provider of communications products and services, from 2011 until 2017. Mr. Dahlberg is a member of our Audit Committee and our Personnel and Compensation Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Dahlberg should serve as a director: his professional background and experience, previously held senior executive level positions, his service on other public company boards, his Teledyne board experience, board attendance and participation, his extensive experience with companies in the defense industry and his background and experience in design engineering, production, system development and services.

Michelle A. Kumbier Senior Vice President and President, Turf & Consumer Products, Briggs & Stratton, LLC Director since 2020 Age: 57

Michelle A. Kumbier has been Senior Vice President and President, Turf & Consumer Products, of Briggs & Stratton, LLC, a privately held manufacturer and marketer of engines, batteries and outdoor power equipment, since March 2022. She is the former Senior Vice President and Chief Operating Officer of Harley-Davidson Motor Company, a manufacturer of motorcycles and related products, from October 2017 to April 2020. Ms. Kumbier had previously served as Harley-Davidson’s Senior Vice President, Motor Company Product and Operations from May 2015 to October 2017, and held various other executive roles from 1997 to 2015. Prior to joining Harley-Davidson in 1997, Ms. Kumbier began her career at Kohler Company in 1986, where she held a variety of positions in both the plumbing products and engines divisions. Ms. Kumbier has also been a member of the Board of Directors of Abbott Laboratories, a health care products provider, since 2018, and Ryerson Holding Corporation, a value-added processor and distributor of industrial metals, since April 2024. She is a member of the audit committee of Ryerson Holding Corporation and Abbott Laboratories. She was a member of the Board of Directors of Tenneco Inc. from August 2021 to November 2022. Ms. Kumbier is a member of our Audit Committee and the Chair of our Personnel and Compensation Committee. The Board of Directors has considered the executive position and other public company directorships and committee memberships of Ms. Kumbier, and does not believe they interfere or conflict with her effectiveness in relation to her membership on the Company’s Board of Directors or the Audit Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Ms. Kumbier should serve as a director: her professional background and experience, her service on other public company boards and her senior executive level experience in the management of a multinational public manufacturing company, including significant operations, product development, supply chain optimization, business development and strategic planning experience.

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Item 1 on Proxy Card — Election of Directors (continued)

Robert A. Malone

Executive Chairman of the Board, President and Chief Executive Officer of First Sonora Bancshares, Inc. and Retired Chairman of the Board and President, BP America, Inc.

Director since 2015

Age: 73

Robert A. Malone has been the Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc., a privately-held community bank, since 2014. Mr. Malone is also the Executive Chairman of the Board, President and Chief Executive Officer of The First National Bank of Sonora, Texas (d/b/a Sonora Bank), a community bank owned by First Sonora Bancshares, Inc., since 2014. He joined First Sonora Bancshares and Sonora Bank in 2009 as President and Chief Executive Officer. Mr. Malone was an Executive Vice President of BP plc, an integrated oil and gas company, and was Chairman of the Board and President, BP America Inc. from 2006 to 2009. Mr. Malone has been a director of Halliburton Company, a provider of products and services to the energy industry, since 2009 and its Lead Director since 2018, and a director of Peabody Energy Corporation, a coal mining company, since 2009, and its Non-Executive Chairman of the Board since 2016. From 2017 to April 2022, he was a director of BP Midstream Partners GP LLC, the general partner of BP Midstream LP, an owner and operator of oil and natural gas pipelines. Mr. Malone is a member of our Audit Committee and our Personnel and Compensation Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Malone should serve as a director: his professional background and experience, previously held senior executive level positions, his service on other public company boards and his extensive experience with companies in the oil and gas industry and in banking and his expertise in compliance with safety regulations.

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Item 1 on Proxy Card — Election of Directors (continued)

Continuing Directors — Terms Expiring at the 2027 Annual Meeting (Class I)

Denise R. Singleton Chief Legal Officer and Corporate Secretary, North American Operations of the Holcim Group Director since 2019 Age: 62

Denise R. Singleton became Chief Legal Officer and Corporate Secretary of the North American operations of the Holcim Group, a global leader in innovative and sustainable building materials, in September 2024. Previously, she was Executive Vice President, General Counsel and Secretary of WestRock Company, a global paper and packaging company, since March 2022. From 2015 to 2022, she was the Senior Vice President, General Counsel and Corporate Secretary of IDEX Corporation, a manufacturer of fluidic systems and specialty engineered products. From March 2011 until October 2015, she served as Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer at SunCoke Energy, Inc., a supplier of high-quality coke used in the blast furnace production of steel, and its controlled company SunCoke Energy Partners, LLP, where she also served on the Board of Directors. Prior to joining SunCoke Energy, Ms. Singleton held several positions at PPG Industries, Inc., a global supplier of paints, coatings and specialty materials, including Assistant General Counsel and Corporate Secretary, Chief Securities and Finance Counsel, Chief M&A Counsel, and General Counsel of the Glass and Fiberglass Division. Prior to joining PPG Industries, Ms. Singleton was a partner at Shaw Pittman, LLP, a law firm. Since 2021, Ms. Singleton has been a director of Phillips 66, a diversified energy manufacturing and logistics company. Ms. Singleton serves on the human resources and compensation committee and the public policy and sustainability committee of the Board of Directors for Phillips 66. In 2019, Ms. Singleton was named to The Legal 500 GC Powerlist that consists of the most influential in-house lawyers in business and was named one of the Most Powerful Women in Corporate America by Black Enterprise magazine. Ms. Singleton was listed as a 2022 Director to Watch by Directors & Boards magazine. In February 2023, she joined the Board of Directors of 50/50 Women on Boards™, a global education and advocacy campaign committed to advancing gender balance and diversity on corporate boards. In September 2023, Ms. Singleton was recognized as an honoree of the 2023 NACD Directorship 100™, an annual recognition of leading corporate directors and corporate governance experts who impact boardroom practices and performance. Ms. Singleton is a member of our Audit Committee and our Nominating and Governance Committee. The Board of Directors has considered the executive position and other public company directorship and committee memberships of Ms. Singleton and does not believe they interfere or conflict with her membership on the Company’s Board of Directors.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Ms. Singleton should serve as a director: her professional background and experience, current and previously held senior executive level positions, her service on other public company boards, and her legal, merger and acquisitions, capital markets, financing, compliance, cybersecurity and corporate governance experience at public companies with significant operations across multiple technologies and industries.

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Item 1 on Proxy Card — Election of Directors (continued)

Simon M. Lorne Senior Advisor and Former Vice Chairman and Chief Legal Officer of Millennium Management LLC and Former General Counsel, U.S. Securities and Exchange Commission Director since 2004 Age: 79

Simon M. Lorne is a Senior Advisor at Millennium Management LLC, a hedge fund management company. Mr. Lorne joined Millennium Management in 2004 and held roles including Vice Chairman and Chief Legal Officer. From March 1999 to March 2004, prior to the time he became a Teledyne director, Mr. Lorne was a partner with Munger Tolles & Olson, LLP, a law firm whose services Teledyne has used from time to time. Mr. Lorne also previously served as a Managing Director of Citigroup/Salomon Brothers with responsibility for Legal Compliance and Internal Audit, and as the General Counsel at the SEC in Washington, D.C. From 2016 through 2020, Mr. Lorne was Chairman of the Alternative Investment Management Association, a London-based association of investment managers. From 2011 to 2018, Mr. Lorne served on the Advisory Council of the Public Company Accounting Oversight Board. Mr. Lorne is the Chair of our Audit Committee and a member of our Nominating and Governance Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Lorne should serve as a director: his professional background and experience, current and previously held senior executive level positions, senior level experience at a government regulator, his service on other public and private company boards, his Teledyne board experience, board attendance and participation, and his specialized expertise in finance, mergers and acquisitions, securities laws and corporate governance.

Vincent J. Morales Senior Vice President and Chief Financial Officer of PPG Industries, Inc. Director since 2021 Age: 59

Vincent J. Morales is currently Senior Vice President and Chief Financial Officer of PPG Industries, Inc. Mr. Morales joined PPG in 1985, ultimately serving as its Chief Financial Officer since March 2017. During his time at PPG, Mr. Morales progressed through a variety of accounting and finance roles, encompassing controllership, investor relations, treasury, and company-wide business finance. In his current role, Mr. Morales is part of PPG’s three-person Executive Committee that is responsible for establishing and executing the company’s overall strategy, and he has direct oversight of the company’s information technology and M&A organizations. Mr. Morales is a member of our Audit Committee and our Personnel and Compensation Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Morales should serve as a director: his extensive experience in the management of a multinational public company, including significant finance, accounting, investor relations, operations, cybersecurity, strategic planning and mergers and acquisitions experience.

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Item 1 on Proxy Card — Election of Directors (continued)

Wesley W. von Schack Chairman of AEGIS Insurance Services and Former Chairman, President and Chief Executive Officer of Energy East Corporation Director since 2006 Age: 80

Wesley W. von Schack is the Chairman of AEGIS Insurance Services, a property and casualty mutual insurance company, a position he has held since 2007. He served as a director of Edward Lifesciences Corporation, a company engaged in the science of heart valves and hemodynamic monitoring, from 2010 to May 2020. Dr. von Schack served as Chairman, President and Chief Executive Officer of Energy East Corporation, a diversified energy services company, from 1996 to September 2009. Dr. von Schack served as a director of The Bank of New York Mellon Corporation from 2007 through April 2016 and Mellon Financial Corporation from 1989 to 2007. Dr. von Schack is director emeritus of the Gettysburg Foundation, and is a member of the President’s Council — Peconic Land Trust. Dr. von Schack is a member of our Nominating and Governance Committee and our Personnel and Compensation Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Dr. von Schack should serve as a director: his professional background and experience, previously held senior executive level positions, his service on other private and public company boards, his leadership positions at private foundations, his Teledyne board experience, board attendance and participation, and his extensive experience with companies in the energy, banking, financial asset management sectors and in regulated industries.

Director Retiring at the 2025 Annual Meeting

Charles Crocker Chairman and Chief Executive Officer, Crocker Capital and Retired Chairman and Chief Executive Officer of BEI Technologies, Inc. Director since 2001 Age: 86

Charles Crocker is the Chairman and Chief Executive Officer of Crocker Capital, a private investment company. Mr. Crocker was the Chief Executive Officer of the Custom Sensors and Technologies Division of Schneider Electric until January 2006. Mr. Crocker was the Chairman and Chief Executive Officer of BEI Technologies, Inc., a diversified technology company, from March 2000 until October 2005, when it was acquired by Schneider Electric. Mr. Crocker served as Chairman, President and Chief Executive Officer of BEI Electronics from October 1995 to September 1997, at which time he became Chairman, President and Chief Executive Officer of BEI Technologies, Inc. From 2014 until 2018, he served as a director of Imageware Systems, Inc., from 2003 until 2014, he served as a director of Franklin Resources, Inc., and from 2010 until August 2012, he served as a director of ConMed Healthcare Management, Inc. Mr. Crocker has been Chairman of the Board of Children’s Hospital in San Francisco, Chairman of the Hamlin School’s Board of Trustees and President of the Foundation of the Fine Arts Museums of San Francisco. Mr. Crocker is a member of our Personnel and Compensation Committee and our Nominating and Governance Committee. Mr. Crocker has notified the Company of his intent to retire and cease being a member of our Board at the end of his term, immediately prior to the 2025 Annual Meeting.

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Corporate Governance

Director Independence

In April 2024, our Nominating and Governance Committee assessed, and our Board determined, the independence of each director in accordance with applicable NYSE and SEC rules, as then in effect. To comply with such rules, our Nominating and Governance Committee considered various relationship categories including: whether the director is an employee, amount of stock ownership, and commercial, industrial, banking, consulting, legal, accounting or auditing, charitable and familial relationships, as well as a range of individual circumstances (including social friendships between certain members of the Board). See “Certain Transactions” at page 93. The Nominating and Governance Committee, followed by the Board, determined that each member of our Board of Directors did not have any material relationships with us and was thus independent, except for Dr. Mehrabian, our Executive Chairman. Our management, after reviewing director questionnaires, reported to our Board in February 2025 that information on which the Board based its independence assessment in 2024 had not materially changed. The independent directors are: Charles Crocker, Kenneth C. Dahlberg, Michelle A. Kumbier, Simon M. Lorne, Robert A. Malone, Vincent J. Morales, Jane C. Sherburne, Denise R. Singleton, Michael T. Smith and Wesley W. von Schack.

The Nominating and Governance Committee, followed by the Board, also determined that each member of our Personnel and Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

All of the Board’s standing committees consist only of independent directors.

Corporate Governance and Ethics Guidelines

Our Board of Directors has adopted many “best practices” in corporate governance, including separate standing committees of the Board for each of audit, nominating and governance and personnel and compensation matters, charters for each of the committees, and corporate ethics and compliance guidelines.

Our ethics and compliance guidelines for employees are contained in the Global Code of Ethical Business Conduct. These guidelines apply to all of our employees, including our principal executive, financial and accounting officers. Our employees receive annual ethics training, and questionnaires are distributed annually to various personnel to confirm compliance with these guidelines. We also have a specialized code of ethics for financial executives that supplements the employee guidelines. In addition, we have ethics and compliance guidelines for our third-party service providers.

Our Board of Directors has adopted a Directors’ Code of Business Conduct and Ethics. This code is intended to provide guidance to directors to help them recognize and deal with ethical issues, including conflicts of interest, corporate opportunities, fair dealing, compliance with law and proper use of the Company’s assets. It also provides mechanisms to report possible unethical conduct.

Our Board of Directors has adopted Corporate Governance Guidelines. These Corporate Governance Guidelines were initially developed by our Nominating and Governance Committee and are reviewed at least annually by such Committee. These Corporate Governance Guidelines incorporate practices and policies under which our Board has operated since its inception, in addition to many of the requirements of the SEC and the NYSE. Some of the principal subjects covered by the Corporate Governance Guidelines include:

•	Director qualification standards.
•	Director responsibilities.
•	Director access to management and independent advisors.
•	Director compensation.
•	Director orientation and continuing education.
•	Management succession.

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Corporate Governance (continued)

•	Annual performance evaluation of the Board and its Committees.
•	Change in professional status and resignations.
•	Role of the lead director.
•	Leadership development.
•	Evaluation of the performance of the Executive Chairman and the Chief Executive Officer.

Copies of our Corporate Governance Guidelines, Global Code of Ethical Business Conduct, Code of Ethics for Financial Professionals, Directors’ Code of Business Conduct and Ethics, Code of Conduct for Service Providers, Corporate Governance Guidelines and Committee charters are available on our website at www.teledyne.com under “Who We Are” — “Corporate Governance”. We intend to post any amendments to these documents and any waivers of the provisions thereof related to directors or executive officers on our website. If at any time you would like to receive a paper copy of these documents free-of-charge, please write to Melanie S. Cibik, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360.

Risk Management Oversight

The risk oversight function of the Board of Directors is carried out by both the Board and the Audit Committee. As provided in its charter, the Audit Committee meets periodically with management to discuss the Company’s major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. Matters of strategic risk are considered by the Board as a whole. At each regularly scheduled meeting of the Audit Committee, our Vice President, Chief Audit Executive reports directly to the Audit Committee on the activities of the Company’s internal audit function. Management also reports to the Audit Committee on legal, finance, accounting, cybersecurity and compliance matters at least quarterly and on tax and information technology matters periodically. Our Executive Vice President, General Counsel and Secretary is also our Chief Compliance Officer, and she reports to our Executive Chairman and our Chief Executive Officer. The Board is provided with reports on legal matters at periodically scheduled meetings and on other matters related to risk oversight on an as needed basis. In addition, the Audit Committee reviews with management the “risk factors” that appear in our Annual Report on Form 10-K prior to its filing.

We have an Enterprise Risk Management Committee to identify significant company risks and determine whether we have appropriate risk management policies, practices and procedures in place. The committee consists of our Vice President, Associate General Counsel and Assistant Secretary (Chair); Executive Vice President and Chief Financial Officer; Executive Vice President, General Counsel, Chief Compliance Officer and Secretary; Senior Vice President – Human Resources and Associate General Counsel; Vice President and Chief Information Officer; and individuals representing various business units. The Chair of the Enterprise Risk Management Committee periodically reports to the Board of Directors on the progress and results of the actions taken by the committee.

Risks Related to Compensation Policies and Practices

The Company and the Personnel and Compensation Committee have undertaken a process to determine whether the Company’s overall compensation program for employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. As part of this process, the Committee received input and analysis from its independent compensation consultant, Exequity LLP, and management prepared a framework of potential risk and evaluated the Company’s compensation policies in the context of this framework. The results of this evaluation were reviewed by and discussed with the Personnel and Compensation Committee.

We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a balanced mix of long-and short-term compensation incentives, the use of incentive award plans with capped payouts, the use of a diverse mix of performance measures in our incentive award plans and our stock ownership requirements for key officers. In addition, we use our annual business plan as a baseline for our Annual Incentive Plan targets, which the Personnel and Compensation Committee regards

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Corporate Governance (continued)

as setting an appropriate level of risk taking for the Company. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long-term business transaction in exchange for short-term compensation benefits. In light of these features of our compensation program and these additional controls, our management and our Personnel and Compensation Committee have concluded that the risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Hedging and Pledging Policy

Our Insider Trading Policy prohibits short sales of our stock, buying or selling put or call options on our stock, holding our stock in a margin account, pledging our stock as collateral for a loan, or entering into hedging or monetization transactions with respect to our stock, in each case without prior advance approval from our Executive Vice President, General Counsel, Chief Compliance Officer and Secretary (no such advance approvals were granted to directors or named executives in 2024). The foregoing prohibitions apply to our directors, executive officers and any employee who participates in our stock option and restricted stock unit programs.

Board Evaluation Process

Every year the Board and each standing committee of the Board assesses its performance. The evaluation process is overseen by the Nominating and Governance Committee and involves separate interviews of each director by internal counsel to solicit feedback on several issues, including:

•	Board and committee effectiveness, size, composition and frequency of meetings;
•	director access to management and the sufficiency and timeliness of information provided by management;
•	sufficiency of processes for risk oversight;
•	whether directors possess appropriate experience and backgrounds; and
•	whether each director contributes to the effectiveness of the Board.

The results are summarized by the Executive Vice President, General Counsel, Chief Compliance Officer and Secretary and discussed by the Board and each committee in executive session. In addition to providing an opportunity for directors to discuss a wide range of governance-related topics, the evaluation process is used by the Board and each committee to identify opportunities for improvement, make changes to the committee charters, processes and policies, and is linked to our Board’s succession planning activities.

Communications with the Board

Our Corporate Governance Guidelines provide that any interested parties desiring to communicate with our non-management directors, including our lead director, may contact them through our Secretary, Melanie S. Cibik, whose address is: Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360. The Secretary will review each communication received and decide as to whether the communication, or a summary thereof, will be forwarded to the Nominating and Governance Committee or other appropriate Board committee or member.

Stockholder Engagement

We regularly engage with our stockholders to understand their perspectives on Teledyne, including our strategies, financial performance, management, executive compensation and governance. As part of this program, senior management regularly meets with institutional investors. During fiscal year 2024, senior management met with many institutional investors, including the majority of our top 25 investors with actively managed funds, through virtual and in-person investor conferences, virtual and in-person meetings and telephone conferences. Among other topics, the declassification of the Board as approved at the 2024 Annual Meeting of Stockholders was discussed with stockholders.

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Corporate Governance (continued)

Corporate Responsibility

Teledyne continuously operates within our Global Code of Ethical Business Conduct. We firmly believe that improvement is possible only if we measure our performance and constantly raise our standards through ethically oriented practices, including our contributions and commitment to having a positive measurable impact on humanity. Our Global Code of Ethical Business Conduct and other policies and information related to corporate social responsibility can be found at www.teledyne.com under “Who We Are” — “Corporate Governance.”

Environment and Sustainability

The prominence and importance of sustainability and Environmental, Social and Governance (“ESG”) initiatives have increased over the years. In November 2022, we published our second Corporate Social Responsibility (“CSR”) report, in which we disclose and highlight some of Teledyne’s recent efforts focused on sustainability and ESG. We published supplements to the CSR report in 2023 and 2024 to include updated information and data. The CSR report together with its supplements are available under “Who We Are” – “Corporate Social Responsibility” on our website at www.teledyne.com. The CSR report includes data on Teledyne’s combined direct emissions (“Scope 1”) and indirect emissions from purchased energy (“Scope 2”), workplace safety, water usage, waste generation and recycling and workplace demographics. We are also working to achieve compliance with the Corporate Social Responsibility Directive (“CSRD”), an EU law that requires companies to report their environmental and social impact.

In 2021, we compiled the first annual global inventory of our greenhouse gas (“GHG”) emissions (starting with fiscal year 2020) and have developed a GHG monitoring and management plan. We have set a goal to reduce our combined Scope 1 and Scope 2 emissions in company operations, normalized for revenue, by 40% from 2020 levels by the end of 2040. Going forward, we will continue to evaluate our emission reduction goals, while at the same time providing the tools and technologies enabling environmental science and climatology across the globe. More information about our carbon footprint and GHG emission reduction efforts and goals, and the contributions that Teledyne products make to carbon monitoring and environmental and climate science, can be found in our CSR reports.

Human Capital

Employees are vital to the success of our growth strategy. Our goal is to maintain a safe, hospitable and inclusive work environment in which every employee is encouraged to contribute to the success of the company. We are focused on attracting, developing and retaining employees through competitive compensation and benefits, workforce and management development, succession planning, corporate culture and leadership quality, in compliance with applicable regulations. Teledyne maintains an Employee Development Committee and a Leadership Development Program focused on bolstering employees with high potential.

We have a confidential Ethics Help Line, where questions or concerns about us can be raised confidentially and anonymously. The Ethics Help line is available to all our employees, as well as concerned individuals outside the Company. The toll-free help line number is 1-877-666-6968. International dialing instructions are available at www.teledyne.ethicspoint.com. Issues can also be reported via that website. The receipt of material concerns about our accounting, internal controls and auditing matters will be reported to the Audit Committee.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	25

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Nominating and Governance Committee and a Personnel and Compensation Committee. From time to time, our Board of Directors may establish other committees. Each of the Audit Committee, Nominating and Governance Committee and Personnel and Compensation Committee has a written charter that can be accessed on our website at www.teledyne.com under “Who We Are” — “Corporate Governance.”

Audit Committee

The members of the Audit Committee are:

  Simon M. Lorne, Chair

  Kenneth C. Dahlberg

  Michelle A. Kumbier

  Robert A. Malone

  Vincent J. Morales

  Jane C. Sherburne

  Denise R. Singleton

  Michael T. Smith

The Audit Committee held six meetings in 2024.

The primary purpose of the Audit Committee is to assist the Board of Directors’ oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualification and the independence of our independent auditor, and the performance of our internal audit function and independent auditor. As provided in its charter, the Audit Committee is directly responsible for the appointment, retention, compensation, oversight, evaluation and termination of our independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting). The Audit Committee has been designated as the “qualified legal compliance committee.” In carrying out its responsibilities, the Audit Committee undertakes to do many things, including:

•

Retain and approve the terms of the engagement and fees to be paid to the independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

•

Evaluate the performance of the independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

•	Receive written periodic reports from the independent auditor delineating all relationships between the independent auditor and us.
•

Review with the independent auditor any problems or difficulties the independent auditor may have encountered, and any management letter provided by the independent auditor and our response to that letter.

•	Review our annual audited financial statements and the report thereon and quarterly unaudited financial statements with the independent auditor and management prior to publication of such statements.
•	Discuss with management the earnings press releases (including the type of information and presentation of information).
•

Review, approve and discuss with management and the Chief Audit Executive the scope of the internal audit plan and any material changes thereto, and responsibilities, budget and staffing of the internal audit function. The Committee shall also approve the Chief Audit Executive’s appointment, termination and compensation, as well as the Internal Audit Charter.

•	Review major issues regarding accounting principles and financial statement presentations and judgments made in connection with the preparation of our financial statements.

26	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Committees of Our Board of Directors (continued)

•	Meet at least quarterly with the Chief Audit Executive to discuss internal audit progress, internal audit findings and management’s remediation status.
•

Meet periodically with management to review our financial risk exposures and the steps management has taken to monitor and control such exposures, including the impact of climate change-related risks and opportunities.

•

Meet periodically or on an as needed basis with management to review financings, stock repurchases, significant tax matters, investment strategies, hedging strategies and certain information technology-related matters.

•

Review legal matters that may have a material impact on the financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies with our Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, including those matters related to compliance with environmental laws and the health and safety of employees, as well as trade compliance.

The charter of the Audit Committee was last amended and restated effective December 30, 2024. (The charter is available on the Corporate Governance Web Page: https://www.teledyne.com/who-we-are/corporate-governance). The Audit Committee charter provides that our senior internal auditing executive reports directly and separately to the Chair of the Audit Committee and the Chief Executive Officer. As required by the charter, our Audit Committee also has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters.

The Audit Committee meets the size, independence and financial sophistication and expertise requirements of the NYSE, including the enhanced independence requirements for Audit Committee members under Exchange Act Rule 10A- 3. The Board of Directors has determined that Simon M. Lorne is an “audit committee financial expert” within the meaning of the SEC regulations and all of the members are “independent” and “financially literate” under the NYSE listing standards. Our Corporate Governance Guidelines and Audit Committee Charter provide that no director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Any such determination must be disclosed in the annual Proxy Statement. None of our Audit Committee members serve on more than two other audit committees of public companies. Besides our Audit Committee, Ms. Kumbier simultaneously serves on the audit committee of two other public companies. The Board of Directors has considered the executive position and other public company directorships and committee memberships of Ms. Kumbier, and does not believe they interfere or conflict with her effectiveness in relation to her membership on the Company’s Board of Directors or the Audit Committee.

The report of the Audit Committee is included under “Item 2 on Proxy Card — Ratification of Appointment of Independent Registered Public Accounting Firm” at page 31.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are:

  Michael T. Smith, Chair

  Charles Crocker

  Simon M. Lorne

  Denise R. Singleton

  Wesley W. von Schack

The Nominating and Governance Committee held four meetings in 2024.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	27

Committees of Our Board of Directors (continued)

The Nominating and Governance Committee undertakes to:

•

Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next Annual Meeting of Stockholders or at such other times when candidates surface or are proposed and, in connection therewith, consider suggestions submitted by our stockholders.

•	Develop and recommend to the Board of Directors corporate governance guidelines.
•	Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors.
•	Oversee the annual process of evaluation of the performance of our Board of Directors and committees.
•	Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees.
•	Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees.
•

Administer our formal compensation programs for directors, including the Administrative Rules of the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan Related to Non-Employee Director Restricted Stock Unit Awards and Fees.

•

Make recommendations to the Board of Directors concerning the composition, organization and operations of the Board of Directors and its committees, including the orientation of new members and the flow of information.

•	Evaluate Board and committee tenure policies, as well as policies covering the retirement or resignation of incumbent directors.
•

Review and evaluate our policies and practices and monitor our efforts in areas of legal and social responsibility, diversity and sustainability, and when appropriate report and make recommendations to the Board of Directors with respect to such policies and procedures and efforts.

•

Identify and report to the Board of Directors current and emerging trends with respect to political, social, diversity, sustainability, and public policy issues that may affect the business operations, performance or public image of the corporation.

•	Review with the Company’s General Counsel policies, notices, reports or inquires related to compliance with environmental laws, the health and safety of employees and climate change.
•	Evaluate proposals of stockholders intended to be presented at stockholder meetings.
•

Make recommendations to the Board of Directors as to whether to accept or reject a director resignation, or take other action, where a director fails to receive a majority vote as specified under our Bylaws and Corporate Governance Guidelines.

The charter of the Nominating and Governance Committee was last amended and restated effective January 1, 2019. The members of the Nominating and Governance Committee are “independent” under the NYSE listing standards. (The charter is available on the Corporate Governance Web Page: https://www.teledyne.com/who-we-are/corporate-governance).

The Nominating and Governance Committee will consider stockholder recommendations for nominees for director. Any stockholders interested in recommending a nominee should follow the procedures outlined in “Other Information — 2026 Annual Meeting and Stockholder Proposals” at page 99. Stockholder recommendations for nominees will be given the same consideration as nominees for director from other sources.

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating all nominees for directors. The Committee periodically assesses the appropriate size of the Board and whether vacancies on the Board are expected due to retirement, change in professional status or otherwise. Candidates may come to the attention of the Committee through current Board members, members of our management, stockholders and other persons. The Committee to date has not engaged a professional search firm. Candidates are evaluated at meetings of the Committee and the Board and may be considered at any point during the year.

28	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Committees of Our Board of Directors (continued)

As stated in the Corporate Governance Guidelines, nominees for director are to be selected based on, among other criteria, experience, knowledge, skills, expertise, integrity, diversity, ability to make analytical inquiries, understanding of or familiarity with our business, products or markets or similar business, products or markets, and willingness to devote adequate time and effort to Board responsibilities. The Committee may establish additional criteria and is responsible for assessing the appropriate balance of criteria required of Board members.

Personnel and Compensation Committee

The members of the Personnel and Compensation Committee are:

  Michelle A. Kumbier, Chair

  Charles Crocker

  Kenneth C. Dahlberg

  Robert A. Malone

  Vincent J. Morales

  Jane C. Sherburne

  Wesley W. von Schack

The Personnel and Compensation Committee held five meetings in 2024.

The Personnel and Compensation Committee’s principal authority and responsibilities include:

•	Make recommendations to the Board of Directors concerning executive management organization matters generally.
•

In the area of compensation and benefits, make recommendations to the Board of Directors concerning our Executive Chairman, review and approve the corporate goals and objectives relevant to the Executive Chairman, the Chief Executive Officer and other executive officer compensation, evaluate Executive Chairman, Chief Executive Officer and other executive officer performance in light of those goals and objectives, and determine and approve all compensation of the Executive Chairman, the Chief Executive Officer and other executive officers based on this evaluation.

•

Periodically, and when appropriate, review and approve the following as they affect the Executive Chairman, the Chief Executive Officer and other executive officers: (a) any employment agreements and severance arrangements; (b) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (c) any special or supplemental compensation and benefits for the Executive Chairman, the Chief Executive Officer and other executive officers and individuals who formerly served as Chief Executive Officer and executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

•	Oversee the Company’s compliance with the requirement under the NYSE rules that, with limited exceptions, require stockholder approval for equity compensation plans.
•

Subject to such stockholder approval, or as otherwise required by applicable law, establish, amend and, where appropriate, terminate incentive compensation plans, equity-based plans, benefit plans, and other bonus arrangements for the Company; and pursuant to the terms of such plans, as may at the time be in effect, administer such plans and make appropriate interpretations and determinations and take such actions as shall be necessary or desirable thereunder, including approval of awards granted pursuant to such plans and repurchase of securities from terminated employees.

•

Make recommendations to the Board of Directors concerning policy and procedures relating to employee benefits and employee benefit plans, including incentive compensation plans and equity-based plans and applicable clawback provisions, and administer and oversee the Company’s compliance with the compensation recovery policy required by applicable SEC and NYSE rules.

•	Oversee our formal incentive compensation programs, including equity-based plans.
•	Make recommendations to the Board of Directors concerning matters relating to stockholder votes on executive compensation and the frequency of those votes.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	29

Committees of Our Board of Directors (continued)

•	Report to the Board on succession planning, including plans for interim succession for the Chief Executive Officer in the event of an unexpected occurrence.

The charter of the Personnel and Compensation Committee was last amended and restated effective December 30, 2024. (The charter is available on the Corporate Governance Web Page: https://www.teledyne.com/who-we-are/corporate-governance). The members of the Personnel and Compensation Committee are “independent” under the NYSE listing standards.

The Committee is composed exclusively of independent directors that are deemed “non-employee directors” under Section 16 of the Exchange Act.

Our Chief Executive Officer works with the Personnel and Compensation Committee Chair, our Executive Vice President, General Counsel, Chief Compliance Officer and Secretary and our Vice President of Human Resources in establishing the agenda for the Committee. Our Chief Executive Officer makes compensation recommendations to the Committee for the named executives (other than Executive Chairman). The Personnel and Compensation Committee’s Chair reports the Committee’s recommendations on executive compensation to the Board. The Personnel and Compensation Committee has the authority, under its charter, to obtain advice and assistance from internal or external legal, accounting or other advisors. The Personnel and Compensation Committee has the sole authority and resources to retain and terminate any compensation consultant to be used to assist in the evaluation of the Executive Chairman’s, Chief Executive Officer’s or other executive officers’ compensation and has sole authority to approve the consultant’s fees and other retention terms. As discussed below under “Compensation Discussion and Analysis,” the Committee retained Exequity LLP to assist the Committee in fulfilling its responsibilities in 2024. The Personnel and Compensation Committee may delegate its responsibility to control and manage the plan assets of our employee benefit plans. In addition, under the terms of our stock incentive plans, the Personnel and Compensation Committee may delegate certain powers and authority under the stock incentive plan as it deems appropriate to a subcommittee and/or designated officers and, as discussed below under “Compensation Discussion and Analysis,” the Personnel and Compensation Committee has made a limited delegation of authority to both our Executive Chairman and Chief Executive Officer to grant stock options and restricted stock units pursuant to this authority.

The report of the Personnel and Compensation Committee is included under “Executive and Director Compensation” at page 45.

30	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Item 2 on Proxy Card — Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025. Deloitte & Touche LLP has served as our independent registered public accounting firm effective May 1, 2015. The Audit Committee believes that Deloitte & Touche LLP is knowledgeable about our operations and accounting practices and is well qualified to act in the capacity of independent registered public accounting firm. The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025 is subject to the continued approval of the Audit Committee.

Although the appointment of an independent registered public accounting firm is not required to be approved by the stockholders, the Audit Committee and the Board of Directors believe that stockholders should participate in such selection through ratification. The proposal to ratify the Audit Committee’s appointment of Deloitte & Touche LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the shares cast on the proposal by holders present virtually or represented by proxy at the meeting. Unless otherwise instructed, the individuals named as proxies in the proxy card will vote each proxy received by them in favor of ratifying the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025. If you specifically abstain from voting on the proposal, your shares will not affect the outcome of the vote. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment of Deloitte & Touche LLP as an independent registered public accounting firm. Notwithstanding the ratification of Deloitte & Touche LLP as our independent auditors, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of Teledyne and its stockholders. It is expected that representatives of Deloitte & Touche LLP will be present at the meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Board of Directors Recommends

a Vote FOR Ratification of the Appointment

of Deloitte & Touche LLP as the

Company’s Independent Registered Public Accounting Firm.

Fees Billed by Independent Registered Public Accounting Firm

The following table sets forth fees billed by Deloitte & Touche LLP for professional services rendered for the 2024 fiscal year and for the 2023 fiscal year (in thousands).

	2024	2023

Total Audit Fees(1)	$6,519	$5,959

Total Audit-Related Fees(2)	19	—

Tax Fees(3)	944	1,675

All Other Fees(4)	2	2

Total	$7,484	$7,636

(1)

Aggregate fees billed for professional services rendered for the audit of our annual financial statements and internal control pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, for statutory audits of certain subsidiaries, for the reviews of financial statements included in our quarterly reports on Form 10-Q and accounting consultations on matters reflected in the financial statements.

(2)	Fees primarily related to environmental financial assurances services.
(3)	Tax fees related to U.S. Federal and State compliance services and tax advisory services for our U.S. and foreign subsidiaries.
(4)	Fees for the Company’s subscription to Deloitte’s online accounting and reporting technical library.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	31

Item 2 on Proxy Card — Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm (continued)

Guidelines Regarding External Auditing Firms

Our Audit Committee has adopted guidelines relating to the rendering of services by external auditors. The principal terms are as follows:

Pre-Approval of Audit Services. The guidelines require the approval of the Audit Committee prior to retaining any firm to perform any Audit Services. “Audit Services” include the services necessary to audit our consolidated financial statements for a specified fiscal year and the following audit and audit-related services: (a) Statement on Auditing Standards No. 71 quarterly review services; (b) regulatory and employee benefit plan financial statement audits; and (c) compliance and statutory attestation services for our subsidiaries. Subject to limited exceptions, the policies further provide that the Audit Committee must pre-approve the engagement of our independent registered public accounting firm to provide any services other than Audit Services. The Chair of the Audit Committee may, however, pre-approve the engagement of our independent registered public accounting firm for such non-audit services to the extent the fee is reasonably expected to be less than $150,000. Pre-approval will not be required for de minimis services if (i) the costs of such services in the aggregate are less than $150,000 or 5% of the total fees of our independent registered public accounting firm, whichever is lesser during such fiscal year; (ii) such services were not recognized by us at the time of the engagement to be non-audit services; and (iii) such services are promptly and subsequently approved by the Audit Committee or the Chair of the Audit Committee (if reasonably expected to be less than $150,000 or 5% of the total fees of our independent registered public accounting firm, whichever is lesser) prior to completion of the audit.

Executive Relationship Limitation. The guidelines provide that no firm shall perform for us any Audit Service if the Company’s Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer, or any person serving in an equivalent position for the Company, was employed by that firm and participated in any capacity in the Company’s audit during the one-year period preceding the date of the initiation of the audit.

Non-Audit Services Limitations. If the fee for any non-audit services is reasonably expected to be $350,000 or more, we must seek at least one competing bid from another firm prior to engaging our independent registered public accounting firm, unless there are exceptional circumstances or if it relates to the public offering of our securities. Management will determine whether awarding the assignment to our independent registered public accounting firm would be advantageous to us because our independent registered public accounting firm could utilize its deeper knowledge of the Company to do a more efficient and effective job than another provider of services or could perform the services for a lower fee. While price will be a factor in evaluating competing proposals, professional competence, client service and experience in handling similar matters are also key factors. Prior to retaining our independent registered public accounting firm to perform services other than Audit Services, management will consider whether such retention could impair our independent registered public accounting firm’s independence.

The guidelines prohibit us from engaging our independent registered public accounting firm to perform any of the following non-audit services or other services that the Public Company Accounting Oversight Board determines by regulation to be prohibited: bookkeeping or other services related to accounting records or financial statements; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution-in-kind reports; actuarial services; internal auditing outsourcing services; management functions or human resources; broker or dealer, investment advisor, or investment banking services; individual tax services to executives; roles that involve financial reporting responsibility; or legal services and expert services unrelated to the audit.

Hiring Limitation. To avoid appearances of conflicts of interest, we will not hire before a one-year cooling-off period into either a finance function or an audit function personnel of our independent registered public accounting firm who are at the level of partner, principal or manager if such person worked on the audit of our consolidated financial statements during the fiscal year just ended or if such person is working on the audit of our consolidated financial statements for the current fiscal year.

32	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Item 2 on Proxy Card — Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm (continued)

Audit Partner Rotation. The guidelines provide that neither the lead or coordinating partner of our independent registered public accounting firm having primary responsibility for our audit, nor the partner responsible for reviewing our audit, shall perform Audit Services for the Company for more than five consecutive fiscal years. An audit director can perform Audit Services for up to seven consecutive fiscal years.

On a quarterly basis in executive session, management and our independent registered public accounting firm review with the Audit Committee all audit, non-audit and tax services that the firm provides to us. For 2024, all audit and non-audit services rendered by our independent registered public accounting firm were pre-approved in accordance with our policies.

In making its recommendation to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2025 fiscal year, the Audit Committee considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	33

Audit Committee Report

The following report of the Audit Committee is included in accordance with SEC rules and regulations. It does not constitute “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference into any of our filings under the Exchange Act.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the audited financial statements for the fiscal year ended December 29, 2024 (the “Financial Statements”) of Teledyne Technologies Incorporated and its consolidated subsidiaries (the “Company”).

The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, as amended and restated effective December 30, 2024, which has been adopted by the Board of Directors. The Audit Committee is comprised of eight directors. The Company’s Board of Directors has determined that each member of the Audit Committee is independent in accordance with the applicable rules of the New York Stock Exchange. The Board of Directors has also determined that at least one director has “financial management expertise” under New York Stock Exchange listing standards and that Simon M. Lorne is an “audit committee financial expert” within the meaning of the Securities and Exchange Commission regulations.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s Financial Statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee reviewed and discussed the Company’s Financial Statements with management and Deloitte & Touche and discussed with Deloitte & Touche the matters required to be discussed by the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has received written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communication with the Audit Committee concerning independence and has discussed with Deloitte & Touche its independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Audit Committee may rely without independent verification on the information provided to them and on the representations made by management and Deloitte & Touche. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

  Simon M. Lorne, Chair

  Kenneth C. Dahlberg

  Michelle A. Kumbier

  Robert A. Malone

  Vincent J. Morales

  Jane C. Sherburne

  Denise R. Singleton

  Michael T. Smith

February 18, 2025

34	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Item 3 on Proxy Card — Advisory Resolution on Executive Compensation

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve on an advisory basis a resolution on the Company’s executive compensation as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is designed to attract and retain high quality executives and to align the interest of management with the interests of stockholders by rewarding both short- and long-term performance.

We urge stockholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narratives which provide detailed information on the compensation of our named executives. The Personnel and Compensation Committee believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executives reported in this Proxy Statement has supported and contributed to the Company’s success.

We are asking stockholders to approve the following advisory resolution at the 2025 Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers during 2024, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2025 Annual Meeting of Stockholders, is hereby APPROVED, on an advisory basis.

This advisory resolution, commonly referred to as a “say on pay” resolution, is not binding on the Board of Directors or the Company. Although non-binding, the Board and the Personnel and Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

The proposal to adopt the advisory resolution set forth above will be approved by the stockholders if it receives the affirmative vote of a majority of the shares cast by those holders present virtually or represented by proxy at the meeting. If you sign and return your proxy card, your shares will be voted (unless you indicate to the contrary) to approve the advisory resolution. Abstentions and broker non-votes will each be counted as present for purposes of determining a quorum but will not have any effect on the outcome of the proposal.

At the 2023 Annual Meeting of Stockholders, our stockholders voted in a non-binding advisory vote in favor of holding an advisory “say on pay” vote on an annual basis, which our Board of Directors approved. Therefore, we currently expect our next say on pay proposal (after the vote on this Item 3) will be held at our next annual meeting in 2026.

The Board of Directors Recommends

a Vote FOR Approval of the Advisory Resolution

on Executive Compensation.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	35

Item 4 on Proxy Card — Amendments To Our Restated Certificate Of Incorporation To Adopt Majority Voting Provisions

We are asking our stockholders to approve amendments (the “Majority Voting Amendments”) to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate certain provisions that require a supermajority vote of stockholders. This summary of the Majority Voting Amendments is qualified in its entirety by the specific text of the proposed amendments to the Certificate of Incorporation, which are attached as Appendix A to this Proxy Statement.

A summary of the proposed amendments is as follows:

	Current Voting Standard	Proposed Amended Voting Standard

Adopting, amending, or repealing bylaws	75% vote of outstanding shares	Majority vote of outstanding shares

Removing a director for cause	75% vote of outstanding shares	Majority vote of outstanding shares

Adopting or authorizing a Fundamental Change	Two-thirds vote of outstanding shares	Majority vote of outstanding shares

Altering, amending, supplementing or repealing provisions of charter	75% vote of outstanding shares	Majority vote of outstanding shares

Background

At the Company’s 2024 Annual Meeting of Stockholders, our stockholders voted on a stockholder proposal requesting that the Board take the steps necessary, in compliance with applicable laws, so that each stockholder voting requirement in our Certificate of Incorporation and Bylaws (the “Governance Documents”) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. The proposal passed with the support of a majority of the votes cast at our 2024 Annual Meeting of Stockholders.

The Board has carefully considered the advantages and disadvantages of maintaining supermajority voting requirements in our Governance Documents, including the provisions requiring the affirmative vote of 75% of the combined voting power of all outstanding voting securities of the Company to amend certain provisions of our Certificate of Incorporation, to adopt, amend or repeal the bylaws of the Company, to remove directors of the Company, and two-thirds of the outstanding shares of Common Stock for the adoption or authorization of a fundamental change. In our 2024 proxy statement, the Board recommended that stockholders vote against the stockholder proposal, explaining that the supermajority voting requirements in the Governance Documents are intended to ensure broad stockholder support for limited fundamental corporate matters, protect against large stockholders acting in their own self-interests and having the power to approve actions that would significantly alter the governance of the Company, including fundamental changes to the Company’s corporate governance structure or operations that could negatively impact the interests of all stockholders. The Board acknowledges, however, that stockholders have expressed a different view and, after weighing the considerations, including a review of the voting standards of its peer group, the Board has determined that it is in the best interests of the Company and its stockholders to eliminate the supermajority voting requirements in our Governance Documents by adopting the Majority Voting Amendments.

The Board has approved and recommends that the Company’s stockholders approve the Majority Voting Amendments as set out in Appendix A. If stockholders approve this proposal by the required vote, the Majority Voting Amendments will become effective upon the filing and effectiveness of the Majority Voting Amendments with the Secretary of State of the State of Delaware. The Board currently plans to file the Majority Voting Amendments as soon as reasonably practicable after receiving the required approval from the Company’s stockholders.

36	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Item 4 on Proxy Card — Amendments To Our Restated Certificate Of Incorporation To Adopt Majority Voting Provisions (continued)

Vote Required; Board Recommendation

The approval of the amendment to our Certificate of Incorporation requires the affirmative vote of the holders of at least 75% of the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors of the Board of Directors of the Company, voting together as a single class. Abstentions and broker non-votes will have the effect of a vote against this proposal.

The Board of Directors Recommends a Vote FOR

the Amendments to Our Restated Certificate of Incorporation

To Adopt Majority Voting Provisions.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	37

Item 5 on Proxy Card — Stockholder Proposal

John Chevedden, residing at 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, has informed the Company that he intends to present the proposal set forth below at our Annual Meeting. The number of the Company’s securities that Mr. Chevedden owns will be provided to stockholders promptly upon request. If Mr. Chevedden or his qualified representative is present at the Annual Meeting and properly submits the proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting. In accordance with federal securities laws, the stockholder proposal is presented below as submitted by the stockholder and is quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

For the reasons stated in the Board’s Statement in Opposition,

which follows the stockholder proposal,

the Board unanimously recommends that

you vote “AGAINST” the stockholder proposal.

Stockholder Proposal

Proposal 5 – Support Shareholder Ability to Call for a Special Shareholder Meeting

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. This includes that all the requirements for shareholders to call a special shareholder meeting be included in the bylaws.

A shareholder right to call for a special shareholder meeting, as called for in this proposal, can help make shareholder engagement meaningful. A shareholder right to call for a special shareholder meeting will help ensure that the Teledyne Technologies Board and management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for a special shareholder meeting.

To guard against the Board of Directors becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies.

This proposal topic is now more important than ever because there has been a mad rush of Board exculpation proposals to limit the financial liability of directors when they violate their fiduciary duty.

Companies often claim that shareholders have multiple means to communicate with management but in most cases these means are as effective as mailing a letter to the CEO.

With the widespread use of online shareholder meetings it is much easier for a company to conduct a special shareholder meeting for important issues and TDY bylaws need to be updated accordingly.

Please vote yes:

Support Shareholder Ability to Call for a Special Shareholder Meeting — Proposal 5

38	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Item 5 on Proxy Card — Stockholder Proposal (continued)

Vote Required

Proposal 5 set forth above will be approved by the stockholders if it receives the affirmative vote of a majority of the shares cast by those holders present virtually or represented by proxy at the meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining a quorum but will not have any effect on the outcome of the proposal.

The Board’s Statement in Opposition

The Board has considered this proposal and concluded that its adoption is not in the best interests of our stockholders. Accordingly, the Board unanimously recommends a vote AGAINST this proposal for the following reasons.

Allowing 10% of Stockholders to Call Special Meetings Would Be Costly, Disruptive and Benefit Only a Small Percentage of Stockholders

Enabling the holders of only 10% of the Company’s outstanding stock to call special meetings at any time and for any purpose could subject the Company and the Board to disruption from a small percentage of our stockholders or special interest groups with an agenda that is not in the best interests of the Company or our long-term stockholders.

Allowing stockholders to call special meetings could impose substantial administrative and financial burdens on the Company and could significantly disrupt the conduct of the Company’s business. A special meeting of stockholders is expensive and time-consuming due to the costs associated with preparing the required disclosure documents and the related printing and mailing costs. Additionally, preparing for a special stockholder meeting requires significant time and attention of the Board, members of senior management and other key employees, diverting their time and attention away from their primary function of operating the business of the Company in the best interests of our stockholders.

The Board believes that special meetings of stockholders should only be called in extraordinary circumstances, when the Board or the Company’s senior management determines, in accordance with their business judgment and the exercise of their fiduciary duties, that it is in the best interests of stockholders to take the extraordinary step of convening a special meeting. As a result, our Restated Certificate of Incorporation provides that a special meeting of stockholders may only be called by the Board, the Chairman of the Board or the Chief Executive Officer.

We Have an Excellent Corporate Governance Structure

Our existing governance policies and practices provide stockholders with numerous avenues to address and discuss our business and governance policies with our Board, and ensure that our Board acts independently and maintains accountability to our stockholders. Our Board believes that the corporate governance concerns raised by the proponent are misplaced. Some of the Company’s progressive governance practices include the following:

•	the Company recently amended the Restated Certificate of Incorporation to provide for the phased-in declassification of the Board and the annual election of directors;
•

the Company has adopted proxy access, which allows stockholders owning at least 3% of the Company’s common stock for three years to nominate, and include in the Company’s proxy materials, director candidates constituting up to 20% of the Board;

•

the Company has adopted a majority voting standard for uncontested elections of directors, such that in an uncontested election, a nominee will be elected to the Board only if the number of shares voted for the nominee exceeds the number of shares voted against the nominee, and if an incumbent director is not elected by a majority of votes cast, he or she is required to offer to tender his or her resignation to the Board;

•	10 of our 11 current directors, or 91%, are “independent” under the standards of the Securities and Exchange Commission and NYSE;
•	each of Teledyne’s Audit, Personnel and Compensation and Nominating and Governance Committees is composed solely of independent directors;

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	39

Item 5 on Proxy Card — Stockholder Proposal (continued)

•	the independent directors participate in regularly scheduled executive sessions, led by the Lead Independent Director without management present; and
•	this year at the Annual Meeting, the Board is recommending an amendment to the Company’s Restated Certificate of Incorporation to eliminate all supermajority voting provisions.

For these reasons, the Board unanimously urges

stockholders to vote “AGAINST” the stockholder proposal.

40	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Other Business

We know of no business that may be presented for consideration at the meeting other than the five action items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, including a proposal to adjourn or postpone the meeting, the persons designated as proxies in your proxy card may vote at their discretion.

Following adjournment of the formal business meeting, stockholders will have an opportunity to submit questions about our Company and businesses. Questions will be answered after the meeting by following up directly with the stockholder of record or the registered beneficial owner. Please include your email address with your question so that we may follow up with you.

Stock Ownership Information

Five Percent Owners of Common Stock

The following table sets forth the number of shares of our common stock owned beneficially by each person or entity known to us to own beneficially more than five percent of our outstanding common stock. As of February 14, 2025, we had received notice that the individuals and entities listed in the following table are beneficial owners of five percent or more of our common stock. In general, “beneficial ownership” includes those shares that a person or entity has the power to vote or transfer, and options to acquire common stock that are exercisable currently or within 60 days. As of February 14, 2025, we had 46,837,299 shares outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group, Inc.
100 Vanguard Blvd Malvern, PA 19355	5,516,154	(1)	11.8%
T. Rowe Price Associates, Inc.
100 E. Pratt Street Baltimore, MD 21202	4,555,265	(2)	9.7%
BlackRock, Inc.
50 Hudson Yards New York, NY 10001	4,126,878	(3)	8.8%

(1)

Based on an amendment to Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 13, 2024, reporting shared voting power with respect to 56,926 shares, shared dispositive power with respect to 190,827 shares and sole dispositive power with respect to 5,325,327 shares.

(2)	Based on an amendment to Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. on September 30, 2024, reporting that it has sole voting power with respect to 4,411,635 shares, and sole dispositive power with respect to 4,554,717 shares.

(3)

Based on an amendment to Schedule 13G filed with the SEC by BlackRock, Inc. on January 25, 2024, reporting that it has sole voting power with respect to 3,803,373 shares, and sole dispositive power with respect to 4,126,878 shares.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	41

Stock Ownership Information (continued)

Stock Ownership of Management

The following table shows, as of February 14, 2025, the number of shares of common stock beneficially owned by (i) our directors and named executives, and (ii) our directors and executive officers as a group, including shares as to which a right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act. Certain shares beneficially owned by our officers and directors may be held in accounts with third party brokerage firms.

Beneficial Owner	Number of Shares		Percent of Class

Edwin Roks	66,579	(1)	*

Stephen F. Blackwood	30,433	(2)	*

Robert Mehrabian	211,245	(3)	*

George C. Bobb III	30,882	(4)	*

Jason VanWees	103,461	(5)	*

Charles Crocker	43,932	(6)	*

Kenneth C. Dahlberg	18,735	(7)	*

Michelle A. Kumbier	1,633	(8)	*

Simon M. Lorne	67,288	(9)	*

Robert A. Malone	4,924	(10)	*

Vincent J. Morales	939	(11)	*

Jane C. Sherburne	5,501	(12)	*

Denise R. Singleton	1,613	(13)	*

Michael T. Smith	52,567	(14)	*

Wesley W. von Schack	10,115	(15)	*

All directors and executives as a group (17 persons)	702,287	(16)	1.5%

*	Less than one percent.

(1)

The amount includes 416 shares held in Teledyne’s 401(k) Plan based on information received as of January 2025 and 57,271 shares of our common stock underlying stock options exercisable within 60 days of February 14, 2025. Does not include 5,612 unvested Restricted Stock Units subject to forfeiture.

(2)

The amount includes 445 shares of unvested restricted stock subject to subject to forfeiture, 184 shares held in Teledyne’s 401(k) Plan based on information received as of January 2025 and 18,756 shares of our common stock underlying stock options exercisable within 60 days of February 14, 2025. Does not include 1,847 unvested Restricted Stock Units subject to forfeiture.

(3)

The amount includes 140,198 shares held by The Mehrabian Living Trust, of which Dr. Mehrabian and his wife are trustees, 4,355 shares of unvested restricted stock subject to forfeiture and 66,692 shares of our common stock underlying stock options exercisable within 60 days of February 14, 2025. Does not include 4,883 unvested Restricted Stock Units subject to forfeiture.

(4)

The amount includes 772 shares of unvested restricted stock subject to forfeiture and 20,491 shares of our common stock underlying stock options exercisable within 60 days of February 14, 2025. Does not include 2,841 unvested Restricted Stock Units subject to forfeiture.

(5)	The amount includes 596 shares of unvested restricted stock subject to forfeiture, 3,119 shares held in Teledyne’s 401(k) Plan based on

42	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Stock Ownership Information (continued)

information received as of January 2025 and 41,303 shares of our common stock underlying stock options exercisable within 60 days of February 14, 2025. Also includes the following shares held by Mr. VanWees’ spouse, beneficial ownership of which is disclaimed: 894 shares held directly by spouse, 1,605 shares held in Teledyne’s 401(k) Plan based on information as of January 2025 and 8,355 shares of our common stock underlying stock options exercisable within 60 days of February 14, 2025. Does not include 2,925 unvested Restricted Stock Units subject to forfeiture, 372 of which were awarded to Mr. VanWees’ spouse.

(6)

The amount includes 13,513 shares held by the Crocker Revocable Trust, Charles Crocker, Trustee and 568 vested Restricted Stock Units. Does not include 468 Restricted Stock Units subject to forfeiture.

(7)	The amount includes 18,316 shares held by the Dahlberg Family Trust. Does not include 468 unvested Restricted Stock Units.

(8)	The amount includes 1,245 shares of vested Restricted Stock Units. Does not include 468 unvested Restricted Stock Units.

(9)	The amount includes 2,444 shares of vested Restricted Stock Units. Does not include 468 unvested Restricted Stock Units.

(10)	Does not include 468 unvested Restricted Stock Units.
(11)	The amount includes 939 shares of vested Restricted Stock Units. Does not include 468 unvested Restricted Stock Units.

(12)	The amount includes 4,418 shares held by the Jane Sherburne Revocable Trust and 1,083 shares of vested Restricted Stock Units. Does not include 468 unvested Restricted Stock Units.

(13)	The amount includes 1,278 shares of vested Restricted Stock Units. Does not include 468 unvested Restricted Stock Units.

(14)	The amount includes 200 shares owned by Mr. Smith’s wife, beneficial ownership of which is disclaimed. Does not include 468 shares of unvested Restricted Stock Units.

(15)

The amount includes an aggregate of 7,935 shares held by The von Schack Revocable Trust and The Wesley von Schack Revocable Trust, and 2,180 shares of vested Restricted Stock Units. Does not include 468 unvested Restricted Stock Units.

(16)

This amount includes 7,125 shares of restricted stock, 9,737 of vested Restricted Stock Units and 233,165 shares of our common stock underlying stock options exercisable within 60 days of February 14, 2025. Does not include 25,572 unvested Restricted Stock Units. For 11,034 shares of the total, beneficial ownership is disclaimed. 187,966 shares of the total are held jointly and in trusts. The total also includes shares beneficially held by two Section 16 executive officers not listed on the table because they are not named executive officers.

Phantom Shares. Prior to January 1, 2015, non-employee directors could elect to defer payment of up to 75% of their annual retainer fees and committee chair fees and 100% of their meeting fees under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan (Deferred Compensation Plan). Non-employee directors could elect to have their deferred monies treated as though they are invested in our common stock (Teledyne Common Stock Phantom Fund). Deferrals to the Teledyne Common Stock Phantom Fund mirrored actual purchases of stock, but no actual stock is issued, and the award is settled in cash. There are no voting or other stockholder rights associated with the Teledyne Common Stock Phantom Fund. As of February 14, 2025, the following directors had the following number of phantom shares of common stock under the Deferred Compensation Plan: Charles Crocker — 451 phantom shares; Simon M. Lorne — 1,049 phantom shares; and Michael T. Smith — 1,245 phantom shares.

Delinquent Section 16(a) Reports. The rules of the SEC require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and statutory insiders. To the best of our knowledge, all of the filings for our directors and statutory insiders were made on a timely basis in 2024, with the exception of one inadvertent late filing made by Mr. VanWees in December 2024 reporting an option exercise and sale by his spouse. Mr. VanWees disclaims beneficial ownership of securities held by his spouse.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	43

Stock Ownership Information (continued)

Securities Authorized for Issuance under Equity Compensation Plans as of December 29, 2024

The following table summarizes information about our common stock that may be issued upon the exercise of options, warrant and rights under all of our equity compensation plans, as of December 29, 2024:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(a)		Weighted-Average Exercise Price of Outstanding Options, Warrants or Rights(b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans [excluding securities reflected in column(a)]

Equity compensation plans approved by security holders:

Amended and Restated 2014 Incentive Award Plan	1,135,749	(1)	$278.34	(2)	1,589,227	(3)

Equity compensation plans not approved by security holders:

Employee Stock Purchase Plan(4)	—		—		1,000,000

Total	1,135,749		$278.34	(2)	2,589,277

(1)

Includes 156,447 shares subject to restricted stock unit awards issued to employees and directors, including performance-based restricted stock units assuming goals are met at the maximum performance target.

(2)	Does not include the securities described in footnote (1) above, which do not have an exercise price.

(3)

The number of shares available for future issuance (i) includes shares transferred from the predecessor Amended and Restated 2008 Incentive Award Plan and (ii) assumes the issuance of 156,447 shares subject to restricted stock unit awards issued to employees and directors, including performance-based restricted stock units assuming goals are met at the maximum performance target.

(4)

We maintain an Employee Stock Purchase Plan (commonly known as The Stock Advantage Plan) for eligible employees. It enables employees to invest in our common stock through automatic, after-tax payroll deductions, within specified limits. We add a 25% matching Company contribution up to $1,196 annually. Our contribution is currently paid in cash and the plan administrator purchases shares of our common stock in the open market. Historically, all shares used to fund the Employee Stock Purchase Plan have been purchased on the open market and no new shares have been issued.

44	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Executive and Director Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Personnel and Compensation Committee (referred to as the “Committee” in this CD&A) has made under those programs, and the factors considered in making those decisions. This CD&A focuses on the compensation of our Named Executive Officers for 2024, who are listed below and appear in the Compensation Tables beginning on page 67.

The following individuals represented our named executive officers (“NEOs” or “named executives”) for 2024:

Name	Position at 2024 Fiscal Year End

Edwin Roks	Chief Executive Officer

Stephen F. Blackwood	Senior Vice President and Chief Financial Officer

Robert Mehrabian	Executive Chairman

George C. Bobb III	President and Chief Operating Officer
Jason VanWees	Vice Chairman

All of our NEOs were corporate executives during 2024. Effective February 18, 2025, Mr. Blackwood became Teledyne’s Executive Vice President and Chief Financial Officer.

Our Compensation Objectives and Core Principles

Our objective with respect to executive compensation is to attract and retain executives of the highest quality and to align the interests of management with the interests of stockholders by rewarding both short- and long-term performance. To this end, we are guided by the following principles:

Pay for Performance

The majority of NEO pay is at-risk and performance-based:

•  Other than base salary, all of our CEO’s 2024 pay was at-risk and/or tied to Company stock price.

•  NEO pay is tied to metrics based upon return to stockholders over time and the Company’s operating performance, including results against long-term growth targets.

Alignment with Stockholders	Our compensation programs align NEOs’ interests with those of our stockholders: • A majority of pay for our NEOs is tied to Company performance. • We maintain stock ownership guidelines for all NEOs.

Programs Drive Long- Term Growth	We invest in and reward talent with the greatest potential to drive the long-term growth of our Company, while holding NEOs accountable to the Company’s strategy and values.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	45

Compensation Discussion and Analysis (continued)

Checklist of Compensation Practices

What We Do	What We Don’t Do

✓  Pay for performance. We align pay and performance, with the majority of NEO pay “at-risk.”

✓ Maintain conservative compensation risk profile. Performance incentive awards are capped and there will be no payout if minimum performance goals are not achieved.

✓  Peer-based, market-informed compensation. Base salaries and other components of NEO compensation are informed by external market conditions, including peer group data provided by independent compensation consultants, and are approved by the Committee, which consists entirely of independent directors.

✓  Limited perquisites. Perquisites are minimal.

✓  Double-Trigger provisions in the event of a change in control. We include “double-trigger” change in control provisions in our NEOs’ severance agreements.

✓  Maintain robust stock ownership guidelines. We have stock ownership guidelines for key executive officers and directors.

✓  Company-adopted clawback policy. We have a formal policy related to the “clawback” of incentive compensation in the event of a financial restatement or in the event of a felony, willful misconduct, or breach of a fiduciary duty, or the commission of an act of fraud, embezzlement, or misappropriation. Our clawback policy covers incentive-based compensation, including time-based stock options and restricted stock units, and complies with the NYSE listing exchange rules.

  No guaranteed variable compensation. We do not guarantee bonuses, or equity awards, outside of certain negotiated, one-time new hire situations (no such situations existed for NEOs in 2024).

  No upward exercise of discretion. We have not exercised discretionary upward adjustment to incentive awards for individuals who were NEOs as of the grant date of such award.

  No discounting or repricing of underwater stock options. We have never re-priced stock options.

  No short selling, hedging, or pledging of Company stock. Our insider trading policy prohibits short sales of our stock and pledging or hedging of Company stock by directors and all employees who have been granted options to purchase the Company’s Common stock or granted awards of the Company’s Common Stock in the form of restricted stock or restricted stock units, including executive officers, in each case without prior advance approval from our Executive Vice President, General Counsel, Chief Compliance Officer and Secretary and the Vice President, Associate General Counsel and Assistant Secretary (no such advance approvals were granted to directors or NEOs in 2024).

  No excise or other tax gross-ups to executives in the event of a change in control. We do not provide executive officers with tax gross-ups related to change in control.

Highlights of 2024 Performance and Stockholder Return

2024 Financial Performance. 2024 was a record year for Teledyne: full-year sales, cash flow and non-GAAP earnings per share and operating margin were all-time records. Furthermore, orders exceeded sales for five consecutive quarters, and we ended the year with record backlog. Nevertheless, we failed to achieve some of our target goals for the year, and as a result Annual Incentive Plan awards were lower than in recent years.

Total Stockholder Return (“TSR”) Performance. The graph below shows Teledyne’s cumulative total stockholder return (i.e., price change plus reinvestment of dividends) on our common stock for the five fiscal years ending December 29, 2024, as compared to the Standard & Poor’s 500 Composite Index and the Standard & Poor’s 1500 Industrials. Teledyne is a stock component of the S&P 500. The graph assumes $100 was invested on December 27, 2019. In accordance with the rules of the SEC, this presentation is not incorporated by reference into any of our registration statements under the Securities Act.

46	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Compensation Discussion and Analysis (continued)

225
200
175
150
125
100
75
12/29/19
01/03/21
01/02/22
01/01/23
12/31/23
12/29/24

	12/29/19	01/03/21	01/02/22	01/01/23	12/31/23	12/29/24
Teledyne Technologies	100	113	126	115	128	136
S&P 1500 Industrials	100	111	136	127	153	181
S&P 500 Composite	100	118	152	124	157	199

Role of the Committee, Management, and Independent Compensation Consultant

The Personnel and Compensation Committee reviews and administers the compensation for Dr. Roks and other members of senior management, including the NEOs. In the case of Dr. Roks and Dr. Mehrabian, the compensation determinations made by the Committee are reviewed and approved by the entire Board of Directors.

In 2024, the Committee retained Exequity LLP (“Exequity”), an independent compensation consultant, to assist the Committee in fulfilling its responsibilities. The services that Exequity performed for Teledyne were related to executive and director compensation and were primarily in support of decision-making by the Committee and, in the case of director compensation, the Nominating and Governance Committee. No other services were provided by Exequity for the Company during 2024. In January 2024 and January 2025, the Committee conducted an independence and conflict-of-interest assessment of its retention of Exequity, and no conflicts of interest were identified and the Committee determined that Exequity was independent. In reaching these conclusions, the Committee considered factors set forth in applicable rules promulgated by the SEC.

The Committee is charged with the review and approval of the corporate goals and objectives relevant to NEO compensation, evaluating each NEO’s performance in light of those goals and objectives, and determining and approving each NEO’s compensation based on this evaluation. In 2024, Dr. Roks and Dr. Mehrabian worked with the Committee Chair in making compensation recommendations for the other NEOs and with our Executive Vice President, General Counsel, Chief Compliance Officer and Secretary and the Vice President of Human Resources in establishing the agenda for the Committee.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	47

Compensation Discussion and Analysis (continued)

2024 Executive Compensation Changes and Highlights

Effective January 1, 2024, Edwin Roks was promoted to Teledyne’s Chief Executive Officer, George C. Bobb III was promoted to Teledyne’s President and Chief Operating Officer and Robert Mehrabian became Teledyne’s Executive Chairman.

In connection with these promotions, in October 2023, the Personnel and Compensation Committee approved changes that resulted in compensation increases for Dr. Roks and Mr. Bobb effective January 1, 2024. Jason VanWees, Teledyne’s Vice Chairman, also received a compensation increase effective January 1, 2024. In October 2023, the Committee further amended and restated the Employment Agreement with Dr. Mehrabian in connection with these management changes that resulted in lower overall compensation starting January 1, 2024, as described in more detail below under the heading “Employment Agreement with Dr. Mehrabian.”

As part of these management changes and promotions, the Committee rebalanced the long-term compensation of NEOs and other senior executives to set an equal value mix among the three components of Teledyne’s long-term compensation programs (stock options, cash-based performance plan, and performance-based restricted stock units), with each component representing 1/3 of the value of such executive’s target total long-term compensation. The Committee made this change in order to align the weighting of these components with broader market norms and the manner in which these components had been weighted in Dr. Mehrabian’s Employment Agreement since 2021.

In making these compensation changes, the Committee consulted with and received input from Exequity, the Committee’s independent compensation consultant.

Despite our record financial performance in 2024, Annual Incentive Plan (“AIP”) awards (short-term cash opportunity) to NEOs for 2024 were lower than target, due principally to the failure to meet threshold levels of the managed working capital component of the AIP award at the corporate level, which represented 15% of the overall award opportunity, and to lower performance against our revenue and earnings targets.

Payouts under our 2022-2024 Performance Plan and our 2022-2024 restricted stock unit awards were also below target levels due to lower performance against our revenue, earnings and return to stockholder targets over the three-year performance period.

In January 2024, we issued stock options to NEOs and other key employees. No stock options were issued in 2023 due to changes in grant timing practices.

2024 “Say-on-Pay” Vote

At the Company’s 2024 Annual Meeting of Stockholders held on April 24, 2024, the non-binding advisory vote on executive compensation passed with an approval rate of 95.8% of the votes cast. The Committee believes this strong level of stockholder support reflects a continuing endorsement of our executive compensation policies and philosophy. In light of the stockholder support demonstrated by this “say-on-pay” vote result, the Committee made no changes to its approach to executive compensation in 2024. The Committee will continue to consider the outcome of the Company’s “say-on-pay” votes when making future compensation decisions for the NEOs.

Components of 2024 Executive Compensation Program

The Committee determines compensation for each of our senior executives, including our NEOs. The Committee sets target amounts for overall compensation and specific compensation components and determines the mix of short- and long-term compensation in part by benchmarking pay for each of the NEOs against compensation at peer group companies. The Committee also receives advice and assistance in setting compensation from Exequity. The below table shows the compensation components applicable to 2024 executive compensation, all of which are reviewed at least annually by the Committee.

48	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Compensation Discussion and Analysis (continued)

Component	Purpose	Design

Base salary (cash)	Reflects the experience of the NEO and expected day-to-day contributions; amounts are supported by competitive market data.	Designed to reward level of responsibility, experience, and market competitiveness.

Annual Incentive Plan awards (short-term cash opportunities)	Short-term, at-risk pay designed to motivate achievement of annual performance goals in support of our strategic priorities and annual business plan.	Payouts are based on achievement of pre-established performance metrics; designed principally to reward year-over-year growth and other financial objectives, with market-based targets set for NEOs.

Long-term incentive compensation (long- term equity and cash opportunities)

Long-term, at-risk pay designed to balance short-term at-risk pay, align the interests of executives with stockholders, support our strategic priorities and three-year strategic plan, encourage executive retention, and align our programs with market practices.

Our NEOs receive long-term compensation opportunities in three parts:

•   Stock options, to reward increases in stock price and aligns the benefit realized by stockholders;

•   A cash-based Performance Plan to reward performance for achieving long-term growth targets set forth in our strategic plan and increases in our stock price return relative to the S&P 500 index over a three-year performance period; and

•   Performance-based restricted stock unit awards, which are intended to align NEO compensation with our stock price return relative to the S&P 500 index over a three-year performance period.

Base Salary

Base salary is fixed cash compensation delivered in return for day-to-day job responsibilities, leadership skills and experience. The Committee annually reviews base salaries for our NEOs in October of each year and makes adjustments when appropriate based on market competitiveness, driven primarily by feedback from Exequity. The Committee may also make periodic adjustments in connection with promotions or changes in responsibility.

The base salary for each of our NEOs is generally targeted at the industry/market median for each of their respective comparable positions unless the Committee identifies sound reasons to vary significantly from industry medians, such as competitive factors for a particular executive’s skill set. The Committee’s judgment will always be the guiding factor in base salary determinations, as well as any other compensation issue. The principal factors considered in decisions to adjust base salary are changes in compensation in our general industry and at our peer group companies, our recent and projected financial performance, individual performance measured against pre-established goals and objectives, criticality of that executive’s role, level of experience and market demand.

Please see “2024 Compensation Decisions for Named Executive Officers” beginning on page 51 for 2024 base salary determinations for all of our NEOs.

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Compensation Discussion and Analysis (continued)

Annual Incentive Plan Awards

AIP cash bonus awards are granted under the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan (the “Plan”). AIP award opportunities are expressed as a percentage of a participant’s base salary and based on the achievement of pre-defined performance measures, with up to a potential 200% of target payout in the case of significant over-achievement of such performance measures. No AIP bonus will be earned in any year unless operating profit is positive, after accruing for bonus payments, subject in each case to modification by the Committee. The majority of the AIP award is based on Teledyne’s achievement of certain financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals.

For 2024, 40% of AIP awards were tied to the achievement of predetermined levels of adjusted income before taxes, 25% to the achievement of predetermined levels of adjusted revenue, 15% to the achievement of predetermined levels of managed working capital as a percentage of revenue and 20% to the achievement of specified individual performance objectives. These predetermined levels may vary by business unit. In addition, per the Committee’s policy, downward (but not upward) discretionary adjustments are allowed with respect to AIP awards granted to NEOs.

See “2024 Compensation Decisions for Named Executive Officers” beginning on page 51 for details of the 2024 AIP awards paid to each of our NEOs.

Long-Term Incentive Compensation

The Company grants long-term incentive compensation to reward long-term performance and align the interests of key employees, including the NEOs, with Company stockholders.

Long-term incentive compensation consists of three components: stock options, a three-year cash-based Performance Plan and a performance-based restricted stock unit award program. We believe that the incentives provided by our long-term incentive compensation programs are consistent with our compensation goals of employee retention, rewarding executives for long-term operating performance and incentivizing executives for long-term increases in our stock price, both in absolute terms and as compared to the broader market. We believe the three-year vesting or performance period of our long-term incentive compensation awards is consistent with market practice and our overall compensation objectives.

Stock Options. Stock options provide our employees, including NEOs, with the opportunity to participate in stockholder value created as a result of stock price appreciation, which furthers our objective of aligning the interests of management with the interests of our stockholders.

All stock options granted are non-qualified stock options, vest ratably at a rate of one-third per year from the date of grant and have a term of ten years. A description of the treatment of stock options upon termination of employment can be found under the heading “Potential Payments Upon Termination or a Change in Control” on page 78 of this Proxy Statement.

Performance Plan. Performance Plan awards are scalable and are intended to reward NEOs to the extent we achieve specific pre-established financial performance goals and achieve certain levels of long-term return to stockholders relative to a broader market index. Forty percent of the award is based on the achievement of specified levels of adjusted income before taxes (aggregated over three years), 30% on the achievement of specified levels of revenue (aggregated over three years), and 30% on the achievement of specified levels of total shareholder return relative to the S&P 500 Index. The performance award is expressed as a percentage of the participant’s base salary as of the date that the award is granted. Performance Plan awards have a three-year performance period, with cash payouts, if any, made following the end of the three-year performance period.

Performance-Based Restricted Stock Unit Award Program. The performance-based restricted stock unit award program provides for grants of performance-based restricted stock units, generally each calendar year, to

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Compensation Discussion and Analysis (continued)

NEOs based on an aggregate fair market value equal to a percentage of each recipient’s annual base salary as of the date of the grant, unless otherwise determined by the Committee. The restricted stock units are subject to both time-based and performance-based restrictions. In general, the restricted period for each award of performance-based restricted stock units extends from the date of the grant to the third anniversary of such date, with the restrictions lapsing in full on the third anniversary from the date of grant, subject to achievement of performance goals. Performance conditions compare Teledyne’s total shareholder return over the calendar three-year period relative to the S&P 500 Index.

See “2024 Compensation Decisions for Named Executive Officers” beginning on page 51 for details of the 2024 long-term incentive awards granted to each of our NEOs.

Peer Group Comparisons

Our comparative peer group is representative of companies similar in size to us that operate in the industries in which we compete, specifically: digital imaging, instrumentation, aerospace and defense electronics and systems engineering. Such peer group is not used for the purposes of the performance graph included in the “Highlights of 2024 Performance and Stockholder Return” section above and in our Annual Report. To provide benchmark data for those jobs not matched to positions in the peer group, data from other published survey sources was used as additional reference, including the Radford executive compensation survey.

The peer group used by the Committee to provide benchmark information for 2024 pay decisions was comprised of the following companies:

Agilent Technologies, Inc. Ametek Inc. Bruker Corporation Fortive Corporation Garmin Ltd. Howmet Aerospace Inc. IDEX Corporation Keysight Technologies, Inc.	Mettler-Toledo International, Inc Revvity, Inc. (f/k/a PerkinElmer, Inc.) Teradyne Inc. TransDigm Group Incorporated Trimble, Inc. Waters Corporation Xylem, Inc. Zebra Technology Corporation

The Committee reviews the peer group on an annual basis, with assistance from Exequity. At the time our peer group was last reviewed by the Committee in July 2024, our peer group contained companies having median revenues (trailing twelve months) and median market capitalizations of $4.8 billion and $25.2 billion, respectively, compared with Teledyne’s revenues (trailing twelve months) and market capitalization of $5.6 billion and $18.8 billion, respectively. In assessing executive compensation, the Committee also reviews third party survey data collected from a broader industry group consisting of companies similar in size to understand what an executive with comparable responsibility to a Teledyne executive would earn in the broader industry. The companies in the general industry group have annual revenues of between $3.0 billion and $10 billion and the general industry group excludes financial organizations.

2024 Compensation Decisions for Named Executive Officers

Our compensation program is designed to provide competitive levels of pay opportunity and align NEO pay with internal performance objectives and stockholder value creation, while motivating and retaining talent. In October of each year the Committee, with assistance from Exequity, reviews and compares each NEO’s pay to various market data points for that NEO’s position. The Committee is guided by market benchmark information in setting compensation levels and determining the mix of cash and non-cash compensation. It typically aims to set pay at the 50th percentile, but this positioning may vary when appropriate based on an executive’s experience, performance, tenure, criticality of role, and variance from standard benchmarks. The Committee will consider the amount of prior salary increases, AIP awards, and long-term compensation awards as factors in determining compensation for the current period.

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Compensation Discussion and Analysis (continued)

Competitive Position of 2024 Compensation

The table below shows the competitive position of compensation in 2024 for each of our NEOs. It reflects targeted total compensation in terms of percentage deviation from the peer group (where applicable) and general industry median for each of our NEOs as presented to the Committee in October 2024. For purposes of this review, the Committee considered an executive’s total targeted annual compensation to be the sum of current year base salary, target bonus levels, the aggregate fair value of stock options granted during the fiscal year, the target value of performance-based restricted stock units granted during the fiscal year and the target value of Performance Plan awards. The analysis seeks to identify market levels of typical annual pay opportunity associated with normal pay programs. A consistent approach to quantifying pay opportunities is applied to peer companies and Teledyne to ensure accurate and meaningful comparisons.

	Total Compensation Deviation from

	Peer Group Median	General Industry Median

Edwin Roks	-49%	-44%

Stephen F. Blackwood	-31%	-35%

Robert Mehrabian	-41%	-35%

George C. Bobb III	-8%	+5%

Jason VanWees	+6%	+25%

Mix of 2024 Compensation

The following table shows the allocation of 2024 compensation among base salary, target AIP awards, and target long-term compensation for Dr. Roks, our Chief Executive Officer during 2024, and all other NEOs as a group. We believe this allocation emphasizes our focus on variable, rather than fixed, pay.

	Edwin Roks	Other Named Executives

Base salary	17%	20%

2024 AIP bonus (at target)	21%	22%

2024 long-term compensation (at target)	62%	58%

The table below summarizes the target award opportunity of each component of short- and long-term compensation as a percentage of base salary for each NEO.

Name	AIP	Stock Options	Performance Plan	Performance- Based RSUs
Edwin Roks	120%	120%	120%	120%
Stephen F. Blackwood	80%	80%	80%	80%
Robert Mehrabian	150%	100%	100%	100%
George C. Bobb III	100%	100%	100%	100%
Jason VanWees	100%	100%	100%	100%

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Compensation Discussion and Analysis (continued)

2024 Base Salary

Base salaries are generally reviewed and set by the Committee in October of each year. Base salaries are also reviewed at the time of a promotion or other changes in responsibilities. The table below shows NEO base salaries at the end of 2024 and 2023 and reflects the promotions of Dr. Roks to Chief Executive Officer and Mr. Bobb to President and Chief Operating Officer, each effective January 1, 2024.

Name	2024 Base Salary	2023 Base Salary	% Change
Edwin Roks	$900,000	$572,000	57.3
Stephen F. Blackwood	$520,000	$520,000	—
Robert Mehrabian	$1,100,000	$1,100,000	—
George C. Bobb III	$640,000	$546,000	17.2
Jason VanWees	$575,000	$557,000	3.2

Short-Term Incentives

Annual Incentive Plan

In January 2024, the Committee set AIP award opportunities based on the following parameters:

Award Component	Weighting

Adjusted income before taxes*	40%

Adjusted revenue*	25%

Managed working capital as a percentage of sales (“MWC”)**	15%

Individual performance objectives	20%

Total	100%

*

For purposes of determining adjusted income before taxes and adjusted revenue for AIP, we adjust the corresponding GAAP amounts for certain intercompany sales and certain one-time events and tax items and, for AIP awards for fiscal years 2021 and 2022 only, acquired intangible asset amortization related to our acquisition of FLIR Systems, Inc.

**

MWC is calculated utilizing a 13-month average of managed working capital commencing with December of the previous year divided by GAAP revenue (for segment executives, we adjust revenue for certain intercompany sales). Managed working capital is comprised of the net balance of the following balance sheet accounts: gross receivables, unbilled costs, advance payments offset to unbilled accounts receivables, gross inventory, accounts payable, customer advance payments and deferred revenue.

Target amounts are typically derived from our annual business plan, which is presented to and approved by our Board of Directors in January of each year.

We chose adjusted income before taxes, adjusted revenue and MWC as the corporate performance components of the 2024 AIP award because we believe these measures are key objective indicators of our year-over-year financial performance. The use of adjusted revenue and adjusted income before taxes is designed to encourage profitable growth, while the use of MWC is designed to promote operational efficiency. (A lower MWC percentage represents greater operational efficiency than a higher one.)

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Compensation Discussion and Analysis (continued)

Generally, AIP awards for NEOs are based on overall corporate results. Each of the performance measures allows for participants to earn between zero and 200% of the target, with the overall weighting emphasizing profitable growth that exceeds our business plan. Adjusted income before taxes serves as an absolute threshold for the entire AIP. Both the adjusted income before taxes and adjusted revenue components are further weighted so that performance above the target is rewarded proportionally better than performance below the target, as more fully described below:

Adjusted income before taxes

•   If actual performance equals or exceeds 120% of target, the component is weighted by multiplying the percentage by two (200%).

•   If actual performance is less than 75% of target, no amounts will be paid out and the AIP awards will be forfeited, unless otherwise determined by the Committee.

•   To the extent actual performance falls between 75% and 120% of target, the multiplying factor is adjusted proportionally (i.e., a reduction of 3% for each percentage point that actual performance falls below 100% and an increase of 5% for each percentage point that actual performance is above 100%).

Adjusted revenue

•   If actual performance equals or exceeds 120% of target, the component is weighted by multiplying the percentage by two (200%).

•   If actual performance is less than 67% of target, the component is given a weighting of 0%.

•   To the extent actual performance falls between 67% and 120% of target, the multiplying factor is adjusted proportionally (i.e., a reduction of 3% for each percentage point that actual performance falls below 100% and an increase of 5% for each percentage point that actual performance is above 100%).

MWC

•   If actual performance is equal to or greater than 105% of target, the component is weighted by multiplying the percentage by two (200%).

•   If actual performance is equal to or less than 95% of target, the component is given a weighting of 0%.

•   To the extent actual performance falls between 95% and 105% of target, the multiplying factor is adjusted proportionally (i.e., a reduction of 20% for each percentage point that actual performance falls below 100% and an increase of 20% for each percentage point that actual performance is above 100%).

Individual performance objectives	Weighted proportionally on a scale of 0% to 200% (maximum), with 100% being target, based on the Committee’s assessment of each NEO’s achievement of the applicable objectives.

The following target AIP award opportunities were set and approved by the Committee for each NEO in January 2024.

	AIP Opportunity as a Percent of Salary
Participants	Target	Maximum	Actual*
Edwin Roks	120%	240%	85.5%
Stephen F. Blackwood	80%	160%	61.0%
Robert Mehrabian	150%	300%	106.9%
George C. Bobb III	100%	200%	91.3%
Jason Van Wees	100%	200%	76.3%

*	AIP Opportunity as a Percent of Salary was calculated based on each person’s year-end salary.

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Compensation Discussion and Analysis (continued)

The sum of the components, after being weighted for performance, is then multiplied by the executive’s target AIP award as a percent of base annual salary to arrive at the executive’s performance adjusted AIP percentage. The Committee may make downward (but not upward) discretionary adjustments to this amount for awards granted to individuals who were NEOs as of the grant date of such award.

2024 AIP Corporate Performance Results

The table below shows AIP performance results for 2024 as compared to target amounts for NEOs for adjusted income before taxes, adjusted revenue and MWC.

	Target	Actual 2024 Results	2024 Results (% of Target)

Adjusted income before taxes (in millions):	$1,081.3	$993.1	91.8%

Adjusted revenue (in millions):	$6,034.9	$5,718.9	94.8%
MWC	24.7%	27.1%	94.5%

2024 AIP Individual Objectives

For 2024, aggregate individual performance objectives consisted of multiple goals for each NEO, weighted in terms of importance. Some of the goals are corporate-level goals shared by all NEOs and some goals are specific to individual executives. The goals are qualitative and quantitative in nature. Corporate-level goals included continued implementation of our three-year strategic plan and the achievement of specific revenue, earnings per share targets and managed working capital targets set forth in our business plan. Individual-specific goals for 2024 included executive-specific goals related to continued execution of enterprise-wide operational effectiveness programs to improve operating margins, acquisition integration, achieving specified targets for cost reductions, warranty and rework costs, investor outreach, safety-related initiatives, strategic sourcing initiatives, continued debt reduction, reduction in administrative and structural complexity, reviewing compliance functions to ensure adequate staffing, training, policies and processes are in place to comply with laws, including global trade compliance laws, ensuring effective internal control procedures, improving data security, successfully implementing and consolidating financial planning systems and succession planning. In 2024, achievement of no specific individual performance goal for NEOs accounted for more than 10% of a named executive’s actual bonus. The Committee evaluates the achievement of these individual performance goals holistically.

•

The Committee determined that Dr. Roks achieved 100% of his individual performance objectives, based on his successful effort to improve growth at the Teledyne FLIR Defense business, his efforts to consolidate business unit leadership, his support for cross-Teledyne collaboration activities, his leadership development activities, and his support for compliance initiatives, among other factors; and

•

The Committee determined that Dr. Mehrabian achieved 100% of his individual performance objectives, based on his leadership efforts with respect to Teledyne’s capital allocation and margin expansion initiatives, and his active role in leadership development and succession planning, among other factors.

Based on recommendations by Dr. Mehrabian and Dr. Roks, the Committee determined that:

•

Mr. Bobb achieved 200% of his individual performance objectives, based on his leadership efforts in improving cost management and margin expansion, cross-Teledyne collaboration activities and segment-level succession planning efforts, among other factors.

•

Mr. Blackwood achieved 125% of his individual performance objectives, based on his leadership efforts in improving cash management, margin expansion and procurement, and support for compliance initiatives, among other factors.

•

Mr. VanWees achieved 125% of his individual performance objectives, based on his leadership in identifying and negotiating acquisitions and leadership on cost management and margin expansion initiatives, among other factors.

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Compensation Discussion and Analysis (continued)

2024 AIP Payouts

The following is an illustration of the AIP award calculation, using actual corporate performance results for 2024 and assuming (for illustrative purposes) that individual goals are met at 100%:

Performance Goal	Performance Goal (%) of AIP Award	2024 Results (% of Target)	Performance Results (multiplier)	Adjusted Performance

Adjusted income before taxes	40%	91.8%	75.5%	30.2% (40% x .755)

Adjusted revenue	25%	94.8%	84.3%	21.1% (25% x 0.843)

MWC	15%	94.5%	0%	0% (15% x 0.0)

Individual performance objectives	20%	100%	100%	20.0% (20% x 1.0)

Performance Weighting				71.3%

The resulting AIP payout is based on the following formula:

2024 AIP Payout
AIP Target ($)	x	Performance Weighting	=	AIP Payout

Based on the above results and formula, the NEOs earned the following AIP payments for 2024 performance:

Name	AIP Target ($)	Performance Weighting (%)	2024 AIP Payout ($)
Edwin Roks	$1,080,000	71.3%	$769,800
Stephen F. Blackwood	$ 416,000	76.3%	$317,300
Robert Mehrabian	$1,650,000	71.3%	$1,176,100
George C. Bobb III	$ 640,000	91.3%	$584,200
Jason VanWees	$ 575,000	76.3%	$438,600

It is the policy of the Committee not to make discretionary upward adjustments in determining AIP awards for NEOs, and no such adjustments were made in determining actual 2024 AIP awards.

For 2024, aggregate AIP awards for all employees (including the NEOs) were paid from a pool equal to 2.6% of income before taxes before payment of AIP awards, which is less than the 11% limit initially established by the Committee when it approved the 2024 AIP goals. The 11% limit is a cap for the aggregate bonus amounts. It is not a pre-determined amount from which bonuses are to be distributed; instead, it serves as a control to ensure that the actual aggregate AIP award is not unreasonable.

Long-Term Incentives

Stock Options

In 2024, stock options covering an aggregate of 22,281 shares of common stock were awarded to NEOs. For purposes of the Summary Compensation Table, stock options are valued based on the grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718 as reported in the Option Awards column.

The Committee fixes a value target for each recipient, and then grants an option to purchase shares derived from the fair value of the option on the date of grant.

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Compensation Discussion and Analysis (continued)

The table below represents the number of shares subject to stock options granted to NEOs in 2024 as well as the fair value target used to determine the number of awards for each NEO in 2024. The fair value of 2022 stock option awards is provided for reference (no stock options were granted in 2023).

Participants	2024 Fair Value Target	2024 Options Awarded	2024 Option Award Opportunity as a Percent of Base Salary	2022 Fair Value Target (for reference)
Edwin Roks	$1,080,000	6,314	120%	$880,000
Stephen F. Blackwood	$ 416,000	2,432	80%	$500,000
Robert Mehrabian	$1,100,000	6,431	100%	$1,760,000
George C. Bobb III	$ 640,000	3,742	100%	$600,000
Jason VanWees	$ 575,000	3,362	100%	$800,000

The Committee determines the size of awards for NEOs by taking into account recommendations from our Chief Executive Officer and from our Executive Chairman (other than with respect to their own awards). Awards for Dr. Roks and Dr. Mehrabian were determined at the sole discretion of the Committee. For 2024, the Committee used the employment agreement for Dr. Mehrabian (described below) as a guideline in determining the size of his stock option awards.

In determining the fair value target for the options awarded to the NEOs in 2024, the Committee used guidelines for senior management that it reviews and approves annually, and which are based in part on historical awards and subject to adjustment for promotions and enhanced responsibilities. In addition, the Committee set each NEO’s award opportunity percentage to provide an equal value mix among the three components of Teledyne’s long-term compensation programs (stock options, cash-based performance plan, and performance-based restricted stock units), with each component representing 1/3 of the value of such executive’s target total long-term compensation.

Performance Plan

Performance Plan awards are intended to reward executives to the extent we achieve specific pre-established financial performance goals and provide a greater long-term return to stockholders relative to a broader market index. Awards are paid in cash to the participants as soon as practicable after the end of the performance cycle.

The 2024-2026 Performance Plan awards, which were issued in January 2024, were based on the achievement of the following objectives over the three-year performance period:

Award Component	Weighting

Adjusted income before taxes*	40%

Revenue	30%

Total stockholder return **	30%

Total	100%

*	For purposes of determining adjusted income before taxes for the Performance Plan, we adjust the corresponding GAAP amounts for certain one-time events and tax items.

**	For the 2024-2026 performance cycle, the S&P 500 Index is the benchmark for the total shareholder return component.

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Compensation Discussion and Analysis (continued)

The percentages referred to above are then adjusted to reflect the extent to which actual performance is greater or less than the target. If actual performance is less than threshold, the component is given a weighting of 0%. Adjusted income before taxes serves as an absolute threshold for the entire Performance Plan.

	Goal as Percent of Target
	Three-year aggregate Adjusted Income Before Taxes	Three-year aggregate Revenue	Three-year relative Total Stockholder Return (TSR) as a percentile of the S&P 500 Index	TSR Component Payout at Percentile	Payout

Maximum	120%	120%	75%	200%	200%

Target	100%	100%	50%	100%	100%

Threshold	75%	67%	25%	50%	15%

If actual performance is less than threshold, the component is given a weighting of 0%. Adjusted income before taxes serves as an absolute threshold for the entire Performance Plan. Results between anchor points in the table above are interpolated on a linear basis. Relative TSR is determined by the Personnel and Compensation Committee based on the percentile ranking for the Performance Period of the Company’s cumulative total shareholder return (consisting of per share appreciation in Common Stock plus reinvested dividends and other distributions paid on Common Stock) among the companies (ranked by cumulative total shareholder returns consisting of per share appreciation in each company’s equity plus reinvested dividends and other distributions paid on equity) in the S&P 500 Index.

The maximum award is 200% of the executive’s target Performance Plan opportunity percentage. Adjusted income before taxes includes contributions from acquisitions during the performance cycle and may be adjusted to reflect the impact of significant changes in accounting principles, discontinued operations, unusual or extraordinary corporate transactions, events or developments, and unusual tax benefits.

A description of the treatment of performance awards upon termination of employment can be found under the heading “Potential Payments Upon Termination or a Change in Control” beginning on page 78 of this Proxy Statement.

Performance Plan awards for the 2024-2026 performance cycle are based upon the following target performance goals:

Performance Goal	Target

Adjusted Income before taxes	Aggregate of $3,624.6 million for fiscal years 2024-2026 (adjusted for certain tax items)

Revenue	Aggregate of $19,154.6 million for fiscal years 2024-2026

Total Stockholder Return	Total stockholder return on Teledyne stock relative to the return of the S&P 500 Index measured over three years

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Compensation Discussion and Analysis (continued)

The participation percentages for the Performance Plan are determined by historical grant practices, a review of long-term compensation against benchmark peers and the general industry group, internal pay equity consideration, adjustments for promotions and enhanced responsibilities, and, in the case of Dr. Mehrabian, the terms of his employment agreement. In addition, the Committee set each NEO’s award opportunity percentage to provide an equal value mix among the three components of Teledyne’s long-term compensation programs (stock options, cash-based performance plan, and performance-based restricted stock units), with each component representing 1/3 of the value of such executive’s target total long-term compensation. The following target Performance Plan award opportunities were set and approved by the Committee for each NEO in January 2024.

	Performance Plan Opportunity as a Percent of 2024 Base Salary
Participants	Target	Maximum

Edwin Roks	120%	240%

Stephen F. Blackwood	80%	160%

Robert Mehrabian	100%	200%

George C. Bobb III	100%	200%

Jason VanWees	100%	200%

The three-year performance period applicable to the 2022-2024 performance period ended on December 29, 2024. The Committee determined that the applicable performance goals were achieved at 70.3% of target. Pursuant to SEC guidance, the cash awarded in the Performance Plan is included in the Summary Compensation Table in the year in which the performance criteria are met. For the 2022-2024 performance cycle, the entire cash portion is therefore included in the Summary Compensation Table for 2024 under the Non-Equity Incentive Plan Compensation column.

The 2022-2024 performance period had the following target performance goals and results:

Performance Goal	Target	Actual Results

Adjusted Income before taxes	Aggregate of $3,047.5 million for fiscal years 2022-2024 (adjusted for interest and non-GAAP items related to the FLIR acquisition, and certain tax items)	$2,851.5 million

Revenue	Aggregate of $17,871.5 million for fiscal years 2022-2024	$16,764.2 million

Return to stockholders	Return on Teledyne stock relative to the return of the S&P 500 Index measured over three years	81.8%

Performance-Based Restricted Stock Unit Award Program

The Company grants awards of performance-based restricted stock units (RSUs), generally each calendar year, to key employees (including NEOs). These awards are valued at an aggregate fair market value equal to a percentage of each recipient’s annual base salary as of the date of the grant, unless otherwise determined by the Committee. The RSUs are subject to both time-based and performance-based restrictions. In general, the performance period for each award of performance-based RSUs extends from the date of the grant to the third anniversary of such date, with the shares issued on the third anniversary from the date of grant, subject to achievement of performance goals. Performance conditions compare Teledyne’s total stockholder return to stockholders over the three-year period relative to the S&P 500 Index.

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Compensation Discussion and Analysis (continued)

2024 Performance-Based Restricted Stock Grants

The following table shows the percent of base salary used to determine the performance-based RSUs granted to our NEOs in 2024 and the dollar value of each such award (based on percentage of base salary), with the dollar value of each participant’s 2023 award also shown as a comparison. The percentages are determined by historical grant practices, a review of long-term compensation against benchmark peers and the general industry group, internal pay equity consideration, adjustments for promotions and enhanced responsibilities, and, in the case of Dr. Mehrabian, the terms of his employment agreement. In addition, the Committee set each NEO’s award opportunity percentage to provide an equal value mix among the three components of Teledyne’s long-term compensation programs (stock options, cash-based performance plan, and performance-based restricted stock units), with each component representing 1/3 of the value of such executive’s target total long-term compensation.

Name	2024 RSU Award (as % of Base Salary)	2024 RSU Award ($)	2023 Restricted Stock Award ($) (for reference)

Edwin Roks	120%	$1,080,000	$330,000

Stephen F. Blackwood	80%	$416,000	$180,000

Robert Mehrabian	100%	$1,100,000	$1,760,000

George C. Bobb III	100%	$640,000	$312,000

Jason VanWees	100%	$575,000	$240,750

The number of RSUs was determined by dividing the applicable dollar-denominated value by the average of the high and low stock prices for 20 trading days preceding the date of grant. As such, the dollar-denominated values of these awards are not equal to the accounting grant-date fair value of the awards, which we are required to disclose in the “Summary Compensation Table” later in this Proxy Statement.

The targeted performance goal for the 2024-2026 RSU awards is the total stockholder return of our common stock as compared to the S&P 500 Index. In order for RSUs to vest, Teledyne’s three-year aggregate total shareholder return (as measured by Teledyne’s stock price) must be at the 25th percentile of the three-year aggregate total shareholder return of the companies comprising the S&P 500 Index at the beginning of the performance period. If Teledyne’s total shareholder return is less than the 25th percentile of the companies comprising the S&P 500 Index, no RSUs would vest; if it equals the 25% percentile, 50% of the RSUs will vest; if it ranges from the 25th percentile to the 50th percentile, a portion of the RSUs will vest; and if it is greater than the 50th percentile, all RSUs are vested but the participant does not receive additional units or shares. The calculation of total shareholder return assumes that all dividends are reinvested.

We believe that benchmarking the performance-based RSU performance goals to a broader market index like the S&P 500 Index aligns the interest of management and stockholders because executives are rewarded only to the extent that our stock price performs relative to the stock prices of companies with similar market capitalizations.

A participant cannot transfer the RSUs. In addition, during the performance period, unvested RSUs generally will be forfeited upon a participant’s termination of employment. A description of the treatment of performance-based RSUs upon termination of employment in cases of death, disability or retirement can be found under the heading “Potential Payments Upon Termination or a Change in Control” beginning on page 78 of this Proxy Statement. Upon vesting of RSUs, we will issue to the recipient the appropriate number of shares of common stock, as determined by the Committee based on achievement of the specified performance objectives, with one share of common stock issued free of restrictions for each vested RSU.

Vesting of 2021 and 2022 Performance-Based Restricted Stock Grants

We granted performance-based restricted stock and RSUs to key employees, including the NEOs, on January 26, 2021 and January 25, 2022. Restrictions on 89.4% of the 2021 performance-based restricted stock award lapsed on January 26, 2024, since the performance of our stock price was 89.4% of that of the S&P 500 for the three-year period ended December 31, 2023, and in January 2024, the Committee confirmed vesting with respect to 89.4% of such awards.

60	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Compensation Discussion and Analysis (continued)

Restrictions on 82.2% of the 2022 performance-based restricted stock award lapsed on January 25, 2025, since the performance of our stock price was 82.2% of that of the S&P 500 for the three-year period ended December 31, 2025, and in January 2025, the Committee confirmed vesting with respect to 82.2% of such awards.

Change in Control Severance Agreements and Employment Agreements

Change in Control Severance Agreements

Each NEO is a party to a change in control severance agreement with us. A description of the terms of the agreements can be found under the heading “Potential Payments upon Termination or a Change in Control” beginning on page 78 of this Proxy Statement. In entering into these agreements, the Committee desired to assure that we would have the continued dedication of certain executives and the availability of their advice and counsel, notwithstanding the possibility of a change in control, and to induce such executives to remain in our employ. The Committee believes that, should the possibility of a change in control arise, it is imperative that we be able to receive and rely upon our executives’ advice, if requested, as to the best interests of our Company and stockholders without the concern that he or she might be distracted by the personal uncertainties and risks created by the possibility of a change in control. The Committee also considered arrangements offered to similarly situated executives of comparable companies.

We chose the specific amounts and triggers contained in the change in control severance agreements because we believe such terms provide reasonable assurances that our executive officers will remain employed with us through an acquisition or change of control event, should one occur, and assist in the assessment of a possible acquisition or change in control event and advise management and the Board as to whether such acquisition or change in control event would be in the best interests of our Company and stockholders.

Employment Agreement with Dr. Mehrabian

The Company has entered into an employment agreement with Dr. Mehrabian (the “Mehrabian Employment Agreement”).

On October 24, 2023, Teledyne and Dr. Mehrabian amended and restated the Mehrabian Employment Agreement to reflect changes in compensation approved by the Committee in connection with a succession planning announcement in which Dr. Mehrabian would become Executive Chairman, Dr. Roks would become Chief Executive Officer and Mr. Bobb would become President and Chief Operating Officer, each effective as of January 1, 2024. With input from Exequity, the Committee set long term incentives to provide an equal value mix among the three components of Teledyne’s long-term compensation programs (stock options, performance plan, and performance-based restricted stock), with each component providing target compensation (on an annualized basis) equal to 100% of Dr. Mehrabian’s annual base salary starting in 2024.

The Mehrabian Employment Agreement provides that effective January 1, 2024, the Company shall employ Dr. Mehrabian as Executive Chairman, with primary responsibility to manage the affairs of the Board and to manage and direct mergers and acquisition activities, strategic planning, technology and margin expansion initiatives of Teledyne. The term of the Mehrabian Employment Agreement continues through December 31, 2026.

The Mehrabian Employment Agreement further provides for the following, among other things:

•	Base Salary: Dr. Mehrabian’s base salary shall be $1,100,000 effective as of January 1, 2024, subject to future annual increases at the discretion of the Committee.

•	AIP: Dr. Mehrabian shall participate in the AIP with a target opportunity of 150% of base salary.

•

Restricted Stock: Dr. Mehrabian shall participate in the restricted stock award program with annual grants equal to 100% of base salary as of the date of the grant subject to meeting targets set forth in the restricted stock award.

•	Performance Plan: Dr. Mehrabian will participate at a target opportunity of 100% of base salary.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	61

Compensation Discussion and Analysis (continued)

•

Stock Options: With respect to options granted to Dr. Mehrabian beginning in 2024 and thereafter, if any, the Mehrabian Employment Agreement provides that Dr. Mehrabian’s stock option grants will have a fair value as of the grant date equal to 100% of base salary. With respect to options granted to Dr. Mehrabian after 2019, the Mehrabian Employment Agreement provides that (i) in the event of Dr. Mehrabian’s separation of service for any reason other than death, outstanding stock options shall continue to vest and the right of Dr. Mehrabian to exercise vested stock options, when and as vested, shall continue and (ii) in the event of the death of Dr. Mehrabian, all outstanding options shall vest in full and the right of Dr. Mehrabian’s beneficiary to exercise the stock options shall terminate upon the expiration of twelve months from the date of Dr. Mehrabian’s death; provided that in no event may such stock options be exercised after the expiration of any applicable option period.

•

Supplemental Pension Benefit: With respect to Dr. Mehrabian’s Non-Qualified Pension Benefit, which provides for payments supplemental to any accrued pension under Teledyne’s qualified pension plan equal to 50% of his base salary for ten years following Dr. Mehrabian’s retirement, the Mehrabian Employment Agreement provides that the base salary rates to be used for calculating the payments shall be the rates in effect for 2018 (which was $995,000). The Mehrabian Employment Agreement further provides that Teledyne will pay to Dr. Mehrabian (or his designee in the event of death) any unpaid amounts under the Non-Qualified Pension Benefit in a single lump sum payment within sixty (60) days following the date of Dr. Mehrabian’s death or disability. In addition, Dr. Mehrabian may request a payment under the Non-Qualified Pension Benefit in the event of an unforeseeable emergency as such term is defined under Section 409A of the Internal Revenue Code.

•

Post-Retirement Medical Coverage: Commencing on Dr. Mehrabian’s separation from service (for any reason) and continuing for the longer to live of Dr. Mehrabian and his spouse, Dr. Mehrabian and his spouse shall be deemed participants in Teledyne’s medical benefit plan offered to all employees of Teledyne and be deemed to be eligible to receive the benefits under the medical plan. Dr. Mehrabian shall be charged for such deemed participation at a rate equal to the monthly rate the medical plan charges former participants and spouses eligible for continuation coverage under COBRA, plus the rate payable by the employer, as each such COBRA rate is adjusted from time to time.

Perquisites and Other Benefits

Perquisites

All our NEOs receive car allowances. We provide car allowances in cases where the NEO typically travels for business and for retention of senior executives. The amount of the car allowances provided to the NEOs are included in the column head “All Other Compensation” in the Summary Compensation Table.

Dr. Roks receives employer-paid tax preparation services, as do all other Teledyne employees who are required to work in multiple tax jurisdictions around the world. In 2024, 2023, and 2022 Teledyne paid $11,664, $8,185 and $8,353, respectively, for Dr. Roks’ tax preparation fees.

Deferred Compensation

Our NEOs are eligible to participate in our executive deferred compensation plan. The deferred compensation plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available to all members of management and certain other highly-compensated employees for providing deferred compensation, and thus potential tax benefits, to these employees. A description of the terms of the deferred compensation plan can be found under the heading “Nonqualified Deferred Compensation”. In addition, the Nonqualified Deferred Compensation Table sets forth information about the account balances, contributions and withdrawals of each NEO that participates in the deferred compensation plan.

Pension Plans

Our pension plan was initially established at the time of our spin-off as an independent company. Our domestic defined benefit pension plan covers substantially all U.S. employees hired before January 1, 2004. Effective January 1, 2004, to limit our future obligations under our pension plan, we eliminated the

62	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Compensation Discussion and Analysis (continued)

participation of new employees in the pension plan. Effective January 1, 2020, Teledyne divided its domestic defined benefit pension plan into two separate plans, one comprised largely of inactive participants and the other comprised largely of active participants (together, the “Pension Plans”). Of our NEOs, Dr. Mehrabian and Mr. VanWees participate in our Pension Plans, with Dr. Mehrabian participating in the legacy pension plan and Mr. VanWees participating in the plan for active participants. The annual benefits payable under the Pension Plans to participating salaried employees retiring at or after age 65 is calculated under a formula which considers the participant’s compensation and years of service. The Internal Revenue Code limits the amounts payable to participants under a qualified pension plan. We have also adopted a pension equalization/benefit restoration plan, which is designed to restore benefits that would be payable under the provisions of the Pension Plans but for the limits imposed by the Internal Revenue Code, to the levels calculated pursuant to the formulas contained in the pension plan provisions or for any monies deferred under our deferred compensation plan. The pension equalization/benefit restoration plan was amended to freeze accruals under that plan effective February 28, 2015. The amounts which may be received by the NEOs that participate in the Pension Plans and the pension equalization/benefit restoration plan can be found in the Pension Benefits Table.

A description of the terms of our pension plans can be found under the heading “Pension Benefits” of this Proxy Statement. In addition, the Pension Benefits Table sets forth information about each NEO’s years of credited service and the actuarial present value of each NEO’s accumulated benefit under our pension plan.

Other Compensation-Related Policies and Practices

Stock Ownership Policies

The Committee believes that stock-based compensation is an important element of compensation and, as discussed above, stock-based compensation figures prominently in our mix of compensation. Our Board has adopted stock ownership guidelines that require key executives and non-employee directors to maintain ownership of a specified amount of Teledyne common stock. Key executives are required to own shares of Teledyne common stock equal in market value to the amount set forth below:

Position	Value of Shares Owned
Executive Chairman, Chief Executive Officer and President and Chief Operating Officer	5 x base salary
Vice Chairman, Executive Vice Presidents and Senior Vice Presidents	3 x base salary
Segment Presidents or Presidents of Consolidated Business Units (annual revenue > $100 million)	2 x base salary
Corporate Vice Presidents (Corporate and General Managers) and other Executives	1 x base salary

A key executive, who is defined as a recipient of a performance-based restricted stock or restricted stock unit award, is expected to attain the minimum level of target ownership within a period of five years from the date of hire or promotion and is expected to own continuously sufficient shares to meet the guideline once attained.

In determining the value of common stock, the Nominating and Governance Committee uses the average price of Teledyne common stock during the most recent calendar year. Performance-based restricted stock and restricted stock units and vested in-the-money options are included in the definition of common stock. We believe including these awards is aligned with goals of stock ownership given that they are tied to stock price performance and prioritize long-term share price growth over short-term gains.

Our Nominating and Governance Committee reviews compliance with the stock ownership guidelines annually at its January meeting. As of the end of 2024, all NEOs and non-employee directors owned sufficient shares to comply (or had additional time to comply) with the guidelines. The full text of our stock ownership guidelines is available on our website at www.teledyne.com under “Corporate Information — Governance.”

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	63

Compensation Discussion and Analysis
(continued)

Clawback Policy
In October 2023, our Board approved a “clawback”
policy
in compliance with rules of the New York Stock Exchange that requires the Company to seek reimbursement from executive officers of bonus, incentive and certain equity-based awards if the executive’s award was predicated upon the achievement of certain financial reporting measures that were subsequently the subject of a financial restatement and a lower payment, award, or vesting would have occurred based upon the restated financial results.
In addition, the policy gives the Board the ability to seek reimbursement from an executive officer of bonus, incentive and equity-based awards (including time-vested stock options or restricted stock units) if, in the Board’s view, the executive officer engaged in any felony, willful misconduct or breach of fiduciary duty with respect to such executive officer’s services to the company or any act of fraud, embezzlement or misappropriation by the executive officer related to the company or its business.
In addition, individual performance objectives for executive officers under our AIP program include compliance with laws and Company policies and procedures. As a result, an executive’s bonus may be adversely affected to the extent a financial restatement or similar event involved a violation of law or Company policy.
Policies Relating to the Timing and Pricing of Stock Option Awards and Stock Awards
Stock Options.
 Stock options may be granted under our stockholder approved incentive award plans by the Committee, which is the administrator of these plans. The Committee has delegated authority to our Executive Chairman and our Chief Executive Officer to grant a specified number of options and restricted stock units to employees under the Amended and Restated 2014 Incentive Award Plan. This authority is used to make grants to new hires, upon promotion of certain employees, to retain certain employees, and in connection with acquisitions. Of these shares, 28,733 remained available for grant by our Executive Chairman and our Chief Executive Officer under this delegated authority as of February 14, 2025.
Grants by our Executive Chairman and our Chief Executive Officer under this delegated authority may be made at any time, but primarily have been made to new hires (including new hires resulting from acquisitions) or following the successful completion of special projects. In 2024, no options and 177 restricted stock units were granted to employees by our Executive Chairman under his delegated authority.
The Personnel and Compensation Committee does not grant equity awards, including stock options, in anticipation of the release of material non-public information, and we do not time the release of material non-public information based upon grant dates of equity. The Personnel and Compensation Committee does not take material non-public information into account in determining the timing and terms of its equity awards. Instead, equity awards are granted in connection with our yearly compensation cycle at pre-scheduled meeting dates. In 2024, option and restricted stock unit awards were made at the regularly scheduled meetings of the Personnel and Compensation Committee and the Board on January 23, 2024. We issued our press release containing financial results for the fourth quarter shortly following this meeting date.
Pursuant to the terms of the Amended and Restated 2014 Incentive Award Plan, the exercise price for stock option grants must equal the fair market value of our common stock, which for purposes of the Amended and Restated 2014 Incentive Award Plan is defined as the closing sales price of a share of our common stock on the NYSE on the date of grant. New grants made by the Committee have exercise prices equal to the fair market value of our common stock on the effective date of the award, which is the date of the meeting at which the grant was approved by the Committee. Grants made by the Executive Chairman and our Chief Executive Officer have exercise prices equal to the fair market value of our common stock on the date of grant.
Stock Awards
.
 Performance-based restricted stock awards may be granted under our stockholder-approved incentive award plans by the Committee, which is the administrator of these plans.
Performance-based restricted stock awards are generally granted each year by the Committee at its regularly scheduled meeting in January. For 2024, the number of shares was determined by dividing an amount generally equal in value to a specified percentage of a participating executive’s base salary by the average of the high and low stock prices
for 20 trading days preceding the date of grant.

64	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Compensation Discussion and Analysis (continued)

Non-employee directors are automatically granted an award of restricted stock units in an amount equal to $170,000 ($210,000 starting in 2025), divided by the fair market value of our common stock on the NYSE on the date of the respective annual meeting. An individual who becomes a non-employee director for the first time after the date of the annual meeting is granted an award of restricted stock units in an amount equal to $85,000 ($105,000 starting in 2025).

Deductibility of Executive Compensation

When setting executive compensation, we consider many factors, such as attracting and retaining executives and providing appropriate performance incentives. We also consider the after-tax cost to the Company in establishing executive compensation programs, both individually and in the aggregate, but tax deductibility is not our sole consideration. Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to their chief executive officer, chief financial officer and the next three most highly compensated executive officers (as well as certain other officers who were covered employees in years after 2016). The 2017 Tax Cuts and Jobs Act eliminated most of the exceptions from the $1 million deduction limit, except for certain arrangements in place as of November 2, 2017. As a result, most of the compensation payable to our named executive officers in excess of $1 million per person in a year will not be fully deductible.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	65

Personnel and Compensation Committee Report

The following report of the Personnel and Compensation Committee is included in accordance with the rules and regulations of the Securities and Exchange Commission. It is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Teledyne Technologies Incorporated’s Annual Report on Form 10-K for the year ended December 29, 2024.

Submitted by the Personnel and Compensation Committee of the Board of Directors:

Michelle A. Kumbier, Chair

Charles Crocker

Kenneth C. Dahlberg

Robert A. Malone

Vincent J. Morales

Jane C. Sherburne

Wesley W. von Schack

February 18, 2025

66	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Summary Compensation Table

The following Summary Compensation Table sets forth information about compensation earned by: (1) our Principal Executive Officer, (2) our Principal Financial Officer and (3) the three other most highly compensated executive officers who were required to file reports under Section 16 of the Exchange Act for fiscal year 2024 (collectively, the “NEOs” or “named executives”). Titles listed are the titles held by each NEO as at the end of our 2024 fiscal year.

	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation		Total

Edwin Roks Chief Executive Officer (Principal Executive Officer)	2024	$900,000	$983,312	$1,080,010	$1,001,790	—	$35,103	(5)	$4,000,215
	2023	$549,971	$295,002	—	$693,036	—	$152,557		$1,690,566
	2022	$520,624	$281,556	$880,040	$422,500	—	$147,726		$2,252,446

Stephen F. Blackwood Senior Vice President and Chief Financial Officer (Principal Financial Officer)	2024	$520,000	$378,687	$415,994	$443,840	—	$23,500	(6)	$1,782,021
	2023	$420,708	$160,681	—	$411,920	—	$22,039		$1,015,348
	2022	$400,000	$500,000	$153,543	$213,100	—	$21,150		$1,287,793

Robert Mehrabian Executive Chairman	2024	$1,100,000	$1,001,212	$1,100,023	$2,413,380	$2,388,024	$12,000	(7)	$8,014,639
	2023	$1,100,000	$1,572,503	—	$3,176,396	$2,696,653	$12,000		$8,557,552
	2022	$1,100,000	$4,060,681	$1,759,955	$1,464,900	—	$12,000		$8,397,536

George C. Bobb III President and Chief Operating Officer	2024	$640,000	$582,748	$640,069	$739,212	—	$24,962	(8)	$2,626,991
	2023	$531,400	$278,754	—	$666,994	—	$23,119		$1,500,267
	2022	$491,154	$188,190	$599,925	$473,700	—	$22,725		$1,775,694

Jason VanWees Vice Chairman	2024	$575,000	$523,478	$575,070	$607,847	$17,572	$14,196	(9)	$2,313,163
	2023	$551,923	$215,204	—	$634,755	$126,606	$14,196		$1,542,684
	2022	$535,000	$205,332	$800,025	$380,000	—	$14,196		$1,934,553

(1)

For 2024, represents the aggregate fair value on the date of grant of the NEO’s 2024 restricted stock awards based on the probable outcome of the performance conditions of those awards on the date of grant, which is the target amount, as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions considered in the valuation, please see Note 11 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K under the heading “Employee Performance-Based Restricted Stock Awards.” The maximum value of the restricted stock awards assuming the highest level of performance conditions is achieved, as calculated in accordance with FASB ASC Topic 718, is the same as the probable outcome on the date of grant.

(2)

Represents the aggregate fair value on the date of grant of the NEO’s option grants as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions considered in the valuation, please see Note 11 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K.

(3)

For 2024, consists of (i) the Annual Incentive Plan awards for 2024 performance, payment of which was approved by the Personnel and Compensation Committee in January 2025 and paid in February 2025, plus (ii) cash Performance Plan awards for the 2022-2024 performance period, payment of which was approved by the Personnel and Compensation Committee in January 2025 and paid in February 2025.

The amounts of the Annual Incentive Plan awards for 2024 for each of the named executives were as follows: Dr. Roks, $769,800; Mr. Blackwood, $317,300; Dr. Mehrabian, $1,176,100; Mr. Bobb, $584,200 and Mr. VanWees, $438,600. The amounts of the 2022-2024 Performance Plan for each of the named executives were as follows: Dr. Roks, $231,990; Mr. Blackwood, $126,540; Dr. Mehrabian, $1,237,280; Mr. Bobb, $155,012; and Mr. VanWees, $169,247.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	67

Summary Compensation Table (continued)

(4)

For 2024, represents the aggregate change in the actuarial present value of the named executive’s accumulated benefit under the Teledyne Technologies Incorporated Pension Plan, the Teledyne Technologies Pension Equalization/Benefit Restoration Plan and, in the case of Dr. Mehrabian, the supplemental pension arrangement contained in his employment agreement. In computing these amounts, we used the same assumptions as were used to compute the annual accruals for possible future payments under our pension plans for our 2024 financial statements.

(5)

Represents car allowance ($12,000), Company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan ($10,288), employer matching contributions under the Employee Stock Purchase Plan ($1,150) and tax services ($11,664).

(6)	Represents car allowance ($12,000) and Company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan ($11,500).

(7)	Represents car allowance.

(8)

Represents car allowance ($12,000), Company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan ($11,766), and employer matching contributions under the Employee Stock Purchase Plan ($1,196).

(9)

Represents car allowance ($12,000), Company contributions to the Teledyne Technologies Incorporated 401(k) Plan ($1,000) and employer matching contributions under the Employee Stock Purchase Plan ($1,196).

68	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Grants of Plan-Based Awards

The table below sets forth information on grants of plan-based awards to the named executives in fiscal year 2024. All equity grants were made under our Amended and Restated 2014 Incentive Award Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #(1)	Grant Date Fair Value of Stock and Option Awards(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Edwin Roks	1/23/24								6,314	$1,080,010

	1/23/24(3)	108,000	1,080,000	2,160,000

	1/23/24(4)	162,000	1,080,000	2,160,000

	1/23/24(5)				1,236	2,472	2,472			$983,312

Stephen F. Blackwood	1/23/24								2,432	$415,994

	1/23/24(3)	41,600	416,000	832,000

	1/23/24(4)	62,400	416,000	832,000

	1/23/24(5)				476	952	952			$378,687

Robert Mehrabian	1/23/24								6,431	$1,100,023

	1/23/24(3)	165,000	1,650,000	3,300,000

	1/23/24(4)	165,000	1,100,000	2,200,000

	1/23/24(5)				1,259	2,517	2,517			$1,001,212

George C. Bobb III	1/23/24								3,742	$640,069

	1/23/24(3)	64,000	640,000	1,280,000

	1/23/24(4)	96,000	640,000	1,280,000

	1/23/24(5)				733	1,465	1,465			$582,748

Jason VanWees	1/23/24								3,362	$575,070

	1/23/24(3)	57,500	575,000	1,150,000

	1/23/24(4)	86,250	575,000	1,150,000

	1/23/24(5)				658	1,316	1,316			$523,478

(1)	All stock options were granted with exercise prices at $441.98, the closing share price on the date of grant.
(2)

Calculated in accordance with FASB ASC Topic 718. For performance-based restricted stock, represents the value at the date of grant based on the probable outcome of the applicable performance conditions. For a discussion of the assumptions considered in determining the grant date fair value, please see Note 11 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K.

(3)	Represents threshold, target and maximum amounts under the Annual Incentive Plan Awards for 2024, established on January 23, 2024. For the actual amounts paid under the 2024 Annual Incentive Plan (which were paid in February 2025), see the amount listed in footnote 3 to the column titled “Non-Equity Incentive Plan Award Compensation” in the Summary Compensation Table on page 67.

(4)	Represents the estimated future payouts under the Performance Plan for the 2024-2026 performance cycle, which performance cycle began on January 1, 2024.
(5)	Represents the estimated future payouts under the performance-based restricted stock unit award granted on January 23, 2024.

The material terms of the awards disclosed in the foregoing table are described in Compensation Discussion and Analysis.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	69

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by the named executives as of December 29, 2024, the last day of our 2024 fiscal year.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)

Edwin Roks	2,666	—	—	$78.40	1/26/26			772	(3)	$363,952

	15,000	—	—	$123.38	1/24/27			817	(4)	$385,166

	9,461	—	—	$192.00	1/23/28			2,472	(5)	$1,165,400

	10,102	—	—	$217.39	1/22/29

	6,751	—	—	$383.33	1/21/30

	5,866	—	—	$441.51	7/27/31

	604	—	—	$429.39	10/15/31

	4,716	2,356	—	$360.39	10/25/32
	—	6,314		$441.98	1/23/34
Stephen F. Blackwood	5,046	—	—	$192.00	1/23/28			421	(3)	$198,476
	6,952	—	—	$217.39	1/22/29			445	(4)	$209,791
	4,646	—	—	$383.33	1/21/30			952	(5)	$448,811
	3,667	—	—	$441.51	7/27/31
	2,680	1,338	—	$360.39	10/25/32
	—	2,432	—	$441.98	1/23/34

Robert Mehrabian	31,537	—	—	$192.00	1/23/28			11,134	(3)	$5,249,013

	33,672	—	—	$217.39	1/22/29			4,355	(4)	$2,053,121

	8,362	—	—	$383.33	1/21/30			2,517	(5)	$1,186,614

	6,600	—	—	$441.51	7/27/31

	6,484	—	—	$429.39	10/15/31

	9,430	4,713	—	$360.39	10/25/32
	—	6,431	—	$441.98	1/23/34
George C. Bobb III	6,308	—	—	$192.00	1/23/28			516	(3)	$243,263
	6,735	—	—	$217.39	1/22/29			772	(4)	$363,952
	4,878	—	—	$383.33	1/21/30			1,465	(5)	$690,660
	3,850	—	—	$441.51	7/27/31
	566	—	—	$429.39	10/15/31
	3,214	1,607	—	$360.39	10/25/32
	—	3,742	—	$441.98	1/23/34

Jason VanWees	3,700	—	—	$123.38	1/24/27			563	(3)	$265,421

	9,461	—	—	$192.00	1/23/28			596	(4)	$280,978

	10,102	—	—	$217.39	1/22/29			1,316	(5)	$620,415

	6,751	—	—	$383.33	1/21/30

	5,328	—	—	$441.51	7/27/31

	554	—	—	$429.39	10/15/31

	4,286	2,143	—	$360.39	10/25/32
	—	3,362	—	$441.98	1/23/34

70	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End (continued)

(1)

Stock option awards vest incrementally at a rate of one-third per year, with full vesting at the third anniversary of the date of grant. Option awards where all or a portion of the award remain unvested at fiscal year-end were granted on October 25, 2022 and January 23, 2024.

(2)	Based on a closing share price of $471.44 on December 27, 2024, the last trading day before our fiscal year end.
(3)

Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on January 25, 2022, if our three-year aggregate return to stockholders (as measured by our stock price) equals 100% or more of the S&P 500 Index for the three-year performance period.

(4)

Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on January 24, 2023, if our three-year aggregate return to stockholders (as measured by our stock price) equals 100% or more of the S&P 500 Index for the three-year performance period.

(5)

Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on January 23, 2024, if our three-year aggregate return to stockholders (as measured by our stock price) equals 100% or more of the S&P 500 Index for the three-year performance period.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	71

Option Exercises and Stock Vested

The following table sets forth information about stock options exercised by the named executives in fiscal year 2024 and stock awards that vested or were paid in fiscal year 2024 to the named executives.

	Option Awards				Stock Awards

Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise(1) ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Edwin Roks	—		—		324	(2)	$135,743	(3)

Stephen F. Blackwood	—		—		259	(2)	$108,511	(3)

Robert Mehrabian	50,000		$18,210,145		2,115	(2)	$886,100	(3)

George C. Bobb III	—		—		303	(2)	$126,945	(3)

Jason VanWees	7,800	(4)	$2,775,352	(4)	475	(2)	$199,006	(3)

(1)

The value realized upon exercise of options reflects the price at which shares acquired upon exercise of the options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	Represents restricted stock granted on January 26, 2021, that vested on January 26, 2024, with restrictions on 89.4% of the original award lapsing.
(3)	Based on a closing share price of $418.96 on January 26, 2024.
(4)	Includes 1,500 options exercised by the spouse of Mr. VanWees, beneficial ownership of which Mr. VanWees disclaims ($615,469 value realized).

72	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Pension Benefits

The following table describes pension benefits provided to the named executives as of the end of our 2024 fiscal year. For a discussion of the assumptions made in the valuation, please see Note 10 (Pension Plans and Postretirement Benefits) to the financial statements in our Annual Report on Form 10-K. Mr. Blackwood, Dr. Roks and Mr. Bobb do not participate in any defined benefit pension plan sponsored by us and are not included as a named executive for purposes of this Pension Benefits discussion. Dr. Roks, who previously was employed by Teledyne DALSA B.V. in The Netherlands prior to 2024, participated in a multi-employer defined contribution plan covering employees of the country’s metal industry on the same basis as other employees of Teledyne DALSA B.V. in The Netherlands.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Robert Mehrabian	Teledyne Pension Plan	24.75	$1,770,711	$82,090

	Pension Equalization/	15.33	$17,302,892	—

	Benefit Restoration Plan

	Supplemental Pension	10	$3,905,401	—

	(Employment Agreement)

Jason VanWees	Teledyne Pension Plan	25.42	$580,246	—

	Pension Equalization/

	Benefit Restoration Plan	15.58	$339,618	—

Teledyne Technologies Incorporated Pension Plan

In connection with the spin-off of Teledyne as an independent company, we adopted the Teledyne Technologies Incorporated Pension Plan which covers substantially all U.S. employees hired prior to January 1, 2004. Effective January 1, 2004, new employees do not participate in the Pension Plan. Effective January 1, 2020, Teledyne divided its domestic qualified defined benefit pension plan into two separate plans, one comprised largely of inactive participants and the other comprised largely of active participants (together, the “Pension Plans”). Of our named executives, Dr. Mehrabian and Mr. VanWees participate in our Pension Plans, with Dr. Mehrabian participating in the legacy pension plan and Mr. VanWees participating in the plan for active participants. The annual benefits payable under the Pension Plans to participating salaried employees retiring at or after age 65 is calculated under a formula which considers the participant’s compensation and years of service. The Internal Revenue Code limits the amounts payable to participants under a qualified pension plan.

The normal retirement age under the Pension Plans is generally age 65. Participants who have satisfied the Pension Plans’ eligibility requirements and terminate employment on or after their normal retirement date will be eligible to receive a lifetime monthly income following termination of their employment. Generally, the basic retirement benefit is equal to one percent of a participant’s average monthly compensation up to monthly Social Security covered compensation, plus 1.65% of average monthly salary in excess of monthly Social Security covered compensation. This amount is then multiplied by the years of credited service completed by the participant, up to 30 years. In general, a participant who has achieved the age of 55 and has completed five years of service or has a vested accrued benefit is eligible for early retirement benefits under the Pension Plans. Early retirement benefits are reduced by an amount equal to 3 percent for each year that a participant’s early retirement date precedes the participant’s normal retirement date. Participants in the Pension Plans have the choice of different annuity types. Participants are prohibited from changing the annuity type elected once monthly benefit payments begin. In 2011, we approved a plan amendment to change the rate at which pension

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	73

Pension Benefits (continued)

benefits will accrue on or after March 1, 2012, to reduce our pension benefit obligations. The pension benefit formula was changed from a “final average pay” calculation to a “career average pay” approach.

Dr. Mehrabian is currently eligible for normal retirement. Dr. Mehrabian’s benefit under the qualified Pension Plan commenced August 1, 2024 as a result of benefit limitations under Section 415 of the Internal Revenue Code (IRC) and the terms of his Pension Plan. A year of credited service is any year in which the participant has performed 1,000 or more service hours. None of the named executives have been granted extra years of credited service and it is our policy not to grant participants, including named executives, with extra years of credited service.

Pension Equalization/Benefit Restoration Plan

We have also adopted a Pension Equalization/Benefit Restoration Plan, which is designed to restore benefits which would be payable under the pension plan provisions but for the limits imposed by the Internal Revenue Code, to the levels calculated pursuant to the formulas contained in the pension plan provisions or for any monies deferred under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan. The Pension Equalization/Benefit Restoration Plan provides that Teledyne will pay to the participant, without requirement for participant contribution upon the participant’s retirement, a retirement benefit equal to the difference between the maximum life annuity to which the participant would be entitled under the qualified Pension Plan upon the participant’s retirement, ignoring any limitations imposed by the Internal Revenue Code and including any compensation deferred under the Executive Deferred Compensation Plan, and the life annuity which is actually paid to the participant under the qualified Pension Plan after giving effect to the limitations imposed by the Internal Revenue Code and excluding any compensation deferred under the Executive Deferred Compensation Plan. On December 31, 2014, the Pension Equalization/Benefit Restoration Plan was amended to freeze accruals under the plan effective February 28, 2015.

Employment Agreement with Dr. Mehrabian

The employment agreement with Dr. Mehrabian provides him with a non-qualified supplemental pension arrangement under which we will pay monthly cash payments to Dr. Mehrabian starting six months following his retirement and for a period of ten years, as supplemental payments to any accrued pension under our qualified Pension Plan and our Pension Equalization Plan, an amount equal to 50 percent of his base salary as in effect for 2018 (which was $995,000). Effective July 31, 2007, the number of years of credited service under this supplemental pension equalization plan reached the maximum number of ten years; as a result, no additional years of service will be credited under this plan.

The employment agreement further provides that Teledyne will pay to Dr. Mehrabian (or his designee in the event of death) any unpaid amounts under this non-qualified pension arrangement in a single lump sum payment within 60 days following the date of his death or disability. In addition, Dr. Mehrabian may request a payment under this non-qualified pension arrangement in the event of an unforeseeable emergency as such term is defined under Section 409A of the Internal Revenue Code.

74	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Nonqualified Deferred Compensation

The following table sets forth information about the participation of named executives in the Executive Deferred Compensation Plan in 2024. Dr. Mehrabian, Mr. VanWees and Dr. Roks do not participate in the Executive Deferred Compensation Plan.

Name	Executive Contributions in 2024 ($)(1)	Registrant Contributions in 2024 ($)	Aggregate Earnings (Losses) in 2024 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2024 ($)

Stephen F. Blackwood	—	—	$129,693	—	$2,033,096

George C. Bobb III	$244,916	—	$30,026	—	$937,934

(1)

The amounts in this column were reported as compensation to the named executive in the Summary Compensation Table for 2024 or in prior years, except for the amounts that represent earnings or losses under Executive Deferred Compensation Plan.

The Teledyne Executive Deferred Compensation plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available to all employees earning $100,000 or more per year for providing deferred compensation, and thus potential tax benefits, to these employees.

A participant in the Deferred Compensation Plan may elect to defer up to 100% of the participant’s salary and up to 100% of the participant’s AIP bonus for a calendar year. As participants defer funds into the Deferred Compensation Plan, premiums in the amount of the deferrals are deposited in life insurance contracts. Participants make deemed investment choices in funds underlying life insurance contracts. Upon retirement or termination, a participant receives the participant’s account balance. A participant can also receive benefits prior to retirement or termination by pre-selecting a distribution date that is no less than three calendar years after the end of the year for which the election is made. A participant may elect to receive an amount equal to 90% of the participant’s account balance prior to the participant’s payment eligibility date. A participant may change daily the investment designations. Deferral elections with respect to annual salaries are irrevocable, except that a participant may elect to increase, decrease or terminate the participant’s salary deferral earned during a calendar year by filing a new election on or before December 31 of the preceding calendar year. Deferral elections with respect to AIP bonuses are irrevocable and must be made each calendar year.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	75

Director Compensation

Directors who are also our employees do not receive any compensation for their services on our Board or its committees. In 2024, directors who are not also our employees (non-employee directors) were paid an annual cash retainer of $110,000 in two equal installments in January and July. In addition, non-employee directors each received restricted stock units valued at $170,000 ($210,000 starting in 2025). The restricted stock units generally vest one year following the date of grant and are settled in shares of common stock on the date of vesting unless a director has elected to defer settlement of the award until such director’s separation from Board service. The restricted stock units also vest upon a change in control or the director’s separation from Board service for any reason, other than for removal.

In 2024, the chair of the Audit Committee was paid an annual fee of $20,000 ($25,000 starting in 2025), the chair of the Personnel and Compensation Committee was paid an annual fee of $15,000 ($20,000 starting in 2025), the chair of the Nominating and Governance Committee was paid an annual fee of $12,500 ($15,000 starting in 2025) and our lead director was paid an annual fee of $30,000 ($40,000 starting in 2025). Our Nominating and Governance Committee reviews director compensation on an annual basis, which includes reviewing data on director compensation at peer companies provided by the Committee’s independent compensation consultant.

Under the terms of our stockholder-approved Amended and Restated 2014 Incentive Award Plan, our non-employee directors aggregate annual cash and equity compensation is limited to a maximum of $750,000 during any calendar year.

Under our stock ownership guidelines, each non-employee director is expected to own shares of Teledyne common stock equal in market value to at least five times the amount of the annual retainer ($550,000). A new director is expected to attain the minimum level of target ownership within a period of five years from the date he or she first becomes a director of the Company. Once achieved, the minimum level of stock ownership must be maintained for so long as the non-employee director retains their seat on the Board.

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Charles Crocker	$110,000	$170,000	—	—	—	—		$280,000

Kenneth C. Dahlberg	$110,000	$170,000	—	—	—	—		$280,000

Michelle A. Kumbier	$125,000	$170,000	—	—	—	—		$295,000

Simon M. Lorne	$130,000	$170,000	—	—	—	—		$300,000

Robert A. Malone	$110,000	$170,000	—	—	—	—		$280,000

Vincent J. Morales	$110,000	$170,000	—	—	—	—		$280,000

Jane C. Sherburne	$110,000	$170,000	—	—	—	—		$280,000

Denise R. Singleton	$110,000	$170,000	—	—	—	—		$280,000

Michael T. Smith	$152,500	$170,000	—	—	—	$12,375	(2)	$334,875

Wesley W. von Schack	$110,000	$170,000	—	—	—	—		$280,000

76	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Director Compensation (continued)

(1)

Each director received 468 restricted stock unit awards valued in the aggregate at $170,000 on April 24, 2024. For a discussion of the valuation of the restricted stock units granted to non-employee directors, please see Note 11 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K under the heading “Restricted Stock Award Program.”

(2)	Represents death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan.

The following table sets forth the aggregate number of restricted stock units (RSUs), including deferred RSUs, and phantom stock held by our directors as of December 29, 2024.

Name	Option Awards	RSU Awards	Phantom Stock Awards

Charles Crocker	—	1,036	451

Kenneth C. Dahlberg	—	468	—

Michelle A. Kumbier	—	1,713	—

Simon M. Lorne	—	2,912	1,049

Robert A. Malone	—	468	—

Vincent J. Morales	—	1,407	—

Jane C. Sherburne	—	1,551	—

Denise R. Singleton	—	1,746	—

Michael T. Smith	—	468	1,245

Wesley W. von Schack	—	2,648	—

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	77

Potential Payments Upon Termination or a

Change in Control

Change in Control Severance Agreements

Each of the currently employed named executives, as well as two other executives, is a party to a Change in Control Severance Agreement with the Company. The Agreements have a three-year, automatically renewing term. The executive is entitled to severance benefits if (1) there is a change in control of the Company and (2) within three months before or 24 months after the change in control, either we terminate the executive’s employment for reasons other than cause or the executive terminates employment for good reason. “Severance benefits” for the named executives currently consist of:

•

A cash payment equal to three times (in the case of Dr. Mehrabian) or two times (in the case of the other named executives) the sum of (i) the executive’s highest annual base salary within the year preceding the change in control and (ii) the Annual Incentive Plan bonus target for the year in which the change in control occurs or the average actual bonus payout for the three years immediately preceding the change in control, whichever is higher.

•

A cash payment for the current Annual Incentive Plan bonus cycle based on the fraction of the year worked times the Annual Incentive Plan target objectives at 100% (with payment of the prior year bonus if not yet paid).

•	Payment in cash for unpaid Performance Plan awards, assuming applicable goals are met at 120% of performance (100% in the case of Dr. Roks).
•

Continued equivalent health and welfare (e.g., medical, dental, vision, life insurance and disability) benefits at our expense for a period of up to 36 months in some agreements (including Dr. Mehrabian and Mr. VanWees) or 24 months in some agreements (including Dr. Roks, Mr. Blackwood and Mr. Bobb) after termination (with the executive bearing any portion of the cost the executive bore prior to the change in control); provided, however, such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer.

•	Removal of restrictions on performance-based restricted stock issued under our restricted stock award programs.
•

Full vesting under the Company’s pension plans (within legal parameters) such that the executive shall be entitled to receive the full accrued benefit under all such plans in effect as of the date of the change in control, without any actuarial reduction for early payment.

•

Reimbursement for actual professional outplacement services of up to $25,000 in some agreements (including Dr. Mehrabian and Mr. VanWees) and $15,000 in some agreements (including Dr. Roks, Mr. Blackwood and Mr. Bobb).

•	Immediate vesting of all stock options, with options being exercisable for the full remainder of the term.
•

In the event amounts under the agreements constitute an “excess parachute” payment as defined in Section 280G of the Internal Revenue Code, the executive will receive the better of, on an after-tax basis, (a) the unreduced excess parachute payment with no tax gross up payment, or (b) a parachute payment reduced to a level below which an excise tax is imposed.

For the purposes of the Change in Control Severance Agreement, a “change in control” will generally be deemed to occur if (1) the Company acquires actual knowledge that any person or group of persons acting together has acquired the beneficial ownership of securities of the Company entitling such person to 20% or more of the voting power of the Company, (2) a tender offer to acquire 20% or more of the voting power of the Company is completed, (3) a successful third party proxy solicitation is made relating to the election or removal of 50% or more of the members of the Board or any class of the Board, or (4) a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company occurs as a result of which the stockholders of the Company immediately prior to such transaction do not hold, immediately following such transaction, a majority of the voting power of the surviving, acquiring or resulting corporation.

78	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Potential Payments Upon Termination or a Change in Control (continued)

The paragraphs below explain the impact on our executive compensation programs for named executives of various change in control and termination scenarios other than a termination that would trigger the benefits under the Change in Control Severance Agreements.

Annual Incentive Plan

The following is a summary of the terms of awards under our Annual Incentive Plan related to the treatment of awards upon termination of employment:

If a participant’s employment is terminated before the end of a plan year for reason of death, disability, or normal or early retirement, the award will be calculated at the end of the plan year, based on their actual salary earned during the plan year, provided they were with the Company for at least six months during the plan year.

If a participant’s employment is terminated during the plan year for any other reason, no award will be paid for the plan year.

Stock Options

The following table summarizes the terms of awards under our incentive plans related to the treatment of stock options upon termination of employment or upon a change in control:

Change in Control or Termination Event	Treatment of Unvested Awards	Time to Exercise Vested Awards

Change in Control	Awards Fully Vest*	Remainder of Term*

Death	Awards Fully Vest	12 Months

Disability	Continued Vesting	Remainder of Term

Retirement	Forfeiture**	Remainder of Term

Other	Forfeiture**	30 Days**

*	Unless options are assumed or replaced by the successor company.

**

The Mehrabian Employment Agreement provides that, starting with option grants made in 2019, in the event of separation of service by Dr. Mehrabian for any reason other than death, outstanding stock options shall continue to vest and may be exercised for the remainder of the option term.

Performance Program

In the event of a change in control not followed by termination, or where a participant terminates employment because of retirement, death or disability, the participant’s Performance Plan participation will be pro-rated based on the number of full months of employment during the cycle, divided by 36. Awards for retired participants are paid at the same time as awards are paid to active participants. On a change in control not followed by termination, awards are paid 30 days following the change in control event. If a participant’s employment terminates for any other reason, the current cycle’s incentive and any prior cycle’s incentive will be forfeited unless deemed otherwise by the Personnel and Compensation Committee.

Restricted Stock Award Program

During the restricted period, performance-based restricted stock will be forfeited upon a participant’s termination of employment. However, if the participant dies, becomes disabled or retires prior to the expiration of the applicable performance cycle, the amount of the participant’s restricted stock that is not subject to forfeiture at the end of the performance cycle will be pro-rated for the portion of the performance cycle completed by the participant prior to his death, disability or retirement and that amount will become vested at the end of the performance cycle. In the event of a change in control, all restrictions applicable to the restricted stock award will terminate fully.

Potential Termination Payments

The following table sets forth the potential payments upon a change in control and termination following a change of control, retirement, resignation or termination or death or disability of the named executives as of

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	79

Potential Payments Upon Termination or a Change in Control (continued)

December 29, 2024, the last day of our 2024 fiscal year, assuming the change in control or termination event had taken place on December 29, 2024. The amounts shown include amounts earned through December 29, 2024, other than pension benefits, and are estimates of the amounts which would be paid out to the executives upon their termination following a termination event. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, and such amounts may be subject to re-negotiation at the time of actual termination. Estimated monthly pension benefits for named executives upon retirement or termination following a change in control are described at the end of this section. Any amounts paid following termination or a change in control may be delayed for up to six months to comply with provisions of Section 409A of the Internal Revenue Code.

Edwin Roks

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)		Death or Disability

Cash Severance	$3,960,000		—		—		—

Bonus Payment	$1,080,000	(2)	—		$769,800		$769,800

Value of Unvested Stock Options	$447,644	(3)	—	(4)	—		$447,644	(5)

Value of Unvested Restricted Stock	$1,914,518	(6)	$1,914,518	(6)	$955,927	(7)	$955,927	(7)

Value of Unpaid Performance Program Amounts	$1,410,000	(8)	$580,000	(9)	$358,460	(10)	$358,460	(10)

Welfare Benefit Values	$32,658		—		—		—

Outplacement	$15,000		—		—		—

Reduction to Avoid Excise Tax	—		—		—		—

Payments	$8,859,820		$2,494,518		$2,084,187		$2,531,831

Stephen F. Blackwood

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)		Death or Disability

Cash Severance	$1,872,000		—		—		—

Bonus Payment	$416,000	(2)	—		$317,300		$317,300

Value of Unvested Stock Options	$220,232	(3)	—	(4)	—		$220,232	(5)

Value of Unvested Restricted Stock	$857,078	(6)	$857,078	(6)	$465,057	(7)	$465,057	(7)

Value of Unpaid Performance Program Amounts	$1,192,000	(8)	$258,667	(9)	$156,408	10)	$156,408	(10)

Welfare Benefit Values	$44,568		—		—		—

Outplacement	$15,000		—		—		—

Reduction to Avoid Excise Tax	—		—		—		—

Payments	$4,616,878		$1,115,745		$938,765		$1,158,997

80	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Potential Payments Upon Termination or a Change in Control (continued)

Robert Mehrabian

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)		Death or Disability

Cash Severance	$8,250,000		—		—		—

Bonus Payment	$1,650,000	(2)	—		$1,176,100		$1,176,100

Value of Unvested Stock Options	$712,836	(3)	—	(4)	$712,836		$712,836	(5)

Value of Unvested Restricted Stock	$8,488,749	(6)	$8,488,749	(6)	$6,882,771	(7)	$6,882,771	(7)

Value of Unpaid Performance Program Amounts	$5,720,000	(8)	$1,540,000	(9)	$858,705	(10)	$858,705	(10)

Welfare Benefit Values	$46,977		—		—		—

Outplacement	$25,000		—		—		—

Reduction to Avoid Excise Tax	—		—		—		—

Payments	$24,893,562		$10,028,749		$9,630,411		$9,630,412

George C. Bobb III

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)	Death or Disability

Cash Severance	$2,560,000		—		—	—

Bonus Payment	$640,000	(2)	—		—	$584,200

Value of Unvested Stock Options	$645,611	(3)	—	(4)	—	$645,611	(5)

Value of Unvested Restricted Stock	$1,297,874	(6)	$1,297,874	(6)	—	$679,695	(7)

Value of Unpaid Performance Program Amounts	$1,904,000	(8)	$421,333	(9)	—	$252,788	(10)

Welfare Benefit Values	$44,568		—		—	—

Outplacement	$15,000		—		—	—

Reduction to Avoid Excise Tax	—		—		—	—

Payments	$7,107,053		$1,719,207		—	$2,162,294

Jason VanWees

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)	Death or Disability

Cash Severance	$2,300,000		—		—	—

Bonus Payment	$575,000	(2)	—		—	$438,600

Value of Unvested Stock Options	$337,025	(3)	—	(4)	—	$337,025	(5)

Value of Unvested Restricted Stock	$1,166,814	(6)	$1,166,814	(6)	—	$628,261	(7)

Value of Unpaid Performance Program Amounts	$1,631,500	(8)	$352,167	(9)	—	$213,399	(10)

Welfare Benefit Values	$28,659		—		—	—

Outplacement	$25,000		—		—	—

Reduction to Avoid Excise Tax	—		—		—	—

Payments	$6,063,998		$1,518,981		—	$1,617,285

(1)	Each of the named executives, except for Jason VanWees and George C. Bobb III, was retirement eligible on December 29, 2024.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	81

Potential Payments Upon Termination or a Change in Control (continued)

(2)	Represents the 2024 AIP award at target.

(3)

Represents the number of all unvested stock options as of December 29, 2024, multiplied by $471.44, the closing price of our common stock on December 27, 2024, the last trading day prior to our fiscal year end, less the aggregate exercise price of the unvested stock options.

(4)	Assumes that unvested stock options are assumed or replaced by acquirer or otherwise remain outstanding.

(5)

Represents the number of all unvested stock options as of December 29, 2024, multiplied by $471.44, the closing price of our common stock on December 27, 2024, less the aggregate exercise price of the unvested stock options. Option awards accelerate in full upon death and continue vesting following disability.

(6)

Represents the number of unvested shares of restricted stock and restricted stock units granted in 2022, 2023 and 2024 multiplied by $471.44, the closing price of our common stock on December 27, 2024.

(7)

Represents the present value of unvested restricted stock granted in 2022, 2023 and 2024 pro-rated for the portion of the performance period completed by the named executive prior to retirement, termination, death or disability. Assumes goals are met at 100% of performance targets. Actual payment of the stock award is not made until after the completion of the performance period. Shares are valued at $471.44, the closing price of our common stock on December 27, 2024.

(8)

Represents the cash payable under our 2023-2025 Performance Plan award and our 2024-2026 Performance Plan award, assuming applicable goals are met at the maximum (200%) performance target for all named executives other than Dr. Roks (for whom applicable goals are assumed met at 100% of performance target).

(9)

Represents the cash payable under our 2023-2025 Performance Plan award and 2024-2026 Performance Plan award, prorated for the portion of the performance cycle completed prior to the change-in-control, assuming applicable goals are met at target.

(10)

Represents the present value of cash payable under our 2023-2025 Performance Plan award and 2024-2026 Performance Plan award, prorated for the portion of the performance cycle completed prior to retirement or disability, as the case may be, assuming applicable goals are met at target. Actual payment of the Performance Plan amounts is made at the same time payment is made to active participants.

The following table sets forth each named executive’s monthly pension benefit under the Teledyne Technologies Incorporated Pension Plan, the Teledyne Technologies Incorporated Pension Plan for Defined Active Participants, and the Teledyne Benefit Restoration/Pension Equalization Plan assuming a change of control had taken place on December 29, 2024 and assuming each named executive had elected payment in the form of a single life annuity. The table shows the monthly payment the named executive would receive without a change in control and the additional amounts, if any, that result from a change in control. Mr. Blackwood, Dr. Roks and Mr. Bobb do not participate in Teledyne’s domestic pension plans.

	Teledyne Pension Plan Benefit as of 2024 Fiscal Year End	Additional Amounts Resulting from Change in Control	Benefit Restoration/ Pension Equalization Plan Benefit as of 2024 Fiscal Year End	Additional Amounts Resulting from Change in Control	Total Monthly Payment following a Change in Control as of 2024 Fiscal Year End

Robert Mehrabian(1) (2)	$16,418	—	$252,750	—	$269,168

Jason VanWees(3)	—	$8,110	—	$4,718	$12,828

(1)

In addition, the pension benefit payable to Dr. Mehrabian under the supplemental pension arrangement contained in his employment agreement following termination from employment at December 29, 2024 (for reason other than for cause) would be $40,613 for 10 years, payable monthly. This amount reflects previously paid FICA taxes.

(2)	The monthly payment shown for Dr. Mehrabian’s Teledyne Pension Plan Benefit reflects the actual pension benefit in payment since his commencement of benefits under this plan in Fiscal Year 2024.
(3)

Jason VanWees is currently under the earliest retirement age allowed under the Teledyne pension plans (55). His vested benefit payable at that age is $5,677 from the Qualified Active Pension Plan and $3,303 from the Pension Equalization Plan.

82	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Pay Versus Performance

As required by rules and regulations of the SEC, we are providing the following
information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance
philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “
Executive Compensation — Compensation Discussion and Analysis
.”

Year	Summary Compensation Table Total for first PEO 1	Summary Compensation Table Total for second PEO 1	Compensation Actually Paid to first PEO 2	Compensation Actually Paid to second PEO 2	Average Summary Compensation Table Total for Non-PEO NEOs 3	Average Compensation Actually Paid to Non-PEO NEOs 4	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) 7	Adjusted Income Before Taxes (millions) 8
							Total Stock- holder Return (TSR) 5	Peer Group Total Stock- holder Return 6
(a)	(b)(1)	(b)(2)	(c)(1)	(c)(2)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$4,000,215	n/a	$4,299,169	n/a	$3,684,204	$3,309,521	$136	$181	$819.2	$993.1
2023	$8,557,552	n/a	$6,739,816	n/a	$1,446,475	$1,465,578	$128	$153	$885.7	$995.8
2022	$8,397,536	n/a	$8,251,770	n/a	$1,977,431	$1,932,021	$115	$127	$788.6	$1,082.7
2021	$6,567,058	$2,604,456	$6,203,865	$3,299,139	$2,080,593	$2,300,967	$126	$136	$445.3	$1,049.4
2020	$4,699,584	n/a	$5,816,819	n/a	$3,499,689	$4,022,974	$113	$111	$401.9	$490.5

(1)
During 2021, both Dr. Mehrabian and Aldo Pichelli served as Teledyne’s Principal Executive Officer (PEO) for a portion of the year. Aldo Pichelli served as President and Chief Executive Officer in 2020 and in 2021 through October 14, 2021. Dr. Mehrabian served as Chairman, President and Chief Executive Officer beginning on October 15, 2021, and in 2022 and 2023. The dollar amounts reported in column (b)(1) for the first PEO are the amounts of total compensation reported for Dr. Roks (for 2024), Dr. Mehrabian (for 2023, 2022 and 2021) and for Mr. Pichelli (for 2020) in the “Total” column of the Summary Compensation Table. The dollar amounts reported in column (b)(2) for the second PEO are the amounts of total compensation reported for Mr. Pichelli for 2021 in the “Total” column of the Summary Compensation Table.

(2)
The dollar amounts reported in column (c)(1) represent the amount of “compensation actually paid” to the first PEO (Dr. Roks for 2024, Dr. Mehrabian for 2021-2023 and Mr. Pichelli for 2020), as computed in accordance with SEC rules. The dollar amounts reported in column (c)(2) represent the amount of “compensation actually paid” to the second PEO for 2021 (Mr. Pichelli), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO during the applicable year. The following adjustments were made to the PEO’s total compensation for each applicable year to determine the compensation actually paid in accordance with SEC rules:

First PEO:

Year	Reported Summary Compensation Table Total for first PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Reported Change in the Actuarial Present Value of Pension Benefits (c)	Pension Benefit Adjustments (d)	Compensation Actually Paid to first PEO
2024	$4,000,215	($2,063,322)	$2,362,276	—	—	$4,299,169
2023	$8,557,552	($1,572,503)	$2,304,920	($2,696,653)	$146,500	$6,739,816
2022	$8,397,536	($5,820,636)	$5,674,870	—	—	$8,251,770
2021	$6,567,058	($2,301,577)	$3,364,188	($1,425,804)	—	$6,203,865
2020	$4,699,584	($1,489,002)	$2,776,241	($ 170,004)	—	$5,816,819

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	83

Pay Versus Performance
(continued)

Second PEO:

Year	Reported Summary Compensation Table Total for second PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Reported Change in the Actuarial Present Value of Pension Benefits (c)	Pension Benefit Adjustments (d)	Compensation Actually Paid to second PEO
2021	$2,604,456	($704,002)	$1,398,685	—	—	$3,299,139

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following for the first PEO and the second PEO (for 2021): (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

First PEO:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$2,220,208	$ 76,276	—	$ 65,792	—	—	$2,362,276
2023	$1,710,362	$562,589	—	$ 31,969	—	—	$2,304,920
2022	$6,278,135	($207,102)	—	($396,163)	—	—	$5,674,870
2021	$2,421,651	$899,703	—	$ 42,834	—	—	$3,364,188
2020	$1,567,073	$807,308	—	$401,860	—	—	$ 2,776,241

84	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Pay Versus Performance
(continued)

Second PEO:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2021	$780,591	$570,060	—	$48,034	—	—	$1,398,685

(c)	The amounts included in this column are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.

(d)
The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Dr. Mehrabian or Mr. Pichelli during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. Neither Dr. Mehrabian nor Mr. Pichelli had any amounts deducted or added in calculating the pension benefit adjustments for years 2020-2022. For year 2023, a total of $146,500 in prior service cost was added for Dr. Mehrabian.

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Dr. Roks for 2024, Dr. Mehrabian (for 2023, 2022 and 2021) and Mr. Pichelli (for 2021 and 2020)) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Dr. Roks (for 2024), Dr. Mehrabian (for 2023, 2022 and 2021) and Mr. Pichelli (for 2021 and 2020)) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Mr. Blackwood, Dr. Mehrabian, Mr. Bobb and Mr. VanWees, (ii) for 2023, Susan L. Main, Mr. Blackwood, Mr. VanWees, Dr. Roks and Mr. Bobb; (iii) for 2022, Ms. Main, Mr. VanWees, Dr. Roks and Mr. Bobb; (iv) for 2021, Ms. Main, Mr. VanWees, Dr. Roks and Melanie S. Cibik; and (v) for 2020, Dr. Mehrabian, Ms. Main, Mr. VanWees and Miss Cibik.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Dr. Roks for 2024, Dr. Mehrabian (for 2023, 2022 and 2021) and Mr. Pichelli (for 2021 and 2020)), as computed in accordance with SEC rules and regulations. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group during the applicable year. In accordance with SEC rules and regulations, the following adjustments were made to average total compensation for such NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non- PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$3,684,204	($1,304,305)	$1,451,272	($601,399)	$79,749	$3,309,521
2023	$1,446,475	($ 232,536)	$ 272,510	($ 25,321)	$ 4,450	$1,465,578
2022	$1,977,431	($ 989,650)	$ 935,240	—	$ 9,000	$1,932,021
2021	$2,080,593	($ 967,197)	$1,174,938	($ 6,742)	$19,375	$2,300,967
2020	$3,499,689	($1,116,721)	$2,290,193	($668,874)	$18,687	$4,022,974

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	85

Pay Versus Performance
(continued)

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$1,403,505	$ 62,012	—	($ 14,245)	—	—	$1,451,272
2023	$252,922	$ 38,022	—	($ 18,434)	—	—	$ 272,510
2022	$1,141,976	($ 81,911)	—	($124,825)	—	—	$ 935,240
2021	$878,295	$327,660	—	($ 31,017)	—	—	$1,174,938
2020	$1,126,384	$730,462	—	$433,347	—	—	$2,290,193

(b)	The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

Year	Average Service Cost	Average Prior Service Cost	Total Average Pension Benefit Adjustments

2024	$ 6,562	$73,187	$79,749

2023	$ 4,450	—	$ 4,450

2022	$ 9,000	—	$ 9,000

2021	$19,375	—	$19,375

2020	$18,687	—	$18,687

(5)
Cumulative Total Stockholder Return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 1500 Industrials.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)
Adjusted Income Before Taxes is defined as net income before taxes adjusted for certain intercompany sales and certain one-time
events and tax items and, for AIP awards for fiscal years 2021 and 2022 only, acquired intangible asset amortization related to our acquisition of FLIR Systems, Inc. While the Company uses numerous financial and non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted Income Before Taxes is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

86	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Pay Versus Performance
(continued)

Financial Performance Measures
As described in greater detail in “
Executive Compensation – Compensation Discussion and Analysis
,” the Company’s executive compensation program reflects a
pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Adjusted Income Before Taxes

•	Adjusted Revenue

•	Revenue

•	Total Stockholder Return

•	Managed Working Capital as Percentage of Sales
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “
Executive Compensation — Compensation Discussion and Analysis
,” the Company’s executive compensation program reflects a
pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay versus Performance table. In accordance with the SEC’s rules and regulations, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	87

Pay Versus Performance
(continued)

Compensation Actually Paid and TSR
The following graph reflects the amount of compensation actually paid to Dr. Roks (for 2024), Dr. Mehrabian (for 2023, 2022 and 2021) and Mr. Pichelli (for 2021 and 2020), and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Dr. Roks for 2024, Dr. Mehrabian (for 2023, 2022 and 2021) and Mr. Pichelli (for 2021 and 2020)) compared with the Company’s and our peer group’s cumulative TSR over the three years presented in the table.

Compensation Actually Paid vs. Company and Peer Group TSR
Compensation Actually Paid
Cumulative TSR (Value of Initial $100 Investment)
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
$111
$113
$136
$126
$127
$115
$153
$128
$181
$136
2020
2021
2022
2023
2024
First PEO
Second PEO
Average for Non-PEO NEOs
Company TSR
S&P 1500 Industrials TSR

88	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Pay Versus Performance
(continued)

Compensation Actually Paid and Net Income
The following graph reflects the amount of compensation actually paid to Dr. Roks (for 2024), Dr. Mehrabian (for 2023, 2022 and 2021) and Mr. Pichelli (for 2021 and 2020), and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Dr. Roks (for 2024), Dr. Mehrabian (for 2023, 2022 and 2021) and Mr. Pichelli (for 2021 and 2020)) compared with the Company’s net income over the three years presented in the table.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Net Inocme ($ in Millions)
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
$402
$445
$789
$886
$819
2020
2021
2022
2023
2024
First PEO
Second PEO
Average for Non-PEO NEOs
Net Income

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	89

Pay Versus Performance
(continued)

Compensation Actually Paid and Adjusted Income Before Taxes
The following graph reflects the amount of compensation actually paid to Dr. Roks (for 2024), Dr. Mehrabian (for 2023, 2022 and 2021) and Mr. Pichelli (for 2021 and 2020), and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Dr. Roks (for 2024), Dr. Mehrabian (for 2023, 2022 and 2021) and Mr. Pichelli (for 2021 and 2020)) compared with the Company’s Adjusted Income Before Taxes over the three years presented in the table. While the Company uses numerous financial and non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted Income Before Taxes is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes Adjusted Income Before Taxes when setting goals in the Company’s AIP and Performance Plan, where in each case it is the most heavily weighted performance component.

90	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

2024 Median Employee to CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to calculate and disclose the ratio of the total annual compensation of the median employee as compared to the total annual compensation of our Chief Executive Officer. The ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described below.
We identified the median compensated employee using our employee population on the last day of our most recent fiscal year, December 29, 2024. In determining the median compensated employee, we used annual base pay, actual bonus paid, and overtime pay for the fiscal year ended December 29, 2024. We also annualized the compensation for permanent employees who were employed for less than the full fiscal year.
As of December 29, 2024, we had 14,625 employees globally, including 8,184 U.S. employees and 6,441 non-U.S. employees. This excludes approximately 271 employees from Valeport Holdings Limited and Adimec Holding BV, both of which were acquired by the Company during the fiscal year ended December 29, 2024. In determining the identity of our median employee, we also excluded 721 employees from the following countries, which in aggregate represents less than 5% of our workforce:

Spain	117	Hong Kong	9
Japan	60	Malaysia	9
India	68	Switzerland	7
Singapore	52	Mexico	6
Finland	47	Czech Republic	5
Italy	45	Thailand	3
Brazil	45	Saudi Arabia	2
Iceland	42	Ireland	2
United Arab Emirates	38	Turkey	2
Taiwan	38	Austria	2
Korea, Republic of	33	New Zealand	2
Australia	28	South Africa	2
Cyprus	21
Israel	20
After excluding the countries and employees described above, we determined the identity of our median employee from a population of 13,904 employees, including 8,184 U.S. employees and 5,720 non-U.S.-employees.
Our median compensated employee’s total annual compensation for 2024 as calculated using the methodology governing the Summary Compensation Table was $72,064. The total annual compensation of our Chief Executive Officer as reported in the Summary Compensation Table was $4,000,215. Therefore, the ratio of our median employee’s pay to the pay of our Chief Executive Officer is estimated to be 1:56.
SEC rules for identifying the median compensated employee permit companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Consequently, the pay ratios reported by other companies may not be comparable to the pay ratio reported by Teledyne.

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	91

Option Award Disclosure

The table below sets forth information on regarding options granted to our named executive officers in 2024 during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing material non-public
information and ending one business day after the filing or furnishing of such report. In 2024, there was one occasion where the grant date of options occurred one business day before the filing of such a report, which related to the announcement of our quarterly and annual earnings release for the fourth quarter of 2023 and fiscal year 2023. The table below also shows the percentage change in the closing market price of the securities underlying the option award between the trading day ending immediately prior to the disclosure of material non-public information and the trading day beginning immediately following the disclosure of material non-public information.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Share)	Grant Date fair value of the award	Percentage Change
Edwin Roks	1/23/24	6,314	$441.98	$1,080,010	(5%)
Stephen F. Blackwood	1/23/24	2,432	$441.98	$415,994	(5%)
Robert Mehrabian	1/23/24	6,431	$441.98	$1,100,023	(5%)
George C. Bobb III	1/23/24	3,742	$441.98	$640,069	(5%)
Jason VanWees	1/23/24	3,362	$441.98	$575,070	(5%)

92	TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement

Certain Transactions

Indemnification Agreements

The Company has entered into individual Indemnification Agreements with our directors and certain officers and executives of Teledyne, including all of the named executives. The Indemnification Agreements provide the directors and executives who are parties to the agreements with a stand-alone contractual right to indemnification and expense advancement to the greatest extent allowable under Delaware law. The agreements continue until the later of (i) 10 years after the indemnitee ceases to serve as a director or officer, and (ii) one year following the final termination of any proceeding subject to the agreement.

Policies and Procedures for Reviewing Related Party Transactions

Our Board has adopted a Related Party Transaction Policy that applies to executive officers, directors, family members of executive officers and directors, stockholders owning in excess of five percent of the Company’s stock, and affiliates of the foregoing. Under this policy, any related party transaction requires the approval or ratification of the Nominating and Governance Committee. Related party transactions in which the aggregate amount involved is expected to be less than $3 million in any fiscal year can also be approved by Chair of the Nominating and Governance Committee and transactions in which the aggregate amount involved is expected to be less than $1 million in any fiscal year can be approved by the Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company. The Policy defines a related party transaction as a transaction between the Company and any related party in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company or a subsidiary of the Company is a party or participant and (3) a related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

In determining whether to approve or ratify a related party transaction, the Nominating and Governance Committee may take into account, among other factors it deems appropriate, whether the related party transaction involves products or services of a nature, quantity or quality that are not readily available from alternative sources, whether the related party transaction is on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally, and the extent of the related party’s interest in the transaction. The Nominating and Governance Committee has determined that certain types of transactions, to the extent they constitute related party transactions, shall be deemed to be pre-approved or ratified. These transactions include executive and director compensation, a transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s stock, and any transaction with another company at which a related party is an executive officer or a beneficial owner of 10% or more of that company’s stock if the aggregate amount involved in any fiscal year does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues, and any charitable contribution, grant or endowment by the company to a charitable organization, foundation or university at which a related party’s only relationship is an employee or a director if the aggregate amount involved does not exceed the lesser of $100,000 or 2% of the charitable organization’s total annual receipts.

The full text of the Related Party Transaction Policy can be viewed on our website, www.teledyne.com under “Who We Are — Corporate Governance.”

Transactions with Related Persons

The spouse of Jason VanWees, our Vice Chairman, is an employee of the Company. For the fiscal year ended December 29, 2024, the total compensation of his spouse was $455,306. The compensation for his spouse was determined in accordance with our standard employment and compensation practices applicable to employees with similar responsibilities and positions. The compensation paid to Mr. VanWees’ spouse has been reviewed and ratified by the Personnel and Compensation Committee of the Board.

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Questions and Answers

About the Meeting and Voting

1.	Who is entitled to vote at the Annual Meeting?

If you were a holder of Teledyne common stock at the close of business on the Record Date of March 3, 2025, you are eligible to vote at the Annual Meeting. For each matter presented for vote, you have one vote for each share you own. As of March 3, 2025, there were 46,837,682 shares of common stock outstanding and eligible to vote.

2.	What is the difference between holding shares as a stockholder of record, a registered stockholder, and as a beneficial owner of shares?

Stockholder of Record or Registered Stockholder. If your shares of common stock are registered directly in your name with our transfer agent, Computershare, you are considered a “stockholder of record” or a “registered stockholder” of those shares.

Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm, or other similar organization, then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firm, or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm, or similar organization how to vote the shares held in your account.

3.	How do I vote if I am a stockholder of record?

By Telephone or Internet. All stockholders of record can vote by telephone within the U.S., U.S. territories, and Canada, by using the toll-free telephone number on the eProxy Notice or proxy card, or through the Internet, at the web address provided and by using the procedures and instructions described on the eProxy Notice or proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

By Written Proxy. All stockholders of record can also vote by written proxy card. If you are a stockholder of record and receive an eProxy Notice, you may request a written proxy card by following the instructions included in the eProxy Notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board.

At the Virtual Annual Meeting. All stockholders of record may vote by internet at the virtual Annual Meeting. See Question 6 below regarding how to attend virtually the Annual Meeting.

Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible. Your shares will be voted in accordance with your instructions.

4.	How do I vote if I am a beneficial owner of shares?

Your broker is not permitted to vote on your behalf on “non-routine” matters, unless you provide specific instructions by completing and returning the voting instruction card from your broker, bank, or other similar organization or by following the instructions provided to you for voting your shares via telephone or the Internet. For the Annual Meeting, only the ratification of the selection of Deloitte & Touche LLP as our independent auditor for 2025 (Item 2) is considered to be a routine matter. For your vote to be counted with respect to non-routine matters (Items 1, 3, 4 and 5), you will need to communicate your voting decisions to your broker, bank, or other similar organization before the date of the Annual Meeting. If you wish to vote your shares at the virtual Annual Meeting, you must obtain a “legal proxy” from the broker, bank, or similar organization and register it with Computershare prior to the virtual Annual Meeting.

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Questions and Answers About the Meeting and Voting (continued)

5.	How do I vote if I participate in the 401(k) Plan?

If you hold common stock in the Teledyne Technologies Incorporated 401(k) Plan, you must provide the trustee of the employee savings plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail or submitting them by telephone or electronically using the Internet. You cannot vote your shares yourself at the virtual Annual Meeting; the trustee is the only one who can vote your shares. The trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m. (Eastern Time), on April 18, 2025.

6.	How do I attend the Annual Meeting?

Only holders of Teledyne common stock as of the close of business on the Record Date of March 3, 2025, or their authorized representatives by proxy may attend virtually the Annual Meeting.

Stockholder of Record or Stockholder in 401(k) Plan. If you are a stockholder of record (meaning, your shares of common stock are registered directly in your name with our transfer agent, Computershare) or you are a participant in the Teledyne Technologies Incorporated 401(k) Plan and wish to attend the Annual Meeting, you can attend the meeting by accessing https://meetnow.global/MWVQNXS and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received.

Beneficial Owner of Shares. If you were a beneficial holder of record of common stock of Teledyne as of the Record Date (i.e., you hold your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to virtually attend the Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of Teledyne common stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on April 18, 2025. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to https://meetnow.global/MWVQNXS and enter your control number.

Please note that the Annual Meeting will begin promptly at 9:15 a.m. Pacific Time.

7.	What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call Local 1-888-724-2416 or International +1 781-575-2748.

8.	Why did I receive more than one notice, proxy card, or voting information form?

If you received more than one eProxy Notice, proxy card or voting instruction form, you own shares registered in different names or own shares held in more than one account. To ensure that all shares are voted, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and voting instruction forms. If you would like to consolidate your accounts, please contact our transfer agent, Computershare, at (888) 540-9867 for assistance. If you hold your shares through a bank, broker or other nominee, you should contact them directly and request consolidation.

9.	Can I change my vote?

Yes. There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the Annual Meeting (please note that, in order to be counted, the revocation or

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Questions and Answers About the Meeting and Voting (continued)

change must be received by 11:59 p.m. Eastern Time on April 22, 2025 if voting by telephone, or by 11:59 p.m. Eastern Time on April 18, 2025 in the case of instructions to the trustee of the Teledyne Technologies Incorporated 401(k) Plan):

•	Vote again by telephone or at the Internet website.

•	Transmit a revised proxy card or voting instruction form that is dated later than the prior one.

•	Stockholders of record may vote at the virtual Annual Meeting.

•	Stockholders of record may notify the Corporate Secretary in writing that a prior proxy is revoked.

•	401(k) Plan participants may notify the plan trustee in writing that prior voting instructions are revoked.

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone, or the Internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand. Your attendance at the virtual Annual Meeting will not automatically revoke your proxy unless you vote at the Annual Meeting or specifically request in writing that your prior proxy be revoked

10.	What is a Broker Non-Vote?

A “broker non-vote” occurs when a broker submits a proxy for a matter but does not have the authority to vote because the beneficial owner did not provide voting instructions on such matter. Under NYSE rules, the proposal to ratify the appointment of independent auditor (Item 2) is considered a “discretionary” or “routine” item. This means that brokerage firms may vote on such item in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, all of the other proposals set forth in this Proxy Statement are “non-discretionary” or “non-routine” items; brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals. For Item 4 a broker non-vote will have the effect of an “Against” vote.

11.	What constitutes a “quorum” for the meeting?

A quorum is a majority of the outstanding shares that are entitled to vote as of the Record Date present at the meeting or represented by proxy. A quorum is necessary to conduct business at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you have properly voted by proxy. Abstentions and broker non-votes count as present at the meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum.

12.	What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on March 3, 2025, the Record Date for the meeting, the Company had 46,837,682 outstanding shares of common stock eligible to vote. Each share of common stock outstanding and eligible to vote on the Record Date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

The Company is incorporated in the State of Delaware and its shares are listed on the NYSE. As a result, the DGCL and the NYSE listing standards govern the voting standards applicable to actions taken by our stockholders.

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Questions and Answers About the Meeting and Voting (continued)

A description of the voting requirements and related effect of abstentions and broker non-votes on each item is as follows:

	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions and Broker Non-Votes

Item 1 – Election of three Class II Directors to Serve for a Two-Year Term Expiring at the 2027 Annual Meeting	“For,” “Against,” or “Abstain” on each nominee	“FOR” each nominee	Majority of votes cast for such nominee	None

Item 2 – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Auditor for 2025	“For,” “Against,” or “Abstain”	“FOR”	Majority of votes cast	None

Item 3 – Non-Binding Advisory Vote to Approve Resolution on 2024 Named Executive Officer Compensation	“For,” “Against,” or “Abstain”	“FOR”	Majority of votes cast	None

Item 4 – Approval of Amendments to the Company’s Restated Certificate of Incorporation to Adopt Majority Voting Provisions	“For,” “Against,” or “Abstain”	“FOR”	75% of shares outstanding	Abstentions and Broker Non- Votes have the effect of a vote “Against.”

Item 5 – Stockholder Proposal to Support Shareholder Ability to Call for a Special Shareholder Meeting	“For,” “Against,” or “Abstain”	“AGAINST”	Majority of votes cast	None

13.	Who pays for the solicitation of proxies?

Our Board is soliciting your vote. Our directors, officers or other employees may solicit proxies on behalf of the Board by mail, the Internet, in person, by electronic delivery, telephone, facsimile or other medium.

We pay the cost of preparing, assembling and mailing this proxy-soliciting material and soliciting proxies. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial stockholders whose stock is registered in the nominee’s name.

We have engaged Georgeson, Inc., to help solicit proxies at a cost of $9,500, plus expenses. Our employees may solicit proxies for no additional compensation.

14.	Can other business in addition to the items listed on the agenda be transacted at the meeting?

The Company knows of no other business to be presented for consideration at the Annual Meeting other than the items indicated in the eProxy Notice. If other matters are properly presented at the Annual Meeting, the persons designated as authorized proxies on your proxy card may vote on such matters in their discretion. In addition, the persons designated as authorized proxies on your proxy card may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.

15.	When will the Company announce the voting results?

We will announce the preliminary voting results at the Annual Meeting. The Company will report the final results on our website and in a Current Report on Form 8-K filed with the SEC, within four business days of the Annual Meeting.

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Questions and Answers About the Meeting and Voting (continued)

16.	Is there a list of stockholders entitled to vote at the Annual Meeting?

Yes. A list of stockholders entitled to vote will be available during business hours for a 10-day period ending on the day before the meeting date at the Company’s executive offices, 1049 Camino Dos Rios, Thousand Oaks, California 91360, for examination by any stockholder for any legally valid purpose. The list also will be available to stockholders for any such purpose on the virtual Annual Meeting website.

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Other Information

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K, without exhibits, can be obtained without charge from the Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, at Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360, or telephone (805) 373-4545. You also may view a copy of the Form 10-K electronically by accessing our website www.teledyne.com. Additionally, in accordance with rules issued by the SEC, you may access our 2024 Annual Report at www.envisionreports.com/tdy.

2026 Annual Meeting and Stockholder Proposals

Under Rule 14a-8 of the SEC, proposals of stockholders intended to be presented at the 2026 Annual Meeting of Stockholders must be received no later than November 14, 2025, for inclusion in the Proxy Statement and proxy card for that meeting. In addition, our Restated Certificate of Incorporation provides that for nominations or other business to be properly brought before an Annual Meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to the Secretary not less than 75 days and not more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting which, in the case of the 2026 Annual Meeting of Stockholders, would be no earlier than January 23, 2026 and no later than February 7, 2026. If, however, the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, to be timely, notice by the stockholder must be so delivered not earlier than the 90th day prior to such Annual Meeting and not later than the later of the 60th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Restated Certificate of Incorporation also requires that such notice contain certain additional information. Copies of the Restated Certificate of Incorporation can be obtained without charge from the Executive Vice President, General Counsel, Chief Compliance Officer and Secretary. To comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 22, 2026. We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2026 Annual Meeting.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker or direct your written request to Melanie S. Cibik, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360, or call (805) 373-4545. Any stockholder who currently receives multiple copies of the Proxy Statement at such stockholder’s address and would like to request “householding” of any communications should contact such stockholder’s broker.

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Other Information (continued)

Stockholders of record may also request to begin or to discontinue householding in the future by contacting our transfer agent, Computershare, at 1-888-540-9867 (in the U.S. and Canada), 1-201-680-6578 (all other locations), by mail to Computershare Investor Services, P.O. Box 43006, Providence, RI, 02940-3006 or through the Computershare website, www.computershare.com. Stockholders owning their shares through a bank, broker, or other nominee may request to begin or to discontinue householding by contacting their bank, broker or other nominee or by calling 1-866-540-7095.

Electronic Access to Proxy Materials and Annual Report

Stockholders can elect to view future Proxy Statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save us the cost of producing and mailing these documents. You will be responsible for any costs normally associated with electronic access, such as usage and telephonic charges.

Registered stockholders who have access to the Internet and agree to receive future annual reports and other proxy materials by accessing our web site (www.teledyne.com) should provide their valid email addresses to our transfer agent, Computershare, at the agent’s website www.computershare.com/investor. If you hold your common stock in nominee name (such as through a broker), check the information provided by your nominee for instructions on how to elect to view future Proxy Statements and annual reports over the Internet. Stockholders who choose to view future Proxy Statements and annual reports over the Internet will receive instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings. Additionally, in accordance with rules issued by the SEC, you may access our 2024 Annual Report and this Proxy Statement at www.envisionreports.com/tdy.

If you enroll to view our future annual report and Proxy Statement electronically and vote your proxy over the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, registered stockholders should access www.computershare.com/investor and follow the instructions to cancel your enrollment. If you hold your stock in nominee name, check the information provided by your nominee holder for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or Proxy Statement, please write to Melanie S. Cibik, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360.

By Order of the Board of Directors,

Melanie S. Cibik

Executive Vice President, General Counsel, Chief Compliance Officer

and Secretary

March 14, 2025

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Annex A

Proposed Amendments to the Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

TELEDYNE TECHNOLOGIES INCORPORATED

Teledyne Technologies Incorporated (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:That the Board of Directors of Teledyne Technologies Incorporated adopted the following resolutions setting forth four proposed amendments of the Restated Certificate of Incorporation of said corporation, declaring said amendments to be advisable and directing that said amendments be considered at the 2025 Annual Meeting of Stockholders of said corporation held on [ 🌑 ], 2025. The resolutions setting forth the proposed amendments are as follows:

RESOLVED: that subject to approval by the stockholders, the existing Article FIVE of the Charter be amended and restated, in its entirety, as set forth below:

“FIVE: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.

The Board of Directors may adopt, amend or repeal the Bylaws of the Corporation. The stockholders of the Corporation may not adopt, amend or repeal the Bylaws of the Corporation other than by the affirmative vote of a majority of the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Board of Directors of the Corporation, voting together as a single class.

C.	The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.”

RESOLVED: that subject to approval by the stockholders, the existing Article TEN of the Charter be amended and restated, in its entirety, as set forth below:

“TEN: (A) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by the affirmative vote of a majority of the whole Board of Directors. Each director serving as a director immediately following the 2024 Annual Meeting of Stockholders, unless he or she may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall hold office until the expiration of the term for which he or she has been elected, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. At the 2024 Annual Meeting of Stockholders, the successors to the class of directors whose terms expire at that meeting shall be elected for a three-year term expiring at the 2027 Annual Meeting of Stockholders. At the 2025 Annual Meeting of Stockholders, the successors to the class of directors whose

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Annex A (continued)

terms expire at that meeting shall be elected for a two-year term expiring at the 2027 Annual Meeting of Stockholders. At the 2026 Annual Meeting of Stockholders, the successors to the class of directors whose terms expire at that meeting shall be elected for a one-year term expiring at the 2027 Annual Meeting of Stockholders. At the 2027 Annual Meeting of Stockholders, and at each meeting of stockholders thereafter, each director shall be elected for a one-year term expiring at the next Annual Meeting of Stockholders. Each director shall hold office until the expiration of the term for which he or she is elected, and until his or her successor shall have been elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office.

(B) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors:

(a) In case of any increase in the number of directors, the additional director or directors, and in case of any vacancy in the Board of Directors due to death, resignation, removal, disqualification or any other reason, the successors to fill the vacancies, shall be elected only by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director and not by the stockholders, unless otherwise provided by law or by resolution adopted by a majority of the whole Board of Directors.

(b) Directors appointed in the manner provided in paragraph (a) to newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or any other cause shall hold office for a term expiring at the next annual meeting of stockholders at which their term expires.

(c) No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(C) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of a majority of the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Board of Directors of the Corporation, voting together as a single class.”

RESOLVED: that subject to approval by the stockholders, the existing Article TWELVE of the Charter be amended and restated, in its entirety, as set forth below:

“TWELVE: In addition to the requirements of (i) law and (ii) the other provisions of this Restated Certificate of Incorporation, the affirmative vote of a majority of the combined voting power of all outstanding voting securities of the Corporation entitled to vote on the matter, voting together as a single class, shall be required for the adoption or authorization of a Fundamental Change.

As used in this Article TWELVE, “Fundamental Change” shall mean (1) any merger or consolidation of the Corporation with or into any other corporation, (2) any sale, lease, exchange, transfer or other disposition, but excluding a mortgage or any other security device, of all or substantially all of the assets of the Corporation, (3) any merger or consolidation of a Significant Shareholder with or into the Corporation or a direct or indirect subsidiary of the Corporation, (4) any sale, lease, exchange, transfer or other disposition to the Corporation or to a direct or indirect subsidiary of the Corporation of any Common Stock of the Corporation held by a Significant Shareholder or any other assets of a Significant Shareholder which, if included with all other dispositions consummated during the same fiscal year of the Corporation by the same Significant Shareholder, would result in dispositions of assets having an aggregate fair value in excess of five percent of the total consolidated assets of the Corporation as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition, (5) any reclassification of Common Stock of the Corporation, or any recapitalization involving Common Stock of the Corporation, consummated within five years after a Significant Shareholder becomes a

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Annex A (continued)

Significant Shareholder, whereby the number of outstanding shares of Common Stock is reduced or any of such shares are converted into or exchanged for cash or other securities, (6) any dissolution and (7) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Fundamental Change but, notwithstanding anything to the contrary herein, Fundamental Change shall not include any merger pursuant to the Delaware General Corporation Law, as amended from time to time, which does not require a vote of the Corporation’s stockholders for approval.

As used in this Article TWELVE, “Significant Shareholder” shall mean any person who or which beneficially owns a number of shares of Common Stock of the Corporation, whether or not such number includes shares not then outstanding or entitled to vote, which exceeds a number equal to fifteen percent of the outstanding shares of Common Stock of the Corporation entitled to vote, any and all affiliates of such person and any and all associates and family members of such person or any such affiliate.”

RESOLVED: that subject to approval by the stockholders, the existing Article THIRTEEN of the Charter be amended and restated, in its entirety, as set forth below:

“THIRTEEN: Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Voting Stock required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the combined voting power of all outstanding voting securities of the Corporation entitled to vote on the matter, voting together as a single class, shall be required to alter, amend, supplement or repeal, or to adopt any provision inconsistent with the purpose or intent of, paragraph B of Article FIVE and Articles SEVEN, NINE, TEN, ELEVEN, TWELVE or THIRTEEN; provided, however, that no amendment of Article TWELVE shall apply to any person who is a Significant Shareholder at the time of the adoption of such amendment.”

SECOND: That thereafter, pursuant to the direction of the Board of Directors of the Corporation, the Annual Meeting of the stockholders of said Corporation was duly called and held, at which meeting the necessary number of shares, as required by statute, were voted in favor of each of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware, as amended.

IN WITNESS WHEREOF, said TELEDYNE TECHNOLOGIES INCORPORATED. has caused this Certificate of Amendment to be executed on its behalf on this [ 🌑 ], 2025.

TELEDYNE TECHNOLOGIES INCORPORATED

By:
Name:
Title:

TELEDYNE TECHNOLOGIES INCORPORATED | 2025 Proxy Statement	103

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/tdy or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/tdy 2025 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4 and AGAINST Proposal 5. 1. Election of directors: For Against Abstain For Against Abstain For Against Abstain 01—Robert Mehrabian 02—Jane C. Sherburne 03—Michael T. Smith 2. Ratification of the appointment of Deloitte & Touche LLP as the For Against Abstain 3. Approval of a non-binding advisory resolution on the Company’s For Against Abstain Company’s independent registered public accounting firm for 2024 executive compensation (“say on pay”) fiscal year 2025 4. Approval of amendments to the Company’s Restated Certificate For Against Abstain 5. Approval of a stockholder proposal to support shareholder For Against Abstain of Incorporation to adopt majority voting provisions ability to call for a special shareholder meeting NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 PCF 043GBB

The 2025 Annual Meeting of Stockholders of Teledyne Technologies Incorporated will be held on April 23, 2025 at 9:15 A.M. Pacific Time, virtually via the internet at https://meetnow.global/MWVQNXS. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2024 Annual Report to Stockholders are available at: www.envisionreports.com/tdy Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/tdy qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy—Teledyne Technologies Incorporated Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — April 23, 2025 The undersigned hereby appoints Stephen F. Blackwood, Melanie S. Cibik, S. Paul Sassalos and each of them, proxies and attorneys-in-fact, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated to be held on April 23, 2025, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned, and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said proxies and attorneys-in-fact are instructed to vote as follows: Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3 and 4 and AGAINST item 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4 and AGAINST Proposal 5. 1. Election of directors: For Against Abstain For Against Abstain For Against Abstain 01—Robert Mehrabian 02—Jane C. Sherburne 03—Michael T. Smith 2. Ratification of the appointment of Deloitte & Touche LLP as the For Against Abstain 3. Approval of a non-binding advisory resolution on the Company’s For Against Abstain Company’s independent registered public accounting firm for 2024 executive compensation (“say on pay”) fiscal year 2025 4. Approval of amendments to the Company’s Restated Certificate For Against Abstain 5. Approval of a stockholder proposal to support shareholder For Against Abstain of Incorporation to adopt majority voting provisions ability to call for a special shareholder meeting NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 UPX 043GCB

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2024 Annual Report to Stockholders are available at: www.edocumentview.com/tdy qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy—Teledyne Technologies Incorporated Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — April 23, 2025 The undersigned hereby appoints Stephen F. Blackwood, Melanie S. Cibik, S. Paul Sassalos and each of them, proxies and attorneys-in-fact, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated to be held on April 23, 2025, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned, and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said proxies and attorneys-in-fact are instructed to vote as follows: Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3 and 4 and AGAINST item 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. (Items to be voted appear on reverse side)

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m. Eastern Time on April 18, 2025 Online Go to www.envisionreports.com/tdy or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4 and AGAINST Proposal 5. 1. Election of directors: For Against Abstain For Against Abstain For Against Abstain 01—Robert Mehrabian 02—Jane C. Sherburne 03—Michael T. Smith 2. Ratification of the appointment of Deloitte & Touche LLP as the For Against Abstain 3. Approval of a non-binding advisory resolution on the Company’s For Against Abstain Company’s independent registered public accounting firm for 2024 executive compensation (“say on pay”) fiscal year 2025 4. Approval of amendments to the Company’s Restated Certificate For Against Abstain 5. Approval of a stockholder proposal to support shareholder For Against Abstain of Incorporation to adopt majority voting provisions ability to call for a special shareholder meeting NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 PCF 043GEB

TELEDYNE TECHNOLOGIES INCORPORATED 401(k) PLAN As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of Teledyne Technologies Incorporated Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements. You may vote by telephone, by Internet or by completing, signing and returning the voting instruction card (below). A postage-paid return envelope is enclosed. The Trustee must receive your voting instructions by April 18, 2025. If the Trustee does not receive your instructions by April 18, 2025, your shares will not be voted. You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-plan shares must be voted separately from your Plan shares. The 2025 Annual Meeting of Stockholders of Teledyne Technologies Incorporated will be held on April 23, 2025 at 9:15 A.M. Pacific Time, virtually via the internet at https://meetnow.global/MWVQNXS. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2024 Annual Report to Stockholders are available at: www.envisionreports.com/tdy qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy—Teledyne Technologies Incorporated VOTING INSTRUCTION CARD FOR 2025 ANNUAL MEETING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELEDYNE TECHNOLOGIES INCORPORATED TELEDYNE TECHNOLOGIES INCORPORATED 401(k) PLAN The undersigned hereby directs the Trustee of the above Plan to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plan at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated on April 23, 2025, and at any adjournments thereof, upon the matters set forth on the reverse of this card and, in its discretion, upon such other matters as may properly come before the meeting. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3 and 4 and AGAINST item 5. PLAN PARTICIPANTS MAY VOTE BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. ALTERNATIVELY, PARTICIPANTS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.